AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY'S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY 28, 2025

Cytonics Corporation

658 West Indiantown Road, Suite 214, Jupiter, FL 33458

(443) 827-8135

www.cytonics.com

UP TO 8,000,000 SHARES OF COMMON STOCK

CONSISTING OF 6,666,667 SHARES ISSUED FOR CASH CONSIDERATION AND 1,333,333 ISSUED AS BONUS SHARES

Investors in this offering will grant an irrevocable voting proxy to the company’s President that will limit their ability to vote their shares of Common Stock purchased in this offering until the occurrence of certain events specified in the proxy, none of which may ever occur.

See “Securities Being Offered” for additional information.

Minimum Purchase per Investor: 167 shares of Common Stock ($500)

	Price to Public	Underwriting discount and commissions(2)	Proceeds to issuer before expenses(5)
Price Per share	$3.00	$0.12		$2.88
Start Engine processing fee per share(3)	$0.105	$-		$-
Price per share plus processing fee	$3.105	$-		$-
Total Minimum with processing fee	$518.50	$17.50	$
Total Maximum with processing fee(4)	$24,700,001	$800,000		$19,200,000

(1)

The Company is offering up to 8,000,000 shares of Common Stock consisting of 6,666,667 shares to be sold for cash, plus up to 1,333,333 additional shares of Common Stock eligible to be issued as bonus shares (the “Bonus Shares”) to investors. No additional consideration will be received by the Company for the issuance of Bonus Shares and the Company will absorb the cost of the issuance of the Bonus Shares. If eligible for Bonus Shares, investors will receive the greater amount of Bonus Shares for which they are eligible and are not cumulative even if investors would qualify for multiple eligibility categories for receipt of Bonus Shares. See “Plan of Distribution” for further details.

(2)

The Company has engaged StartEngine Primary, LLC (“StartEngine Primary”) to act as an underwriter of this offering as set forth in “Plan of Distribution” and its affiliate StartEngine Crowdfunding, Inc. to perform administrative and technology-related functions in connection with this offering. The Company will pay a cash commission of 4.0% to StartEngine Primary on sales of the Common Stock. In addition, the Company will pay a $20,000 advance fee for reasonable accountable out of pocket expenses actually anticipated to be incurred by StartEngine Primary. Any unused portion of this fee not actually incurred by StartEngine Primary will be returned to the Company. FINRA fees will be paid by the Company. This does not include processing fees paid directly to StartEngine Primary by investors. See “Plan of Distribution” on page 27 for details of compensation payable to third parties in connection with the offering.

(3)

Investors will be required to pay directly to StartEngine Primary a processing fee equal to 3.5% of the investment amount at the time of the investors’ subscription (excluding Bonus Shares). This fee will be refunded in the event the Company does not raise the minimum amount of $517.50, comprised of the minimum gross proceeds to the Company of $500 and the 3.5% processing fee, (the “Minimum Target Amount”) in this offering.

See “Plan of Distribution” for additional discussion of this processing fee. Assuming the offering is fully subscribed (excluding Bonus Shares), investors would pay StartEngine Primary total processing fees of $700,000. This amount is included in the Total Maximum offering amount since it counts towards the rolling 12-month maximum offering amount that the Company is permitted to raise under Regulation A. However, it is not included in the gross proceeds received by the Company.

(4)	The columns “Total Maximum with processing fee—Price to Public” and “Total Maximum with processing fee—Proceeds to issuer before expenses” include $4,000,000, the value of the Bonus Shares (assuming the maximum number of Bonus Shares are issued in this Offering) and the processing fee paid by investors; provided, however, the Company shall not receive such amounts because investors are not paying the purchase price for such Bonus Shares and are paying the processing fee directly to StartEngine Primary. This full amount of $24,700,001 is the total amount the Company is offering towards its annual $75 million offering cap under Rule 251(a)(2).

(5)	The total for “Proceeds to Issuer Before Expenses” excludes the value of the processing fee and value of the Bonus Shares, as those will not result in additional proceeds to the Company.

The Company expects that the amount of expenses of the offering that it will pay, including commissions, credit card fees, fixed professional expenses, and future marketing expenses, will be approximately $4,500,000, not including state filing fees.

Bonus Shares are available to investors based on the criteria discussed below under “Plan of Distribution.” Investors will pay full price for their securities, and if eligible may receive Bonus Shares equal to an amount that is 5% to 20% of the number of shares purchased. Those investors not eligible for the maximum value of Bonus Shares will experience additional dilution compared to investors receiving 20% Bonus Shares.

The offering will terminate at the earlier of: (i) the date at which the maximum offering amount has been sold (ii) the date at which the offering is earlier terminated by the Company in its sole discretion or (iii) the date that is three years from [_______] the date in which this offering being qualified by the United States Securities and Exchange Commission (the “Commission”). The Company has engaged The Bryn Mawr Trust Company as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors. In the event the Company reaches its Minimum Target Amount, the Escrow Agent may hold a series of closings on a rolling basis at which the Company will receive the funds from the escrow agent and issue the shares to investors. If the Minimum Target Amount is not reached by [_____________], all funds tendered by investors will be promptly returned to investors in this offering. The Company may undertake one or more closings on a rolling basis once the Minimum Target Amount is sold. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of the offering, the Company expects to hold closings on at least a monthly basis.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 8.

Sales of these securities will commence on approximately [__________].

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that the Company becomes a reporting Company under the Securities Exchange Act of 1934, the Company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

In this Offering Circular, the term “Cytonics Corporation” “Cytonics”, “we”, “us”, “our” or “the Company” refers to Cytonics Corporation and its subsidiary Cytonics Australia Pty LTD (“Cytonics Australia”).

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Implications of Being an Emerging Growth Company

The Company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because it is not registering its securities under the Exchange Act. Rather, it will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to the Company’s business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

•	semi-annual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and
•	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which this offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the Company may immediately suspend the Company’s ongoing reporting obligations under Regulation A.

If and when the Company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company it:

•	will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);
•	will not be required to obtain a non-binding advisory vote from its shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The Company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The Company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the Company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after the Company’s initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time should it no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the Company would cease to be an “emerging growth company” if the Company has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issues more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to the Company due to the fact that it may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

OFFERING CIRCULAR SUMMARY

This Offering Circular Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the Company’s Common Stock, you should carefully read this entire Offering Circular, including the Company’s financial statements and related notes. You should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Unless otherwise provided herein, all historical information in this Offering Circular has been adjusted to reflect the 2-for-1 forward stock split of our common stock that was effective February 16, 2018.

The Company

Cytonics Corporation (the “Company”) is a research and development Company that develops therapies and diagnostics for back and joint pain, which it then licenses to unrelated third parties. The Company was incorporated in the State of Florida under the name Gamma Spine, Inc. on July 19, 2006 and was renamed Cytonics Corporation on April 17, 2007.

Cytonics is seeking to revolutionize osteoarthritis (OA) care. Initially, we aimed to captivate the regenerative medicine industry with the development of our breakthrough FACT™ diagnostic test for OA, which detects a biomarker that correlates with degree of cartilage damage from samples of patient joint fluid. This test allows for early detection and accurate diagnoses of OA.  Licensed to Synthes (later acquired by Johnson & Johnson) in 2011, we believe this diagnostic paved the way for more personalized medicine and improved treatment plans.

The discovery of this biomarker led to the development of our flagship OA treatment: the Autologous Protease Inhibitor Concentrate (APIC™) therapy, which selectively concentrates a therapeutic protein called Alpha-2-Macroglobulin (“A2M”) from patients’ own blood for direct injection into their arthritic joints. APIC™ has successfully treated over 10,000 patients to date.

Currently, we are focusing our attention on CYT-108, our genetically engineered A2M variant. We believe that this tool has the potential to be  more effective than APIC™. If approved by the FDA, CYT-108 may be one of the first  “disease modifying” pharmaceuticals for OA. With CYT-108, we're not just looking to treat symptoms, we're aiming to reverse the root molecular cause of osteoarthritis, restoring joint health and quality of life.

CYT-108 is currently in a first-in-human Phase 1, a 22 patient study being conducted in Australia. The primary endpoint is safety, and secondary endpoints include patient reported outcomes of pain and mobility, and a biomarker measurement of cartilage damage. All patients have been dosed and the drug appears to be well-tolerated with no adverse events reported as of February 11, 2025. We expect the Phase 1 clinical study report to be finalized in Q3 2025. Following conclusion of the trial, we expect to submit an Investigational New Drug application to the FDA in Q4 2025. There is no guarantee that we will be able to achieve these dates for conclusion of the Phase 1 clinical study and submission of the Investigational New Drug application. Before commercialization, we must complete the following steps:

Phase 2 Clinical Trials

•	Conduct trials in a larger patient population (100-500) to further assess safety and determine efficacy.
•	Optimize dosing regimens.
•	Collect statistical data on the drug's effectiveness and potential side effects.
•	Ensure compliance with FDA Good Clinical Practice (GCP) regulations.

Phase 3 Clinical Trials

•	Expand study to a broader patient group (1,000+ individuals) to confirm efficacy and monitor long-term safety.
•	Gather comprehensive clinical data to establish the risk-benefit profile.
•	Submit final results in a Biologic License Application for FDA review.

Filing a New Drug Application (NDA) or Biologics License Application (BLA)

•	Compile all clinical trial data, including safety and efficacy results.
•	Submit manufacturing and quality control information demonstrating compliance with Good Manufacturing Practices (cGMP).
•	Propose labeling information detailing indications, usage, dosing, potential risks, and contraindications.
•	Address any FDA advisory committee recommendations or additional data requests.

FDA Review and Approval Process

•	Undergo FDA review, which may involve advisory committee consultations and facility inspections.
•	Respond to potential FDA requests for additional studies or clarifications.
•	Secure final approval, subject to any post-market commitments.

Post-Approval Requirements

•	Adverse Event Reporting: Monitor and report post-market safety concerns.
•	Post-Marketing Studies (Phase 4): Conduct further studies if required to evaluate long-term effects or additional indications.
•	Advertising and Promotion Compliance: Ensure marketing materials align with FDA-approved labeling.

Obtaining FDA approval for CYT-108 is a multi-phase process requiring extensive regulatory compliance, data collection, and clinical validation. By following these established procedures, we aim to ensure the product meets the highest safety and efficacy standards for commercialization.

The Current Offering

Securities Offered	Up to 8,000,000 shares of Common Stock consisting of 6,666,667 shares of Common Stock and up to 1,333,333 issued as Bonus Shares.
Minimum Investment	$500

Securities Outstanding Before the Offering as of January 13, 2025
Common Stock	11,589,652 shares of Common Stock outstanding (1)
Preferred Stock

•         150,000 shares of Initial Preferred Stock

•         576,190 shares of Convertible Series A Preferred Stock

•         2,574,865 shares Convertible Series B Preferred Stock

•         8,399,558 shares of Convertible Series C Preferred Stock

Securities Outstanding After the Offering
Common Stock	19,589,652 shares of Common Stock outstanding after the Offering, assuming a fully subscribed offering of 6,666,667 shares issued for cash consideration and 1,333,333 issued as Bonus Shares(1)
Preferred Stock

•         150,000 shares of Initial Preferred Stock

•         576,190 shares of Convertible Series A Preferred Stock

•         2,574,865 shares Convertible Series B Preferred Stock

•         8,399,558 shares of Convertible Series C Preferred Stock

Irrevocable Proxy	In order to subscribe to this Offering, each investor is required to grant an irrevocable proxy, giving the right to vote its shares of Common Stock to the Company’s President, Joey Bose. This proxy is for an indefinite duration and may never terminate if the specified termination events do not occur.

Use of Proceeds	The net proceeds of this offering will be primarily used for the Phase 2 clinical study, GMP drug production, and working capital needs. See “Use of Proceeds.”

(1) Does not include 21,958,696 shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock and exercise of options identified below:

(a)	150,000 shares of Initial Preferred Stock convertible into 360,000 shares of Common Stock.

(b)	576,190 shares of Convertible Series A Preferred Stock convertible into 1,152,380 shares of Common Stock.

(c)	2,574,865 shares Convertible Series B Preferred Stock convertible into 5,149,730 shares of Common Stock.

(d)	8,399,558 shares of Convertible Series C Preferred Stock convertible into 8,399,558 shares of Common Stock.

(e)	Options with a weighted exercise price of $1.25 per share exercisable into 6,897,028 shares of Common Stock.

The Company does not anticipate any holders of its Preferred Stock will convert their shares to Common Stock as a result of this Offering. Further, certain holders of the Company’s Preferred Stock hold preemptive rights to acquire their pro rata share of securities in any new offering by the Company. The holders will waive that preemptive right, and will be given the opportunity to participate in this Offering with other investors.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent such attacks). Additionally, early-stage companies are inherently more risky than more developed companies, and the risk of business failure and complete loss of your investment capital is present. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business

The Company is currently operating at a net loss. The Company incurred a net loss of $1,946,860 and $2,844,674 for the years ended December 31, 2023 and December 31, 2022, respectively. Further, the Company incurred a net loss of $2,564,000 during the six months ended June 30, 2024. The likelihood of the Company’s creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of a business, operation in a competitive industry, and the continued development of its products. Further, our planned growth may delay the Company’s path to profitability. There is no assurance that the Company will be profitable in the next three years or generate sufficient revenues to pay dividends to the holders of the shares. You should consider the business, operations and prospects in light of the risks, expenses and challenges faced as an emerging growth Company.

We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern. To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ended December 31, 2023 and 2022, we reported net losses of $1,946,860 and $2,844,674, respectively. The Company also had an accumulated deficit as of December 31, 2023 of $24,699,041. During the six months ended June 30, 2024, the Company sustained a net loss of $2,564,000 and had net cash used in operating activities of $1,101,405. As of June 30, 2024, the Company had an accumulated deficit of $27,263,041. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the audited financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We expect to experience losses in the future and may not become profitable. Pursuant to our business strategy, we expect to continue to make expenditures on research, clinical trials, and regulatory approvals, which will adversely affect operating results until revenues from sales of our products reach a level at which these costs are supported. Our recent operations have been financed and are expected to continue to be financed primarily through sales by us of our equity and through debt. We anticipate, based on our current proposed plans and assumptions relating to operations, that the net proceeds from the sale of the Common Stock offered hereby, assuming a fully subscribed offering, will be sufficient to satisfy our contemplated cash requirements for approximately 12 months from the date of this Offering.

Since the formation of our Company, we have generated limited revenues, with the exception of the federal grant income, income from the sale of an exclusive license to our therapeutic products, and quarterly royalties. We may experience quarterly and annual losses, and expect to do so at least through the end of the 2025 calendar year. We may never become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We will need to generate significant revenues to achieve and maintain profitability.

Our current and historical revenue is highly concentrated. The Company’s revenue is highly concentrated among a limited number of customers, which poses a significant customer concentration risk. For the periods ending June 30, 2024, and June 30, 2023, the Company's revenue were derived from two customers. The loss of any one of these key customers, or a significant reduction in their purchases or licensing fees, could materially impact the Company's revenue and financial stability. Cytonics' reliance on a concentrated customer base makes it vulnerable to changes in these customers' business needs, financial health, or strategic direction. This dependency may continue as the Company develops its portfolio and attempts to diversify its revenue sources, though there is no guarantee that future revenues will be less concentrated.

If the Company cannot raise sufficient funds, it may not succeed. Cytonics is offering Common Stock in the amount of 6,666,667 shares and up to $20,000,000 in this Offering on a best-efforts basis and may not raise the complete amount. If we raise the full maximum amount in this Offering, even if the maximum amount is raised, the Company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, it may not survive. The Company currently anticipates needing approximately half of the maximum amount sought ($10,000,00) for its Phase 2 study, has plans to reduce working capital if less than the maximum amount is raised, and expects to be able to still reach Company objectives with only 60% success in this Offering; however, if the Company manages to raise a substantially lesser amount than the maximum amount, it will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.”

Some of our products are ready for commercial sales, but there is no certainty that these products will be successfully marketed. Our ability to develop and commercialize products based on our proprietary technology will depend on our ability to develop products internally and may depend upon key outside partnerships that may not materialize on a timely basis or at all. There is no certainty that products employing our technology will be successfully marketed or licensed. Our products and technologies may prove to be unworkable or economically unfeasible. Many medical and pharmaceutical products require long development and testing periods and large capital investments with no certainty that the product will be successfully marketed.

Some of our products are in the developmental stage and may require more testing. Our technologies are based on extensive testing, but there are still important questions and additional testing and development that will need to occur prior to making our products available for broad sale to the medical community. The Company may need to initiate expensive clinical studies to further support the use and market acceptance of our products. We have had limited technical input or evaluations with respect to our products from other physicians or medical professionals, and therefore have received limited validation of the potential efficacy of our products or their viability in the market from persons outside of our Company. Our limited resources in supporting our products could have a material adverse effect upon our business.

We may have a limited number of products. We may not be able to afford to develop additional products. If the production or sales of any of our limited number of products do not meet our expectations, our dependence upon small numbers of products and our inability to quickly develop new products could have a material adverse effect upon our business, prospects, financial condition and results of operations.

The failure of our products to gain market acceptance would have an adverse effect upon our ability to generate revenues and attain profitability. A significant challenge for us will be gaining market acceptance of our products. The participation and interest of practicing surgeons and other physicians will be critical. It may require significant time, effort and expense to attract sufficient numbers of physicians for our products to gain widespread acceptance. We cannot assure you that a sufficient number of physicians will invest the time required to gain familiarity with and be trained in the use of our products, or that, once trained, they will be committed to continued usage.

Similarly, other medical procedures and products can also treat certain of the medical indications that we believe can be treated by our products. The medical community widely accepts many alternative treatments, and certain of these other treatments have a long history of prior use. We cannot be certain that our products will gain acceptance over established treatments or that either physicians or the medical community in general will accept and use our products.

Market acceptance of our products depends on many factors, including our ability to convince prospective customers that our technology is an attractive alternative to other technologies, to manufacture products in sufficient quantities and at an acceptable cost, and to supply and service sufficient quantities of our products directly or through our strategic alliances. The industry is subject to rapid and continuous change arising from, among other things, consolidation and technological improvements.

One or more of these factors may vary unpredictably, which could have a material adverse effect upon our business, prospects, financial condition and results of operations.

We will be dependent upon third party suppliers and manufacturers. Because of our limited resources, we will be dependent upon other companies to conduct research, supply key components and to manufacture our products. Our ability to develop and maintain relationships with these suppliers, as well as our ability to develop additional sources for key components and manufacturing capabilities, may be important for our long-term success. We cannot assure you that we will be able to establish or maintain relationships with third party suppliers and manufacturers that may be necessary for the execution of our business plan.

Our potential inability to contract with qualified distributors to represent us and promote our products could have a negative effect on our business and financial performance. We will rely heavily on distributors to sell our products and to market our products to physicians. Our potential inability to establish distributor relationships could have a material adverse effect upon our business, prospects, financial condition and results of operations. If we are unable to establish relationships with qualified distributors, we will be unable to effectively compete for sales of our products in the medical industry.

Reimbursement levels allowed by private and government insurance entities will affect the market acceptance of our products and our potential revenue. If we are unable to convince patients to pay cash or the health insurance entities to reimburse us for our products, it will very likely have a negative effect on our ability to generate significant revenues.

Physicians and hospitals are each responsible for the costs associated with surgical procedures. In order for both parties to receive payment for performing these surgical services they each must seek reimbursement from the patient and the patient’s health care provider. The level of compensation is determined by reimbursement codes that are used to define each step of a surgical operation. Each code is defined by a detailed procedural description and associated level of monetary value. These industry standard codes are accepted throughout the healthcare industry and ultimately contribute to the success or failure of a new product introduction.

Physicians use codes, referred to as Current Procedural Terminology (CPT) codes, which are recognized by health care providers. Physicians define or code each step of an operative procedure by using a different code. These codes vary by procedure and often are subjective to the physician’s specific definition of his procedure. These codes can be referenced from various sources such as the “Common Coding Scenarios for Comprehensive Spine Care,” which is published annually by the American Medical Association. This code notation is submitted to the insurer and notifies the health care provider of what service or procedure was provided. A pre-established fee for that code number is then reimbursed to the operating physician. The code reimbursement value will vary based on the patient’s insurance carrier as each carrier maintains different levels for reimbursement.

Not only does the surgeon submit for reimbursement for his surgery, but the hospital also provides a service requiring a separate code submission for reimbursement. Diagnosis-Related Group (“DRG”) codes are codes responsible for hospital reimbursement under the Medicare Prospective Payment System. New DRG codes are continuously being created to more clearly address different procedures necessary in the medical industry.

Reimbursement for spine and orthopedic procedures will continue to change as the national healthcare system places pressure on the industry to lower costs. More specifically, manufacturers will continue to be under pressure to offer competitive pricing as health care providers look for alternatives to decrease costs.

Our products are not currently covered by any specific Current Procedural Terminology (“CPT”) code, and we do not expect that there will be any CPT code approved for reimbursement of our products any time in the near future. The CPT code set is maintained by the American Medical Association through the CPT Editorial Panel.  CPT codes are used to describe medical, surgical, and diagnostic services and are designed to communicate uniform information about medical services and procedures among physicians, coders, patients, accreditation organizations, and payers (including the Centers for Medicare and Medicaid Services and insurers) for administrative, financial (including reimbursement), and analytical purposes.

Our products are not currently covered by any specific CPT code, and we do not expect that there will be any CPT code approved for reimbursement of our products any time in the near future.  Until such time that a CPT code is approved that covers one or more of our products, patients would be required to pay for our products out of pocket. The process of obtaining a new CPT code to cover a product can take years and is expensive and full of uncertainties.  Our inability to obtain a CPT code for our products on a timely or acceptable basis could have a material adverse effect upon our business, prospects, financial condition and results of operations.  Further, approval of a CPT code for our products may place substantial restrictions on the indications for which our products may be used or the persons with whom they may be used.  To gain reimbursement for the use of a product for clinical indications other than those for which the product was initially approved or cleared or for significant changes to the product, further studies, including clinical trials and approvals, may be required.

Our operations will be subject to extensive government regulation. Medical products, devices and therapies are subject to extensive government regulation and review. These regulations are constantly changing. While we believe that our proposed operations will be conducted in material compliance with applicable laws, we have not received or applied for a legal opinion from counsel or from any federal or state judicial or regulatory authority to this effect, and many aspects of our business operations have not been the subject of state or federal regulatory interpretation. Interpretation and enforcement of existing federal and state laws regulating health care, and future laws regulating health care, could have a material adverse effect upon our business, prospects, financial condition and results of operations.

Our founder and Chairman of our Board of Directors, Gaetano Scuderi, M.D., is a physician. He owns a significant percentage of our issued and outstanding shares. A number of our other investors are physicians. All of our investor physicians may have a conflict of interest in working in the best interests of patients while recommending our products to those patients, because they may receive a financial benefit from sales of our products as a result of their ownership interest in our Company.

Physician Self-Referral Laws. The federal self-referral law (known as the “Stark Law”) imposes restrictions on physicians’ referrals for certain designated health services reimbursable by Medicare or Medicaid to entities with which any such physician (or an immediate family member) has a financial relationship, whether through an ownership, debt or compensation arrangement, and it prohibits an entity from billing Medicare or Medicaid, or any other federally funded health benefit program, for services rendered pursuant to a prohibited referral. Violations can result in denial and recoupment of payments for services, imposition of substantial civil or monetary penalties and exclusion from Medicare and Medicaid. In addition, several states have adopted self-referral laws, some of which are not limited to Medicare or Medicaid reimbursed services or to certain designated health services. Violation of any such laws may result in the imposition of penalties on the physicians pursuant to applicable regulations, including fines and suspension or revocation of the physician’s license. Investors should make their own determination as to the risk of violation of the Stark Law. Any sanctions imposed upon us could have a material adverse effect upon our business, prospects, financial condition and results of operations.

Fraud and Abuse. The anti-kickback provisions of the Social Security Act prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration in return for, or as an inducement for, referrals of patients for items or services reimbursable under Medicare, Medicaid or other federally funded health care benefit programs. Violation of these provisions, which are commonly known as the “Fraud and Abuse Law,” can lead to the imposition of civil and criminal penalties upon all parties involved, including substantial civil monetary penalties and exclusion from Medicare, Medicaid and other federally funded health care benefit programs. The scope of prohibited conduct under the Fraud and Abuse Law is broad and it extends to economic arrangements involving hospitals, physicians and their business partners, including arrangements such as those contemplated by us. Applicable state regulations may also prohibit the payment of remuneration in return for referrals. Violation of these state regulations may result in the imposition of monetary penalties on physicians, and suspension or revocation of a physician’s license. It is not certain that our operations will meet the requirements of a safe harbor under the Fraud and Abuse Law. We cannot assure you that our operations do not, or in the future will not, violate such law, and any sanctions imposed upon us could have a material adverse effect upon our business, prospects, financial condition and results of operations.

Licensure and Corporate Practice of Medicine. State laws and regulations combine to regulate the provision of health care services by prohibiting business entities, such as us, from practicing medicine or otherwise providing health care services without a license and from exercising control over the medical judgments or decisions of physicians and licensed entities. Violation of these requirements could result in civil and criminal sanctions against us. While we believe that our business as structured materially complies with these laws, we cannot assure you that the regulatory authorities or other parties will not assert that we are engaged in the corporate practice of medicine or the unlicensed provision of health care services, and if such an action were taken or such a determination were made, it could have a material adverse effect upon our business, prospects, financial condition and results of operations.

We may not be able to obtain the regulatory approvals necessary to market our products. Further, if we fail to comply with the extensive governmental regulations that affect our business, we could be subject to penalties and could be precluded from marketing our products. Our research and development activities and the manufacturing, labeling, distribution and marketing of our products will be subject to regulation by numerous governmental agencies, including but not limited to the United States Food and Drug Administration (“FDA”) , the State of Florida, HHS, CMS, and the Therapeutics and Goods Administration (“TGA”) in Australia The FDA and TGA impose mandatory procedures and standards for the conduct of clinical trials and the production and marketing of products for diagnostic and human therapeutic use.

Our products are subject to approvals or clearances prior to marketing for commercial use. The process of obtaining necessary approvals or clearances can take years and is expensive and full of uncertainties. Our inability to obtain required regulatory approvals on a timely or acceptable basis could have a material adverse effect upon our business, prospects, financial condition and results of operations. Further, approvals or clearances may place substantial restrictions on the indications for which our products may be marketed or the persons to whom they may be marketed. To gain approval for the use of a product for clinical indications other than those for which the product was initially approved or cleared or for significant changes to the product, further studies, including clinical trials and approvals, may be required.

We believe that the most significant risk relates to the regulatory classification of certain of our products. In the filing of each application, we make a legal judgment about the appropriate form and content of the application. If the regulator disagrees with our judgment in any particular case and, for example, requires us to file a pre-market approval application rather than allowing us to market for approved uses while we seek broader approvals, or requires extensive additional clinical data, the time and expense required to obtain the required approval might be significantly increased or the approval might not be granted.

Approved products will be subject to continuing regulatory requirements relating to quality control and quality assurance, maintenance of records, reporting of adverse events, documentation, and labeling and promotion of medical devices.

The regulatory authorities require that our products be manufactured according to rigorous standards. These regulatory requirements may significantly increase our production or purchasing costs above currently expected levels and may even prevent us from making our products in quantities sufficient to meet market demand. If we change our approved manufacturing process, regulators may require a new approval before that process may be used. Failure to develop our manufacturing capability may mean that even if we develop promising new products, we may not be able to produce them profitably, as a result of delays and additional capital investment costs. Manufacturing facilities are also subject to inspections by or under the authority of the relevant regulator. In addition, failure to comply with applicable regulatory requirements could subject us to enforcement action, including product seizures, recalls, withdrawal of clearances or approvals, restrictions on or injunctions against marketing our product or products based on our technology, and civil and criminal penalties.

The Affordable Care Act and other payment and policy changes may have a material adverse effect on us. The Patient Protection and Affordable Care Act enacted on March 23, 2010, as amended by the Health Care and Education Reconciliation Act of 2010 enacted on March 30, 2010, or, together, the Affordable Care Act, imposes a 2.3% excise tax on the sale of any taxable human medical device after December 31, 2012, subject to certain exclusions, by the manufacturer, producer or importer of such devices. The total cost to the industry was expected to be approximately $20 billion over ten years. This significant tax burden on our industry could have a material negative impact on the results of our operations and our cash flows. A significant portion of our sales will be considered medical device sales under this new legislation. Therefore, our products will be subject to this excise tax.

Further, the Affordable Care Act encourages hospitals and physicians to work collaboratively through shared savings programs, such as accountable care organizations, as well as other bundled payment initiatives, which may ultimately result in the reduction of medical device acquisitions and the consolidation of medical device suppliers used by hospitals. While passage of the Affordable Care Act may ultimately expand the pool of potential end-users of our products, the above-discussed changes could adversely affect the prices we are able to charge for our products or the amounts of reimbursement available for our products and could limit the acceptance and availability of our products. Each of these could have a material adverse effect on our financial position and the results of our operations.

Further, with the increase in demand for healthcare services, we expect both a strain on the capacity of the healthcare system and more proposals by legislators, regulators and third-party payers to keep healthcare costs down. Certain proposals, if passed, could impose limitations on the prices we will be able to charge for our products, or the amounts of reimbursement available from governmental agencies or third-party payers. These limitations could have a material adverse effect on our financial position and results of operations.

Federal healthcare reform continues to be a political issue, and it is unclear how federal elections may ultimately impact the effects of the Affordable Care Act. Various healthcare reform proposals have also emerged at the state level. We cannot predict what healthcare initiatives, if any, will be implemented at the federal or state level, or the effect any future legislation or regulation will have on us. However, an expansion in government’s role in the United States healthcare industry may lower reimbursements for our products, reduce medical procedure volumes and adversely affect our business, possibly materially.

Changes in the health care industry may require us to reduce the selling prices for our products or result in a reduction in the size of the market for our products, which could have a negative effect on our financial performance. Trends toward managed care, health care cost containment and other changes in government and private sector initiatives are placing increased emphasis on the delivery of more cost-effective medical therapies that could adversely affect the sale or the prices of our products. For example:

•	Major third-party payers of hospital services, including Medicare and Medicaid and private health care insurers, have substantially revised their payment methodologies, which has resulted in stricter standards for reimbursement of hospital charges for certain medical procedures;
•	Third-party payer cutbacks could create downward price pressure;
•	Numerous legislative changes have been passed and others are being considered that would result in major reforms in the U.S. health care system that could have an adverse effect on our business;
•	There has been a consolidation among health care facilities and purchasers of medical products in the United States and these entities, which prefer to limit the number of suppliers from which they purchase medical products, may decide not to purchase or to stop purchasing our products or demand discounts on our prices;
•	There are proposed and existing laws and regulations in many markets regulating pricing and profitability of companies in the health care industry; and
•	There have been initiatives by third-party payers to challenge the prices charged for medical products, which initiatives could affect our ability to sell products on a competitive basis.

Both the pressure to reduce prices for our products in response to these trends and the decrease in the size of the market as a result of these trends could adversely affect our future levels of revenues and profitability of sales.

In addition, there are laws and regulations that regulate the means by which companies in the health care industry may compete by discounting the prices of their products. Although we intend to exercise care in structuring our customer discount arrangements to comply with those laws and regulations, we cannot assure you that:

•	Government officials charged with responsibility for enforcing those laws will not assert that our customer discount arrangements are in violation of those laws or regulations, or
•	Government regulators or courts will interpret those laws or regulations in a manner consistent with our interpretation.

We may be subject to material liability or litigation expenses for claims associated with our products or related instruments. Because of the nature of our business, we may become a defendant in medical malpractice, products liability or similar lawsuits, and may become subject to the attendant risk of substantial damage awards. Direct claims, suits or complaints could be asserted against us. While we expect to address these risks through comprehensive general liability insurance, we cannot assure you that such insurance will be available to us, affordable for us, or that any claim asserted against us will be covered by insurance, or will not exceed the coverage limits of applicable insurance. Further, we cannot assure you that we will be able to obtain any such insurance in the future, or that the insurance, if available, will not be too costly to obtain or maintain. A claim against us that is not defended by an insurance carrier, or a successful claim against or settlement by us in excess of our insurance coverage, or our inability to obtain or maintain insurance, could have a material adverse effect upon our business, prospects, financial condition and results of operations.

Our current and planned business is inherently expensive, risky and may not be understood by or accepted in the marketplace, which could adversely affect our future value. The business currently conducted by the Company is financially speculative. To date, very few companies have been successful in their efforts to commercialize such a business. Furthermore, the number of people who may use our services is difficult to forecast with accuracy. Our future success is dependent on the establishment of the market for our services and our ability to capture a share of this market with the services and offerings we plan to develop. Due to the groundwork laid by the founders, our costs have been kept at a minimum. This allows us to become profitable quickly with a very minute amount of the potential market using our tools and resources.

Negative publicity could adversely affect our business and operating results. Negative publicity about our industry or our Company, including the utility of our services and offerings, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our marketplace, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counter-parties, failure by us or our partners to meet minimum standards of service and quality and compliance failures and claims.

We are susceptible to adverse economic conditions and our business may be adversely affected by changes in general economic conditions. While we intend to finance our operations and growth of our business from funding and cash flow from operations, if adverse global economic conditions persist or worsen, we could experience a decrease in cash flow from operations attributable to reduced demand for our tools, resources and services and as a result, we may need to acquire additional financing for our continued operation and growth. There can be no assurance that alternative financing on acceptable terms would be available to Cytonics.

Our financial performance will be significantly affected by changes in national and local economic conditions, including:

•	Changes in the price or availability of materials that we utilize in the manufacture of our products and instruments;
•	Changes in purchasing or reimbursement policies by hospitals, hospital chains, insurance carriers or Medicare/Medicaid;
•	Changes by insurance companies in reimbursement or coverage for our products; and
•	Entry of lower cost alternatives to our products.

Our business is highly dependent upon the volume of patients seeking treatment for back and joint pain conditions. In turn, the demand for our products is highly sensitive to the following factors:

•	The development of alternative procedures or pharmaceutical treatments;
•	Seasonal demand in our principal markets;
•	Changes in market demand for the product; and
•	An increase in the cost of malpractice insurance for surgeons who perform spine and joint diagnosis and treatment, which increases the cost of procedures and reduces the number of procedures performed.

Because these factors can be volatile, our revenue levels can also be volatile. We expect to offer our products for sale throughout the United States. Adverse economic conditions in the United States could have a material adverse effect upon our business, prospects, financial condition and results of operations.

We may not effectively execute our strategy. Our business strategy requires that we successfully and simultaneously complete many tasks. To be successful, we will need to:

•	Raise sufficient capital to fund our financial requirements;
•	Develop products that gain market acceptance and can be sold at competitive prices;
•	Negotiate effective business relationships and licensing agreements with others in the pharmaceutical and medical device industry;
•	Attract and retain qualified, professional employees; and
•	Evolve our business to gain advantages in an increasingly competitive environment.

We cannot assure you that we will be able to successfully execute any or all of the elements of our strategy. Our failure to successfully execute any one of the elements of our strategy may have a material adverse effect on our business and results of operations.

We may fail to implement our business plan. Investors may lose their entire investment if we fail to implement our business plan. Our prospects must be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. We cannot guarantee that we will be successful in executing our business. If we fail to implement and create a base of operations for our proposed business, we may be forced to cease operations, in which case investors may lose their entire investment.

Competition with third parties in our contemplated industry is intense, which could reduce our profitability and our ability to pay dividends or raise additional funds. We compete with many other entities seeking to undertake similar activities as we do. Furthermore, we expect that our most significant competitors will be fully integrated and more established companies. These companies are developing competing services and products and they have significantly greater capital resources and research and development, manufacturing, testing, regulatory compliance, and marketing capabilities. As a result, our competitors may develop more competitive or affordable products or services, or achieve earlier product and service commercialization than we are able to achieve. Competitive products and services may render any services, products or product candidates that we may acquire or develop uneconomic or obsolete.

There is no assurance that we will be able to grow or maintain our market share or customer base. In addition, we expect that the markets in which we will compete will continue to attract new competitors and new technologies. Increased competition in our markets could lead to price reductions, reduced profits, or loss of market share. The current global economic conditions could also result in increased price competition for our products and services and or provide an opportunity for our products and services to underprice the competition.

To compete successfully, we need to maintain a successful research and development effort and continue to adapt our model and services based on the industry demand. If we fail to enhance our current products and develop new products in response to changes in technology and industry standards, or fail to bring product enhancements or new product developments to market quickly enough, or accurately predict future changes in our customers’ needs and our competitors develop new technologies or products, our products could become less competitive or obsolete.

Our industry is highly competitive. The healthcare industry is highly competitive and rapidly changing. We will be competing for market share against established drug and device companies and other medical technology companies that possess greater resources and experience than we do. We may also face competition from other early-stage companies that have alternative technological solutions, as well as universities, research institutions and other non-profit entities. Many of our competitors will have access to greater financial, technical, research and development, marketing, manufacturing, sales, distribution and other resources than we do. Our more established competitors also will have substantially greater experience in conducting clinical trials and obtaining regulatory approvals. Further, our competitors may be more effective at developing commercially viable products based upon their technologies.

We may need to develop new applications for our products to become or remain competitive. Technological advances by one or more of our future competitors could render our present or future products obsolete or uneconomical. Further, the removal of regulatory barriers in the future may also result in new competitors entering our business. Our future success will depend upon our ability to compete effectively against current technology as well as to respond effectively to technological advances and regulatory changes. Competitive pressures could have a material adverse effect upon our business, prospects, financial condition and results of operations.

The volatile credit and capital markets could have a material adverse effect on our financial condition. Our ability to manage our future debt will be dependent on our level of positive cash flow. An economic downturn may negatively impact our cash flows. Credit and capital markets can be volatile, which could make it more difficult for us to refinance our debt or to obtain additional debt or equity financings in the future. Such constraints could increase our costs of borrowing and could restrict our access to other potential sources of future liquidity. Our failure to have sufficient liquidity to make interest and other payments required by our debt could result in a default of such debt and acceleration of our borrowings, which would have a material adverse effect on our business and financial condition.

A prolonged economic downturn could materially affect us in the future. The recent recession and prolonged economic downturn reduced consumer confidence to historic lows, impacting the public’s ability and desire to spend discretionary dollars as a result of job losses, home foreclosures, significantly reduced home values, investment losses, bankruptcies and reduced access to credit, resulting in lower levels of customer traffic. If the economy experiences another significant decline, our business and results of operations could be materially adversely affected.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business. We rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or to actions by regulatory authorities.

We are continuing to develop our information technology capabilities, if we are unable to successfully upgrade or expand our technological capabilities, we may not have the ability to take advantage of market opportunities, manage our costs and transactional data effectively, satisfy customer requirements, execute our business plan or respond to competitive pressures.

We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism that could disrupt business and result in lower sales, increased operating costs and capital expenditures. Our headquarters and Company-operated locations, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures, may disrupt our business and may adversely affect our ability to continue our operations. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect our operations.

Public health epidemics or outbreaks could adversely impact our business. In December 2019, a novel strain of coronavirus (COVID-19) emerged in China, setting in motion a global pandemic and unprecedented global disruptions. To the extent future unforeseen pandemics arise, they could adversely impact our operations, including, among others, our sales and marketing and ability to continue with clinical trials, and could generally have an adverse impact on our business and our financial results.

Our business is located in Florida and may be subject to interruptions caused by hurricanes and other natural disasters. Our physical facilities and employees are all located in southeastern Florida and thus our business operations are more susceptible than businesses located in other parts of the country to interruptions caused by hurricanes and flooding. These natural disasters pose a risk of damage to our facilities and interruptions to our business, which could be prolonged, as a result of extended power outages, the unavailability of our employees during periods when they must attend to personal circumstances, and the inability of third parties to provide necessary services to us due to similar factors. Damage to our facilities and extended interruption of our business could result in lost revenues and other material adverse consequences for our business, which may not be adequately covered by insurance or for which insurance may not be available.

Our Contract Drug Manufacturing Organization, Goodwin Biotechnology is located in Florida and may be subject to interruptions caused by hurricanes and other natural disasters. Goodwin Biotechnology’s (“GBI”) physical facilities and employees are all located in southeastern Florida and thus their business operations are more susceptible than businesses located in other parts of the country to interruptions caused by hurricanes and flooding. These natural disasters pose a risk of damage to their facilities and interruptions to our business, which could be prolonged, as a result of extended power outages, the unavailability of our employees during periods when they must attend to personal circumstances, and the inability of third parties to provide necessary services to us due to similar factors. Damage to GBI’s facilities and extended interruption of their business could result in delays in Cytonics’ clinical trials and research, and other material adverse consequences for our business, which may not be adequately covered by insurance or for which insurance may not be available.

Rapid growth may strain our resources. We expect to experience significant and rapid growth in the scope and complexity of our business, which may place a significant strain on our senior management team and our financial and other resources. Such growth, if experienced, may expose us to greater costs and other risks associated with growth and expansion. We may be required to hire a broad range of additional employees, including other support personnel, among others, in order to successfully advance our operations. We may be unsuccessful in these efforts or we may be unable to project accurately the rate or timing of these increases.

Our ability to manage our growth effectively will require us to continue to improve our operations, to improve our financial and management information systems, and to train, motivate, and manage our future employees. This growth may place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our business, or the failure to manage growth effectively, could have a materially adverse effect on our business, financial condition, and results of operations. In addition, difficulties in effectively managing the budgeting, forecasting, and other process control issues presented by such a rapid expansion could harm our business, financial condition, and results of operations.

Our risk management efforts may not be effective which could result in unforeseen losses. We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future.

We plan to mitigate this risk by executing our business plan and creating cash flow in order to stem the need for debt acquisition to survive.

Compliance with Regulation A and reporting to the SEC could be costly, and our management will be required to devote substantial time to the compliance requirements of Regulation A. Compliance with Regulation A could be costly and requires legal and accounting expertise. After qualifying this Form 1-A, we will be obligated to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

If we become a public reporting Company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth Company” and will be subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors. If we become a public reporting Company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth Company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth Company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we become a public reporting Company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth Company. We could be an emerging growth Company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth Company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues (note that the offering of Common Stock pursuant to this Offering Circular will not result in the sale of securities under an effective registration statement). Finally, at any time we may choose to opt-out of the emerging growth Company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth Company.

If we do not become a public reporting Company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

The loss of one or more of our key personnel or our failure to attract and retain other highly qualified personnel in the future could harm our business. We rely upon the accumulated knowledge, skills and experience of our executive officers and significant employees, including, but not limited to, Joey Bose (President & CEO), Gaetano Scuderi, MD (Founder and Chairman), and Lewis Hanna, PhD (CSO). If they were to leave us or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results. We do not maintain any key man life insurance policies for any of our employees. Our success largely depends on the performance of these personnel, and our ability to continue to recruit qualified senior executives and other key personnel. Competition for senior management personnel is intense and there can be no assurance that we will be able to retain our personnel or attract additional qualified personnel. The loss of a member of senior management may require the remaining executive officers to divert immediate and substantial attention to fulfilling his or her duties and to seeking a replacement. We may not be able to continue to attract or retain such personnel in the future. Any inability to fill vacancies in our senior executive positions on a timely basis could impair our ability to implement our business strategy, which would harm our business and results of operations.

Members of our Board and our executive officers will have other business interests and obligations to other entities, and certain officers and directors may have conflicts of interest. None of our directors or our executive officers will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not compete with the business of the Company or otherwise breach their agreements with the Company. We are dependent on our directors and executive officers to successfully operate our Company. Their other business interests and activities could divert time and attention from operating our business.

Individuals serving on our Board of Directors or as our officers actively participate in other business ventures and investment opportunities, including those that may compete with us. A conflict of interest is likely to arise if a director or officer becomes affiliated with a business entity that is a competitor, customer, provider or supplier of, or otherwise does business with, our Company. Individuals with such conflicts are required to disclose any such conflicts to us pursuant to their fiduciary duty of loyalty to our Company as required by our corporate governance policies and Florida state law. However, we cannot be certain that our directors and officers will always make disclosures, and therefore we may not be able to determine if a conflict of interest exists.

Intellectual Property Risks

Our success depends in part on our ability to obtain, maintain and protect our intellectual property. It is difficult and costly to protect our proprietary rights and technology, and we may not be able to ensure their protection. Our commercial success will depend in large part on obtaining and maintaining patent, trademark, trade secret and other intellectual property protection of our proprietary technologies and product candidate, which includes CYT-108, as well as successfully defending our patents and other intellectual property rights against third-party challenges. Our ability to stop unauthorized third parties from making, using, selling, offering to sell, importing or otherwise commercializing our product candidate is dependent upon the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities. If we are unable to secure and maintain patent protection for any product or technology we develop, or if the scope of the patent protection secured is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to commercialize any product candidates we may develop may be adversely affected.

The patenting process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we may not pursue or obtain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license from or license to third parties and are reliant on our licensors or licensees to do so. Our pending and future patent applications may not result in issued patents. Even if patent applications we license or own currently or in the future issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we hold may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, we do not know whether any of our platform advances and product candidates will be protectable or remain protected by valid and enforceable patents. In addition, our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from using our technology or from developing competing products and technologies.

Our proprietary technology includes unpatented trade secrets, which we may not be able to protect. Our proprietary technology includes unpatented trade secrets, the competitive advantage of which is substantially dependent upon our ability to maintain their continued secrecy. Trade secrets are difficult to protect. We cannot assure you that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that those trade secrets will not be disclosed, or that we can effectively protect our unpatented trade secrets.

In an effort to protect our trade secrets, we have a policy of requiring our employees, consultants and advisors to execute proprietary information agreements upon commencement of employment or consulting relationships with us. We expect that these agreements will provide that all confidential information developed or made known to the individual during the course of his or her relationship with us must be kept confidential, except in specified circumstances. We cannot assure you, however, that these agreements will provide meaningful protection for our trade secrets or other proprietary information in the event of the unauthorized use or disclosure of confidential information.

Third-party claims of intellectual property infringement may prevent, delay or otherwise interfere with our product discovery and development efforts. Our commercial success depends in part on our ability to develop, manufacture, market and sell our product candidate and use our proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property or proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation, inter partes review, post grant review, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our product candidates and/or proprietary technologies infringe, misappropriate or otherwise violate their intellectual property rights. Numerous U.S. and foreign issued patents and pending patent applications that are owned by third parties exist in the fields in which we are developing our product candidate. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidate may give rise to claims of infringement of the patent rights of others. Moreover, it is not always clear to industry participants, including us, which patents cover various types of drugs, products or their methods of use or manufacture. Thus, because of the large number of patents issued and patent applications filed in our field, third parties may allege they have patent rights encompassing our product candidate, technologies or methods.

Our intellectual property rights may not provide meaningful commercial protection for our products, which could enable third parties to use our technology or very similar technology and could reduce our ability to compete successfully. Our ability to compete effectively will depend, in part, on our ability to maintain the proprietary nature of our technologies, which includes our ability to obtain, protect and enforce patents on our technology and to protect our trade secrets. While our technology is subject to patent applications that cover significant aspects of our product line, our patent applications may not provide us with any significant competitive advantage. Others may challenge our patent applications and, as a result, our proprietary rights could be narrowed, invalidated or rendered unenforceable. Competitors may develop products similar to ours that our patent applications do not cover. Our current and future patent applications may not result in the issuance of patents. Further, there is a substantial backlog of patent applications in many patent offices and the approval or rejection of patent applications may take several years.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming and unsuccessful and could result in a finding that such patents are unenforceable or invalid. Competitors may infringe our patents. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that one or more of our patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question.

In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. These types of mechanisms include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). These types of proceedings could result in revocation or amendment to our patents such that they no longer cover our product candidates. The outcome for any particular patent following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we, our patent counsel and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, or if we are otherwise unable to adequately protect our rights, we would lose at least part, and perhaps all, of the patent protection on our product candidates. Defense of these types of claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business.

Conversely, we may choose to challenge the patentability of claims in a third party’s U.S. patent by requesting that the USPTO review the patent claims in re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings), or we may choose to challenge a third party’s patent in patent opposition proceedings in the European Patent Office, or EPO, or another foreign patent office. Even if successful, the costs of these opposition proceedings could be substantial, and may consume our time or other resources. If we fail to obtain a favorable result at the USPTO, EPO or other patent office then we may be exposed to litigation by a third party alleging that the patent may be infringed by our product candidates or proprietary technologies.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, that perception could have a substantial adverse effect on the price of our common stock. Any of the foregoing could have a material adverse effect on our business financial condition, results of operations and prospects.

We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world. We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as that in the United States. These products may compete with our product candidates in jurisdictions where we do not have any issued patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biopharmaceutical products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products against third parties in violation of our proprietary rights generally. The initiation of proceedings by third parties to challenge the scope or validity of our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

We are dependent upon a limited number of PhD’s and MDs for the continued development of our proprietary technology, and if one or more of them were to become unavailable to us, our ability to continue the development of our technology could be adversely affected. Dr. Gaetano Scuderi, Dr. Lewis Hanna, Dr. Robert Bowser, Dr. Shawn Browning, and Dr. John David Laughlin are the named inventors of all or part of our patented technology, and we depend to a substantial degree upon some of them for continued development of our technology and applications of our technology to the spine and joint markets. We have the right of ownership in any future technologies or products that they may develop while working for the Company or as consultants. They have assigned their rights in our proprietary technology to the Company, and as employees and/or shareholders in our Company, continue to have an economic incentive to work with us on the development and commercialization of our technology. Nevertheless, we do not have any agreements with them that obligate them to continue providing services or other assistance to us, including in the continued development and commercialization of our products and our technology. If they were to cease providing assistance to us in these areas, our business could be adversely affected.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets. As is common in the biotechnology and pharmaceutical industries, we employ individuals who were previously employed at universities or other biopharmaceutical or pharmaceutical companies, including our competitors or potential competitors. Although no misappropriation or improper disclosure claims against us are currently pending, and although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. We may then have to pursue litigation to defend against these claims. If we fail in defending any claims of this nature in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against these types of claims, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, that perception could have a substantial adverse effect on the price of our common stock. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities, and we may not have sufficient financial or other resources to adequately conduct this type of litigation or proceedings. For example, some of our competitors may be able to sustain the costs of this type of litigation or proceedings more effectively than we can because of their substantially greater financial resources. In any case, uncertainties resulting from the initiation and continuation of intellectual property litigation or other intellectual property related proceedings could adversely affect our ability to compete in the marketplace.

We have disclosed detailed information regarding our intellectual property to certain of our competitors. We have disclosed some of our product designs and other proprietary information to certain potential partners who may also compete with us in the future. Although these parties have executed non-disclosure agreements with respect to the proprietary information, there can be no assurances that they will maintain the confidentiality of our intellectual property rights or refrain from infringing on our intellectual property rights.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements. Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign patent agencies also require compliance with a number of procedural, documentary, fee payment and other provisions during the patent application process and following the issuance of a patent. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. Were a noncompliance event to occur, our competitors might be able to enter the market, which would have a material adverse effect on our business financial condition, results of operations and prospects.

Changes in patent law in the United States and in non-U.S. jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our product candidates. As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involve both technological and legal complexity, and is therefore costly, time-consuming and inherently uncertain.

Past or future patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. For example, in March 2013, under the Leahy-Smith America Invents Act, or America Invents Act, the United States moved from a “first to invent” to a “first-to-file” patent system. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier. The America Invents Act includes a number of other significant changes to U.S. patent law, including provisions that affect the way patent applications are prosecuted, redefine prior art and establish a new post-grant review system. The effects of these changes are currently unclear as the USPTO continues to promulgate new regulations and procedures in connection with the America Invents Act and many of the substantive changes to patent law, including the “first-to-file” provisions, only became effective in March 2013. In addition, the courts have yet to address many of these provisions and the applicability of the act and new regulations on the specific patents discussed in this filing have not been determined and would need to be reviewed. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Additionally, recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future. For example, in the case, Assoc. for Molecular Pathology v. Myriad Genetics, Inc., the U.S. Supreme Court held that certain claims to DNA molecules are not patentable. While we do not believe that any of our owned patents will be found invalid based on this decision, we cannot predict how future decisions by the courts, the U.S. Congress or the USPTO may impact the value of our patents. Any similar adverse changes in the patent laws of other jurisdictions could also have a material adverse effect on our business, financial condition, results of operations and prospects.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time. Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting our product candidates might expire before or shortly after we or our partners commercialize those candidates. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If we do not obtain patent term extension and data exclusivity for any product candidates we may develop, our business may be materially harmed. Depending upon the timing, duration and specifics of any FDA marketing approval of our product candidate, one or more of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent extension term of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent per product may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. However, even if we were to seek a patent term extension, it may not be granted because of, for example, the failure to exercise due diligence during the testing phase or regulatory review process, the failure to apply within applicable deadlines, the failure to apply prior to expiration of relevant patents, or any other failure to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations, and prospects could be materially harmed.

Risks Related to the Offering

There has been no active public market for our Common Stock prior to this Offering and we do not intend to apply for a quotation of our Common Stock on OTC Markets or on any stock exchange and an active trading market may never follow this Offering, which may adversely impact the market for shares of our Common Stock and make it difficult to sell your shares. Prior to this Offering, there was no, and there currently is not, an active market for our Common Stock (or our common stock). We do not intend to apply for quotation of our Common Stock or for our common stock on OTC Markets or on any stock exchange and a trading market for our Common Stock may never develop. You may not be able to sell your shares of Common Stock at or above the initial offering price, or at all.

Investors in the company’s Common Stock have assigned their voting rights via an irrevocable proxy. In order to subscribe to this offering, each investor is required to grant an irrevocable proxy, giving the right to vote its shares of Common Stock to the Company’s President, Joey Bose. This irrevocable proxy is indefiniate, and will only terminate upon the occurrence of events specified in the proxy, which include the Company’s IPO or acquisition by another entity, which may never occur. There are many risks associated with an indefiniate proxy duration. This means that the proxy could remain in force indefinitely. This presents several risks to investors, including but not limited to:

•	Loss of Voting Rights: Investors may have limited or no control over the voting of their shares, potentially restricting their ability to influence key corporate decisions such as mergers, acquisitions, governance changes, or strategic transactions.
•	Potential Misalignment with Investor Interests: The President holding the proxy may act in a manner that does not align with the individual investor’s interests, with no recourse for investors to override such actions.
•	Reduced Liquidity and Marketability: Shares subject to an indefinite proxy may be less attractive to potential buyers, as the voting rights are effectively transferred, potentially affecting the resale value and liquidity of the shares.
•	Corporate Governance Implications: The concentration of voting power in a designated proxy holder may result in decision-making that benefits the controlling party over minority investors, heightening the risk of conflicts of interest.

Investors in this offering should carefully evaluate the implications of the irrevocable proxy and consider the potential risks associated with the inability to exercise voting rights. Before investing, shareholders should review the terms of the proxy agreement and consult with their legal or financial advisors to understand the full scope of these limitations.

The Company’s stock price may be volatile. The price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	goods or services by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

In such case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for the Common Stock may not be supported by the value of our assets at the time of your purchase. This is a fixed price offering, which means that the offering price for our Common Stock is fixed and will not vary based on the underlying value of our assets at any time during the offering. Our Board of Directors has determined the offering price in its sole discretion. The fixed offering price for our Common Stock has been based on an assessment of the future potential economic value of Cytonics’ drug development program, predicated on the commercialization of our lead drug asset, CYT-108. This estimation is based on assumptions that may not be accurate. Therefore, the fixed offering price established for our Common Stock may not be indicative of the true market value of the Company, which can only be determined by selling the shares in the public market or priced by an acquirer.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate. Financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management's judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock. In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional Preferred Stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA. In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Common Stock are not freely transferable and there may not be a market created in which the Offered Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA.

We may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a return. The principal purposes of this offering are to raise additional capital to use in accordance with our planned use of proceeds. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed. See “Use of Proceeds.”

Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change-of-control. Our amended and restated articles of incorporation authorizes the Board of Directors to issue up to 20,000,000 shares of preferred stock, of which approximately 2,350,000 shares remain undesignated. Such undesignated shares of preferred stock may be issued in one or more subseries, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended.

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director. Our Company’s amended and restated articles of incorporation and amended and restated bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors. Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our articles of incorporation, as amended and bylaws, as amended also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Cytonics is obligated to pay certain fees and expenses. Cytonics will pay various fees and expenses related to its ongoing operations regardless of whether or not Cytonics’ activities are profitable. These fees and expenses will require dependence on third-party relationships. Cytonics is generally dependent on relationships with its strategic partners and vendors, and Cytonics may enter into similar agreements with future potential strategic partners and alliances. Cytonics must be successful in securing and maintaining its third-party relationships to be successful. There can be no assurance that such third parties may regard their relationship with Cytonics as important to their own business and operations, that they will not reassess their commitment to the business at any time in the future, or that they will not develop their own competitive services or products, either during their relationship with Cytonics or after their relations with Cytonics expire. Accordingly, there can be no assurance that Cytonics’ existing relationships or future relationships will result in sustained business partnerships, successful service offerings, or significant revenues for Cytonics.

We have not retained independent professionals for investors. We have not retained any independent professionals to comment on or otherwise protect the interests of potential investors.  Although we have retained our own counsel, neither such counsel nor any other independent professionals have made any examination of any factual matters herein, and potential investors should not rely on our counsel regarding any matters herein described.

We do not intend to pay dividends for the foreseeable future. We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

A majority of the common stock of the Company is owned by a small number of owners who are also officers and directors of the Company. The Company’s current officers and directors beneficially own 47% in the aggregate of the issued and outstanding common stock shares of the Company, on a fully-diluted basis. Subject to any fiduciary duties owed to our other owners or investors under Florida law, the Company’s current officers and directors may be able to exercise significant influence over matters requiring approval, including the election of directors or managers and approval of significant Company transactions, and will have significant control over the Company’s management and policies. Some of these persons may have interests that are different from yours. For example, these persons may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these persons could use their voting influence to maintain the Company’s existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals.

DILUTION

Dilution means a reduction in value, control, or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much more significant sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing shareholders, giving effect to full conversion of all outstanding convertible notes and assuming that the shares are sold at $3.00 per share of Common stock. The schedule presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires.

The following table presents the approximate effective cash price paid for all shares and potential shares issuable by the Company since December 31, 2022 as of June 30, 2024.

Class of Securities	Dates Issued	Issued Shares	Potential Shares	Total Issued and Potential Shares	Effective cash price per share(3)
Common Stock	2023	9,349		9,349	$1.087
Series C Preferred Stock (2)	2023	737,334		737,334	$1.286
Common Stock	2024	1,323,261		1,323,261	$1.148
Series C Preferred Stock (2)	2024	2,428,880		2,428,880	$1.274

Total Common Share Equivalents		4,498,824	0	4,498,824	$1.24

Investors in this Offering
Common Stock (1)			8,000,000	8,000,000	$1.94

Total after inclusion of this offering		4,498,824	8,000,000	12,498,824	$1.69

(1)	Assumes a fully subscribed offering, including Bonus Shares.

(2)	The Company notes that none of its outstanding shares of Preferred Stock will be convered into Common Stock in connection with the Offering.

(3)	Net of Offering Costs for the respective issuances of securities.

The following table demonstrates the dilution that new investors will experience upon investment in the Company. The price per share in this table reflects the price of Common Stock in this offering of $3.00. This table uses the Company’s unaudited net tangible book value as of June 30, 2024 of $3,787,855 which is derived from the net equity of the Company in the June 30, 2024 unaudited financial statements. This tangible net book value is then adjusted to contemplate conversion of all other convertible instruments outstanding at current that would provide proceeds to the company, which assumes exercise of all warrants and stock options outstanding. While not every outstanding warrant or option may be exercised, we believe that it is important to identify the potential dilution that could occur upon the exercise of all existing securities issued by the Company. To further illustrate the dilution that investors may experience, the second and third tables illustrate dilution including authorized, but unissued stock options, and solely on the basis of outstanding equity securities, respectively.

The offering costs assumed in the following table includes fees to StartEngine. The table presents three scenarios for the convenience of the reader: a $5,000,000 raise from this Offering, a $10,000,000 raise from this offering, and the fully subscribed raise of $20,000,000.

	$5 Million Raise	$10 Million Raise	$20 Million Raise
Price per Share	$3.000	$3.000	$3.000
Shares Issued for Cash Consideration	1,666,667	3,333,333	6,666,667
Shares Issued as Bonus Shares, assuming maximum	333,333	666,667	1,333,333
Total Shares Issued	2,000,000	4,000,000	8,000,000
Capital Raised	$5,000,000	$10,000,000	$20,000,000
Less: Offering Costs (Commission)	$200,000	$400,000	$800,000
Less: Offering Costs (maximum potential credit card fees)	$200,000	$400,000	$800,000
Less: Offering Costs (including processional expenses and assumed future marketing expenses	$800,000	$1,500,000	$2,900,000
Net Offering Proceeds	$3,800,000	$7,700,000	$15,500,000
Net Tangible Book Value Pre-financing at June 30, 2024	$3,787,855	$3,787,855	$3,787,855
Net Tangible Book Value Post-financing	$7,587,855	$11,487,855	$19,287,855
Shares issued and outstanding as if converted to Common Stock as of June 30, 2024(1)(2)	26,120,018	26,120,018	26,120,018
Total Post-Financing Shares Issued and Outstanding	28,120,018	30,120,018	34,120,018

Net tangible book value per share prior to offering	$0.145	$0.145	$0.145
Increase/(Decrease) per share attributable to new investors	$0.125	$0.236	$0.420
Net tangible book value per share after offering	$0.270	$0.381	$0.565
Dilution per share to new investors ($)	$2.730	$2.619	$2.435
Dilution per share to new investors (%)	91.01%	87.29%	81.16%

(1)	Incudes outstanding shares of Common Stock and Preferred Stock as if converted to Common Stock as of June 30, 2024.

(2)	Excludes 531,302 shares of Series C Preferred Stock convertible into 531,302 shares of Common Stock issued subsequent to June 30, 2024.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the Company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2024 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2026, the company has run into serious problems, and in order to stay afloat, it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company, and her stake is worth only $26,660.

This type of dilution might also happen upon the conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round,” the holders of the convertible notes will dilute existing equity holders, and even more, than the new investors do because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION

Plan of Distribution

The company is offering up to 8,000,000 shares of Common Stock, consisting of 6,666,667 shares for which the Company will receive cash consideration, plus up to 1,333,333 additional shares eligible to be issued as Bonus Shares for no additional consideration to investors as described in this Offering Circular. The Company has engaged StartEngine Primary, LLC (“StartEngine Primary”) as its placement agent to assist in the placement of its securities in those states it is registered to undertake such activities, including soliciting potential investors on a best efforts basis. As such, StartEngine Primary is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. StartEngine Primary is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the offering may find it at www.startengine.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

StartEngine Primary, LLC will comply with Lock-Up Restriction required by FINRA Rule 5110I(1), not selling, transferring, assigning, pledging, or hypothecating or subjecting such to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities commission for a period of 180 days beginning on the date of commencement of sales of the public equity offering with respect to the Securities Commission, unless FINRA Rule 5110(e)(2) applies. Pursuant to FINRA Rule 5110(g), StartEngine Primary will not accept a securities commission in options, warrants or convertibles which violates 5110(g) including but not limited to (a) is exercisable or convertible more than five years from the commencement of sales of the public offering; (b) has more than one demand registration right at the issuer’s expense; (c) has a demand registration right with a duration of more than five years from the commencement of sales of the public offering; (d) has a piggyback registration right with a duration of more than seven years from the commencement of sales of the public offering(e) has anti-dilution terms that allow the participating members to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; or (f) has anti-dilution terms that allow the participating members to receive or accrue cash dividends prior to the exercise or conversion of the security.

Commissions, Discounts, Expenses and Fees

The following table shows the maximum discounts, commissions, and fees payable to StartEngine Primary in connection with this offering by the Company(1):

StartEngine processing fee paid by investors to StartEngine(2)	$700,000
StartEngine commission paid by the Company to StartEngine(3)	$800,000
StartEngine out of pocket expenses paid by the Company(4)	$20,000

(1)	This table does not include does not include 18,132 shares of Series C Preferred Stock that has been received by StartEngine Primary and its affiliates in connection with the Company’s prior Regulation Crowdfunding offerings, in which shares of the Company's Common Stock were sold at $2.30 per share, representing a value of $41,703.6.
(2)	Investors will be required to pay directly to StartEngine Primary a processing fee equal to 3.5% of the investment amount at the time of the investors’ subscription (excluding Bonus Shares).
(3)	StartEngine Primary will receive commissions paid by the Company of 4.0% of the offering proceeds.
(4)	The Company will also pay $20,000 to StartEngine Primary for out of pocket accountable expenses paid prior to commencing. This fee will be used for the purpose of coordinating filings with regulators and conducting a compliance review of the Company’s offering. Any portion of this amount not expended and accounted for will be returned to the Company.

Assuming the full amount of the offering is raised, the Company estimates that the total value of the commissions, discounts, expense and fees of the offering payable or owed by the Company and the investors to StartEngine Primary will be approximately $1,520,000. No fees or commissions will be paid with respect to the issuance of Bonus Shares in this offering.

With respect to shares received in connection with this offering and the Company's previous offerings under Regulation Crowdfunding, StartEngine Primary LLC and its affiliates will comply with Lock-Up Restriction required by FINRA Rule 5110I(1), not selling, transferring, assigning, pledging, or hypothecating or subjecting such to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities commission for a period of 180 days beginning on the date of commencement of sales of the public equity offering with respect to the Securities Commission, unless FINRA Rule 5110(e)(2) applies. Pursuant to FINRA Rule 5110(g), StartEngine Primary and its affiliates will not accept a securities commission in options, warrants or convertibles which violates 5110(g) including but not limited to (a) is exercisable or convertible more than five years from the commencement of sales of the public offering; (b) has more than one demand registration right at the issuer’s expense; (c) has a demand registration right with a duration of more than five years from the commencement of sales of the public offering; (d) has a piggyback registration right with a duration of more than seven years from the commencement of sales of the public offering(e) has anti-dilution terms that allow the participating members to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; or (f) has anti-dilution terms that allow the participating members to receive or accrue cash dividends prior to the exercise or conversion of the security.

Other Terms

StartEngine Primary has also agreed to perform the following services in exchange for the compensation discussed above:

●	design, build, and create the Company’s campaign page,

●	provide the Company with a dedicated account manager and marketing consulting services,

●	provide a standard purchase agreement to execute between the Company and investors, which may be used at Company’s option and

●	coordinate money transfers to the Company.

StartEngine Primary will charge you a non-refundable processing fee equal to 3.5% of the amount you invest at the time you subscribe for the Company’s securities, equivalent to $0.105 per share.

StartEngine Primary intends to use an online platform provided by StartEngine Crowdfunding, Inc. (“StartEngine Crowdfunding”), an affiliate of StartEngine Primary, at the domain name www.startengine.com (the “Online Platform”) to provide technology tools to allow for the sales of securities in this offering. In addition, StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the Online Platform. Fees for credit and debit card payments will be passed onto investors at cost and the Company will reimburse StartEngine Crowdfunding for transaction fees and return fees that it incurs for returns and chargebacks, pursuant to a Credit Card Services Agreement.

Participation Right

Pursuant to the terms of its certificate of incorporation, as amended, on January 10, 2025 the Company provided a notice to existing stockholders regarding their participation right in this offering under Regulation A. Under the participation right, existing stockholders have the right, but not the obligation, to purchase additional shares of the Company's Common Stock in this Regulation A offerings on a pro rata basis.  The participation right for this Regulation A Offering expired on January 17, 2025.

As of the expiration of the notice period for the participation right, the Company has received indications of interest for the reserved shares of Common Stock, in the amount of 254,749, by those stockholders that chose to participate in this participation right. The notice for the participation right was provided in accordance with Rule 255(b) of Regulation A, and as such these indications of interest for the reserved shares are non-binding. Once this offering is qualified by the SEC, the Company will inform the stockholders that have indicated interest of their right to purchase their respective number of the reserved shares. Should the stockholder choose not to purchase their number of reserved shares, the Company will make those shares available to any investor.

Subscription Procedures

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, checks will not be accepted, to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the Online Platform. The Company estimates that processing fees for credit card subscriptions will be approximately 4% of total funds invested per transaction, although credit card processing fees may fluctuate. The Company intends to pay these fees and will reimburse StartEngine Crowdfunding for transaction fees and return fees that it incurs for returns and chargebacks. The Company estimates that approximately 100% of the gross proceeds raised in this offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total offering expenses set forth in “Use of Proceeds to Issuer.” Upon closing, funds tendered by investors will be made available to the Company for its use.

The minimum investment in this offering is 167 shares of Common Stock, or $500, plus the StartEngine processing fee of 3.5%.

In order to invest you will be required to subscribe to the offering via the Online Platform and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto. Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount, including the StartEngine processing fee, that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The Company has entered into an Escrow Services Agreement with The Bryn Mawr Trust Company (the “Escrow Agent”) and StartEngine Primary. Investor funds will be held by the Escrow Agent pending closing or termination of the offering. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The Company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

The Escrow Agent is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of the Escrow Agent technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this offering. All inquiries regarding this offering or escrow should be made directly to the Company.

In the event that the Company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

Pursuant to the Company’s agreement with StartEngine Primary, the Company agrees that 6% of the total funds received into escrow will be held back as a deposit hold in case of any ACH refunds or credit card chargebacks. The hold will remain in effect for 180 days following the close of the offering. 75% of this hold back will be released back to the Company after 60 days after the close of the offering, the remaining 25% shall be held for the remaining 120 days. Based on the assumed maximum amount that the Company might owe StartEngine Primary, it estimates the deposit hold could be for up to $1,200,000.

StartEngine Secure LLC, an affiliate of StartEngine Primary, will serve as transfer agent to maintain stockholder information on a book-entry basis. The Company will not issue shares in physical or paper form. Instead, its shares will be recorded and maintained on the Company’s stockholder register.

In the event that it takes some time for the Company to raise funds in this offering, the Company will rely on income from sales, funds raised in any offerings from accredited investors.

Investment Limits

Pursuant to Rule 251(d)(2)(i)(C), investors that are not accredited investors, within the meaning of Rule 501 of Regulation D under the Securities Act, are restricted from investing an amount that exceeds 10% of the greater of the investor’s annual income or net worth. The value of the investment includes both the purchase price of the securities and the 3% fee payable to StartEngine Primary. Investors will be required to provide a representation that their investment is within this limit when executing the Subscription Agreement for this Offering, which is included as Exhibit 4.1.

Bonus Shares and Perks

After subscribing for the full price for the purchased securities, certain investors in this Offering are eligible to receive additional shares of Common Stock equal to an amount that is 5% to 20% of the number of shares purchased for no additional consideration paid (“Bonus Shares”). Investors who purchase shares of Common Stock are eligible to receive Bonus Shares based on the amount of their investment, their status as a current stockholder, or are eligible to receive the StartEngine Venture Club Bonus. Investors will not be required to provide additional consideration, whether cash or non-cash, in order to receive Bonus Shares. Those investors not eligible for the maximum value of Bonus Shares will experience additional dilution compared to investors receiving the maximum amount of 20% Bonus Shares.

Bonus Shares based on the amount of investment will be based on a single transaction and are not cumulative of multiple purchases. If an investor who is a member of the StartEngine Venture Club, is a previous investor, and/or also qualifies for Bonus Shares based on the amount they invest, then the Bonus Shares are stackable; however, the maximum amount of Bonus Shares that an investor can receive in this offering is 20%. To illustrate the issuance of Bonus Shares, if you are eligible for a 10% bonus from membership in the StartEngine Venture Club and buy 100 shares of Common Stock at $3.00 per share, you will receive 100 shares of Common Stock at that purchase price of $300 plus will be issued an additional 10 shares for no additional consideration. Fractional shares will not be distributed, and share bonuses will be determined by rounding down to the nearest whole share.

Loyalty Bonus

Prior investors in the Company are eligible for 5% Bonus Shares as a loyalty bonus regardless of the amount of shares of Common Stock they purchase in this Offeirng.

Volume-Based Perks

Perks based on the investment value, (the dollar value of the shares of Common Stock that an investor purchases (the “Investment Value”)), including company branded merchandise and experiences, are set out below:

Tier	Investment Value	Bonus Shares	Company Perk	Approximate Cash Value of Company Perk(1)(2)
Bronze	$5,000 - $9,999	5%	None.	N/A
Silver	$10,000 - $19,999	10%	1 hour call with Joey Bose (President and CEO).	None
Gold	$20,000 - $49,999	15%	All Silver Tier Company Perks, plus a conversation with Gaetano Scuderi, MD (Founder and board-certified orthopedic surgeon) regarding any musculoskeletal ailments you or a loved one are suffering from.	• Conversation with Gaetano Scuderi - $1,500.
Diamond	$50,000 - $99,999	20%	All Silver and Gold Tier Company Perks	• Conversation with Gaetano Scuderi - $1,500.
Platinum	$100,000+	20%	All Silver and Gold Tier Company Perks, plus free APIC treatment, including our FDA-approved therapy for osteoarthritis (note: we will cover the cost of the APIC kit plus the physician’s visit fee for administering the therapy, but not the initial consultation).	• Conversation with Gaetano Scuderi - $1,500; • APIC treatment - $1,500

Please note, multiple investments in the Offering cannot be combined to qualify for a larger volume-based perk. Perks will be issued to the named investor at the address and email provided during the investor’s subscription.

We are of the opinion that these perks do not alter the sales price or cost basis of the securities in this offering. Instead, the perks are a “thank you” to investors that help us achieve our mission, with the value provided being a best estimate by the company. However, it is recommended that investors consult with a tax professional to fully understand any tax implications of receiving any perks before investing.

The 10% StartEngine Venture Club Bonus

The Company will offer 10% additional Bonus Shares for all investments that are committed by investors that are eligible for the StartEngine Crowdfunding Inc. Venture Club Bonus.

This means eligible StartEngine Venture Club participants will receive a 10% bonus for any shares they purchase in this offering. This 10% Bonus is only valid during the investor’s eligibility period. Investors eligible for this bonus will also have priority if they are on a waitlist to invest and the company surpasses its maximum funding goal. They will have the first opportunity to invest should room in the offering become available if prior investments are canceled or fail.

The StartEngine Venture Club (previously known as the Owner’s Bonus) is available to all customers of StartEngine. Membership in the StartEngine Venture Club costs $275 per year and is paid directly to StartEngine. Memberships can be purchased during the subscription process for investing in an offering, or on a standalone basis.

Investors will receive the highest single bonus they are eligible for among the bonuses based on the amount invested. Eligible investors will also receive the Venture Club Bonus and the Loyalty Bonus in addition to the aforementioned bonus, resulting in a maximum potential of 20% Bonus Shares.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Provisions of Note in Our Subscription Agreement

Our subscription agreement includes forum selection provisions that require any claims against the Company based on the subscription agreement not arising under the federal securities laws to be commenced in its chosen dispute resolution jurisdiction, which is the courts of the State of Florida. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, this provision allows its officers not to lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the Company.

Submission to Dispute Resolution Proceedings

The subscription agreement provides that subscribers submit to dispute resolution for any claim they may have against us arising out of or relating to the subscription agreement, forgoing the right to a jury trial or other types of proceedings. By signing the subscription agreement, the investor warrants that the investor has reviewed this provision with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement or investors’ rights agreement with a jury trial. No condition, stipulation, or provision of the subscription agreement or investors’ rights agreement serves as a waiver by us, or by any investor, of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

No Selling Shareholders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Transfer Agent and Registrar

The Company has engaged StartEngine Secure LLC, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis

USE OF PROCEEDS TO ISSUER

The Company expects to incur offering costs of $800,000 to StartEngine Primary in maximum commissions and an additional maximum of $800,000 in credit card processing fees, as well as approximately $2,900,000 in additional offering expenses associated with professional fees for accounting and legal services, future marketing expenses for digital advertising, EDGARization fees, and blue sky fees (excluding state notice filing fees). As a result of the foregoing, assuming receipt of the maximum cash raise of $20,000,000, the net proceeds of this offering would be approximately $15,500,0000. If we successfully raise the maximum amount under this raise, the Company expects to have sufficient capital to fund its Phase 2 clinical study and production of its GMP drug with substantial reserves for working capital. In the event that less than the full amount is raised, the Company plans to optimize working capital to ensure key objectives are met. Notably, the scope and scale of the Phase 2 trial will be directly influenced by the amount of capital raised. A greater level of funding will enable a more extensive trial, characterized by a longer duration and a larger patient population.

Notably, as disclosed in the “Risk Factors” section of this Offering Circular, we are commercializing highly complex technology. Until such a time as the Company is able to generate sufficient revenue or license its technology, the Company will need to obtain additional financing to fund its operating losses.

The table below summarizes our intended uses of the proceeds received in this offering, illustrating multiple scenarios where we raise less than the maximum offering amount, including a $5,000,000 raise scenario (25% of the maximum offering amount) and $10,000,000 (50% of the maximum offering amount).

During the course of the offering, the Company may issue Bonus Shares as described under “Plan of Distribution.” The issuance of Bonus Shares does not affect the potential proceeds that may be received by the Company.

Please see the table below for a summary the Company’s estimated intended use of proceeds from this offering:

	$10,000,000 Raise	$15,000,000 Raise	Maximum Offering $20,000,000 Raise
Offering Proceeds
Gross Proceeds	$10,000,000	$15,000,000	$20,000,000
Commission Payable	$400,000	$600,000	$800,000
Credit Card Fee Assumption	$400,000	$600,000	$800,000
Fixed Offering Expenses and Marketing	$1,500,000	$1,500,000	$2,900,000

Total Proceeds Available for Use	$7,700,000	$12,300,000	$15,500,000

Estimated Expenses
Phase 2 Clinical Study	$5,200,000	$9,800,000	$12,500,000
GMP Drug Production	$1,500,000	$1,500,000	$1,500,000
Working Capital	$1,000,000	$1,000,000	$1,500,000

Total Expenditures	$7,700,000	$12,300,000	$15,500,000

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

THE COMPANY’S BUSINESS

Overview

We were originally organized on July 26, 2006 in Florida as Gammaspine, Inc. On April 20, 2007, we changed our name from Gammaspine, Inc. to Cytonics Corporation. We have one subsidiary, Cytonics Australia organized on August 25, 2023.

We were founded as a private research and development Company focusing on molecular diagnostic and therapeutic products for osteoarthritis (“OA”). Our first product was a biomarker assay ("Fibronectin Aggrecan Test" - FACT) to quantify the extent of cartilage damage that is the hallmark of osteoarthritis. We leveraged this nuanced understanding of cartilage damage to develop our first treatment for OA, the Autologous Protease Inhibitor Concentrate (“APIC”) therapy, a device which enriches the therapeutic A2M protein from a patients’ own blood to treat damaged joints.

At this pivotal moment in our Company’s journey, we are deeply committed to advancing the development of CYT-108. We believe it is a groundbreaking, genetically engineered A2M variant designed to address the root molecular cause of osteoarthritis. Currently, there are no disease modifying therapies for osteoarthritis. The Company believes CYT-108 holds the potential to be a treatment capable of modifying the course of this debilitating disease, ideally offering hope for millions suffering from osteoarthritis.

Our intellectual property consists of 25 issued US and international patents covering all three of our technologies (FACT, APIC, and CYT-108), and 3 patents pending.

A few of our most notable milestones are listed below:

•	During 2010 and 2011 the Company was awarded $1,800,000 in NIH grants to pursue our innovative research into discovering treatments for osteoarthritis.

•	Raised approximately $25,000,000 in funding from private equity, Equity Crowdfunding (Reg A+ and Reg CF), and licensing deals (Synthes Corp, CareStream America).

•	Johnson & Johnson Development Corporation became a large shareholder acquiring 12% ownership on a fully diluted basis on May 29, 2011 and June 9, 2011.

Industry Overview and Market

OA is a degenerative disease that erodes the articular cartilage that protects your joints. Over 27,000,000 Americans currently suffer from OA. The aging population incidence of OA is projected to reach 25% of the adult population in the United States by 2030. While frequently thought of as a chronic disease of aging, OA is prevalent even amongst the young and healthy. As of 2024, post-traumatic osteoarthritis (PTOA) accounts for approximately 12% of all symptomatic osteoarthritis cases, This OA subtype occurs frequently in athletes that experience injury (e.g., ACL tear) on the field. . Currently, limited treatment options for OA exist, and the current therapies are all palliative. They address the symptoms, but fail to address the root cause of the pain and inflammation, which is cartilage damage due to activity of proteases within the arthritic joint. Currently non-surgical OA recommended treatments include the following:

•	Weight loss

•	Exercise

•	Hyaluronic Acid (HA) inections.

•	Platelet-Rich-Plasma (PRP)

•	Stem Cell Treatments

•	Placental-Derived products

Notably, back pain is the second-most common reason patients visit their physicians and the most common reason for missed work. However, according to Orthopedics Today, spine surgery is rare with approximately 3.5% of the most severely affected patients receiving surgery. Back pain is the number one cause of healthcare expenditures, resulting in more than $100 billion in medical expenses annually. According to the National Ambulatory Care Survey, the two most common musculoskeletal reasons for patient to visit a physician were back pain, with 20 million visits, and knee pain, with 15 million visits annually. Of those visits, the second and third most common diagnoses were low back pain and osteoarthritis. One in five adults in the U.S. report being diagnosed by a physician with arthritis. By 2030, it is estimated by the NIH that approximately 70 million Americans will have doctor diagnosed arthritis compared to 42.7 million in 2002, a 58% increase for that period. The economic toll of arthritis in its various forms is estimated to result in excess of $86 billion in lost productivity and healthcare costs. This growth makes the spine and joint markets the fastest growing markets in orthopedics. These growing markets create a unique opportunity to commercialize innovative diagnostic and treatment technologies.

For patients with back or knee pain, making an accurate diagnosis is a substantial challenge for physicians. Both spine sciatic pain and knee or joint pain can have multiple etiologies. Various technologies exist to assist physicians to accurately diagnose these patients, but many are expensive and time consuming. MRI, CT scan, and Arthroscopy still require subjective judgment calls by the physician and radiologist. The costs of these diagnostic tests are staggering. The cost of an incorrect diagnosis is significant. Multiple trips to providers, duplicate tests, unnecessary physical therapy or treatments and days or weeks of lost work time are just a few of the compelling reasons providers and insurance carriers seek a less costly and more accurate diagnostic tool.

There are more than 4,500 domestic orthopedic surgeons and neurosurgeons in the U.S. that perform spine procedures for back pain. Many of these surgeons currently perform epidural injections as a first level of treatment for back pain. Additional levels of treatment include spine surgery fusion, discectomies, stenosis and laminectomies. It is estimated that the average U.S. spine surgeon performs 200 procedures a year with fusions accounting for 45% of all procedures, discectomies 44%, and stenosis and laminectomies 11%.

Additionally, according to the American Academy of Pain Management, there are over 6,000 pain management specialists throughout the U.S. that diagnose and treat back and joint pain. Many of these physicians perform 10 to 20 pain reduction procedures, including epidural injections, each day.

The Company is focused on serving the existing demand for spine and joint pain diagnosis and treatment and is developing new and innovative diagnostic and treatment technologies. We believe an effective treatment for OA would have a tremendous impact on both human well-being and the economic burden of the disease.

Regulatory Regimes

As a biotechnology company, we are subject to extensive legal and regulatory requirements. For example, we will need approval from regulatory agencies for our research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting and import and export of our product candidates. Relevant regulatory authorities include, but are not limited to, the FDA, the European Medicines Agency, or EMA, an agency of the European Union in charge of the evaluation and supervision of medicinal products, the European Commission, which is the executive arm of the European Union, or EU, and other national regulatory authorities where we conduct clinical trials or seek marketing approval. The United States and certain jurisdictions outside the United States also regulate the pricing and reimbursement of such products. The processes for obtaining marketing approvals in the United States and in other countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

Licensure and Regulation of Biologics in the United States

In the United States, our product candidates are regulated as biological products, or biologics, under the Public Health Service Act, or the PHSA, and the Federal Food, Drug, and Cosmetic Act, or the FDCA, and their implementing regulations promulgated by the FDA. The failure to comply with the applicable requirements at any time during the product development process, including nonclinical testing, clinical testing, the approval process, or post-approval process, may subject us to delays in the conduct of a clinical trial, regulatory review and approval, and/or subject us to administrative or judicial sanctions. Such sanctions may include, but are not limited to, the FDA’s refusal to allow us to proceed with clinical testing of our product candidates, refusal to approve pending applications, license suspension or revocation, withdrawal of an approval, receipt of untitled or warning letters, adverse publicity, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, and civil or criminal investigations and penalties brought by the FDA or the U.S. Department of Justice or other governmental entities.

As we seek approval to market and distribute a new biologic in the United States, we generally must satisfactorily complete each of the following steps:

●	preclinical laboratory tests, animal studies, and formulation studies all performed in accordance with the FDA’s current Good Laboratory Practice, or cGLP, regulations;

●	manufacture of clinical investigational product according to current Good Manufacturing Practice, or cGMP;

●	submission to the FDA of an IND for human clinical testing, which must become effective before human clinical trials may begin;

●	approval by an independent institutional review board, or IRB, representing each clinical trial site before each clinical trial may be initiated, or by a central IRB if appropriate;

●	performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate for each proposed indication, in accordance with the FDA’s current Good Clinical Practice, or cGCP, regulations;

●	preparation and submission to the FDA of a BLA for marketing approval of our product candidates for one or more proposed indications, including submission of detailed information on the manufacture and composition of our product candidates and proposed labeling;

●	review of the BLA by FDA potentially with independent expert advice by an FDA advisory committee, where applicable;

●	satisfactory completion of inspections of the manufacturing facility or facilities by FDA, including those of any third-party manufacturers, at which the product, or components thereof, are produced in order to assess compliance with cGMP requirements and to ensure that the facilities, methods, and controls are adequate to preserve the product’s identity, strength, quality, and purity, and, if applicable, the FDA’s current Good Tissue Practice, or cGTP, for the use of human cell and tissue products;

●	satisfactory completion of any FDA audits of clinical trial sites to ensure compliance with cGCPs and the integrity of clinical data in support of the BLA;

●	payment of user fees and securing FDA approval of the BLA; and

●	compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy, or REMS, adverse event reporting, and compliance with any post-approval studies required or requested by the FDA.

Preclinical Studies and Investigational New Drug Application

Before testing any investigational biologic product candidate in humans, our product candidates must undergo preclinical testing. Preclinical tests include laboratory evaluations of product chemistry, formulation, and stability, as well as studies to evaluate the potential for safety, efficacy, and toxicity in animals. The conduct of the preclinical tests and the formulation of the compounds for use in the preclinical testing must comply with federal regulations and/or requirements. The results of the preclinical tests, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND application. An IND is an exemption from the restrictions of the FDCA which permits an unapproved biologic product candidate to be shipped in interstate commerce for use in an investigational clinical trial. The FDA will notify us within 30 days after receipt of our IND application whether we are cleared to begin human clinical trials, unless before that time the FDA has concerns or questions about our product or conduct of the proposed clinical trial, including concerns that human research subjects would be exposed to unreasonable and significant health risks. In such a case, we and the FDA must resolve any outstanding concerns before the clinical trials can begin.

If the FDA raises concerns or questions during this 30-day period, including safety concerns or concerns due to regulatory non-compliance, the FDA may impose a partial or complete clinical hold with respect to our product. Such a clinical hold would delay either a proposed clinical trial, or cause suspension of an ongoing clinical trial, until all outstanding concerns have been adequately addressed, and the FDA has notified us that our clinical trials may proceed or recommence as authorized by the FDA.

Human Clinical Trials in Support of a BLA

Our clinical trials involve the administration of our product candidate to patients with the disease to be treated and are conducted under the supervision of a qualified principal investigator in accordance with cGCP requirements. Clinical trials are conducted under study protocols detailing, among other things, the objectives of the clinical trial, inclusion, and exclusion criteria, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A protocol for each clinical trial and subsequent protocol amendments must be submitted to the FDA as part of the IND.

If we wish to conduct a clinical trial outside of the United States, we may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. When a foreign clinical trial is conducted under an IND, all of the FDA’s IND requirements must be met unless waived. If a non-United States clinical trial is not conducted under an IND, we may submit data from a well-designed and well-conducted clinical trial to the FDA in support of our BLA, so long as the clinical trial is conducted in compliance with cGCP and the FDA is able to validate the data from the clinical trial and/or through an onsite inspection if the FDA deems it necessary.

For clinical trials conducted in the United States, each clinical trial must be reviewed and approved by an institutional review board, or IRB, either centrally or individually at each institution at which our clinical trials will be conducted. The IRB will consider, among other things, our clinical trial design, subject informed consent, ethical factors, and the safety of human subjects. The IRB must operate in compliance with FDA regulations governing IRBs. The FDA, the applicable IRB, or we may suspend or terminate a clinical trial at any time for various reasons, including a finding that the clinical trial is not being conducted in accordance with FDA requirements or that the subjects or patients are being exposed to an unacceptable health risk. Some clinical trials receive additional oversight by an independent group of qualified experts organized by us, known as a data safety monitoring board or committee. This group receives and reviews data arising from the clinical trial on an ongoing basis and may recommend continuation of the clinical trial as planned, changes in clinical trial conduct, or cessation of the clinical trial at designated check points based on such data.

Clinical trials typically are conducted in three sequential phases; however, the phases may overlap or may be combined.

●	Phase 1 clinical trials are initially conducted in a limited population of healthy humans or, for our products, in patients, in order to test the product candidate for safety, including adverse effects, dose tolerance, absorption, metabolism, distribution, excretion, and pharmacodynamics, and to identify a recommended Phase 2 dose.

●	Phase 2 clinical trials are generally conducted in a limited patient population to identify possible adverse effects and safety risks, evaluate the efficacy of the product candidate for specific targeted indications, and to determine dose tolerance and optimal dosage. We may conduct multiple Phase 2 clinical trials to obtain information before beginning larger and costlier Phase 3 clinical trials. The Phase 2 clinical trial for our product candidates may serve as the pivotal trial, in which case a Phase 3 clinical trial will not be necessary.

●	Phase 3 clinical trials are undertaken within an expanded patient population to further evaluate the proposed effective dose and gather additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for labeling.

During all phases of clinical development, regulatory agencies require extensive monitoring and auditing of all clinical activities, clinical data and clinical trial investigators. Annual progress reports detailing the status of clinical trials must be submitted to the FDA. Written IND safety reports must be submitted to the FDA and the investigators within 15 calendar days of receipt by us after determining that the information qualifies for such expedited reporting. IND safety reports are required for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk to humans in our clinical trials, and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. Additionally, we must notify FDA within seven calendar days after receiving information concerning any unexpected fatal or life-threatening suspected adverse reaction. Other external events may occur that can affect the conduct of our clinical trials, such as the COVID-19 pandemic or government shutdowns.

In some cases, the FDA may approve a BLA for our product candidate but require us to conduct additional clinical trials to further assess the product candidate’s safety and effectiveness after approval. Such post-approval trials are typically referred to as Phase 4 clinical trials. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication and to document a clinical benefit in the case of biologics approved under accelerated approval regulations. Failure to exhibit due diligence with regard to conducting Phase 4 clinical trials could result in withdrawal of approval for our products. Additionally, a Phase 4 clinical trial could be implemented in an effort to evaluate other medical indications for a therapy.

There also are requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries, such as www.ClinicalTrials.gov. We are required to register and disclose certain clinical trial information, including the product information, patient population, phase of investigation, clinical trial sites and investigators, and other aspects of the clinical trial on www.ClinicalTrials.gov. We are also obligated to disclose the results of our clinical trials after completion. Disclosure of the results of these clinical trials can be delayed until the new product or new indication being studied has been approved, up to a maximum of two years.

As a biotechnology company, we are subject to extensive legal and regulatory requirements. For example, we may need approval from regulatory agencies for our research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting and import and export of our product candidates. Relevant regulatory authorities include, but are not limited to, the FDA, the European Medicines Agency, or EMA, an agency of the European Union in charge of the evaluation and supervision of medicinal products, the European Commission, which is the executive arm of the European Union, or EU, and other national regulatory authorities. The United States and certain jurisdictions outside the United States also regulate the pricing and reimbursement of such products. The processes for obtaining marketing approvals in the United States and in other countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

Our Products

Our Company has developed protein-based diagnostics and therapeutics for chronic orthopedic diseases. Below is a brief description of products that we have developed and are currently active.

PRODUCT	DESCRIPTION	VALUE	LAUNCH DATE	STATUS	LICENSING AGREEMENT	MANUFACTURING AGREEMENT
FACT™ (Fibronectin-Aggrecan Complex Test)	Biomarker assay for the detection of cartilage damage. Sold to physicians nationwide, often accompanying the sale of an APIC™ kit	Provides physicians with a quantitative method to determine the extent of cartilage damage and promotes APIC™ treatment	2010	Lab Developed Test (LDT) and has not been cleared or approved by the U.S. Food and Drug Administration (FDA)	Currently licensed to Christie Medical Holdings (Human application)	Currently manufactured by Christie Medical Holdings (Human application)
Autologous Protease Inhibitor Concentrate (“APIC”) therapy	A device which enriches the therapeutic A2M protein from a patients’ own blood to treat damaged joints.		January 2014	510(k) clearance (FDA approval for medical devices)FDA Approved	Currently licensed to: Christie Medical Holdings (Human application). Expires 2029	Currently manufactured by: Christie Medical Holdings (Human application). Expires 2029
Autologous Protease Inhibitor Concentrate (“APIC”) therapy for Veterinarian application	A device which enriches the therapeutic A2M protein from a patients’ own blood to treat damaged joints. Same products directed animals.	Out-licensed to distributor in the equine veterinary industry, royalties on in-market sales starting in 2021	January 2014		Currently licensed to: Astaria Global, LLC (Veterinarian application) Expires 2025	Currently manufactured by: Astaria Global, LLC (Veterinarian application). Expires 2025
Genetically engineered A2M variant, “CYT-108”	Targets the root molecular cause of osteoarthritis in joints.	Lead drug candidate for osteoarthritis	TBD

Phase I clinical trial began Q1 2024 in Australia

Preliminary data expected in the Q3 2025

The IND application for CYT-108 as a treatment for osteoarthritis of the knee is under construction and will be submitted once the Phase 1 clinical study in Australia concludes.

FACT™ (Fibronectin-Aggrecan Complex Test)

In 2010, our Company launched our flagship product, a first-in-kind biomarker assay that detects byproducts of cartilage degradation in joint fluid, called “FACT™” (Fibronectin-Aggrecan Complex Test). The FACT™ diagnostic product is currently sold to physicians nationwide, and is used to assess the extent of cartilage damage in patients and determine the appropriate course of treatment. Samples of patient’s joint (synovial) fluid are delivered to Cytonics’ laboratory for testing, and the results are uploaded to a secure database accessible only to physicians. Over 900 kits were distributed to physicians in 2019, with roughly 934 kits distributed in 2020, 785 kits distributed in 2021, 127 kits distributed in 2022, and 126 kits distributed in 2023. The decline in sales is related to the shutdown of many medical offices during years affected by COVID-19, and the hurdle of re-establishing relationships with this customer base upon re-opening.

The FACT™ diagnostic product is currently sold to physicians nationwide, and is used to assess the extent of cartilage damage in patients and determine the appropriate course of treatment. Samples of patient’s joint (synovial) fluid are delivered to Cytonics’ laboratory for testing, and the results are uploaded to a secure database accessible only to physicians.

APIC™

We have developed a range of therapeutic products for the treatment of painful osteoarthritis, back, and joint pain based upon our understanding of Fibronectin-Aggrecan Complex formation and the role that A2M plays in regulating cartilage degradation. The Company’s first therapeutic product, APIC™ was cleared for sale via the 510(k) regulatory process in January 2014. This technology is predicated on Platelet Rich Plasma (PRP), a concentration of the plasma cells found in blood that is injected into joints that are painful and inflamed. The APIC™ system differs from PRP in that it selectively concentrates A2M while removing other blood proteins. The final preparation is a highly concentrated, A2M-rich solution that can be injected into damaged, painful, and inflamed joints.

The Company has entered into 2 third party licensing agreements with certain distributors of medical devices whereby the Company has granted sales, marketing manufacturing, and distribution licenses in the human and veterinary markets with exclusive rights to sell both domestically and internationally in the human and veterinary markets the APIC™ products and FACT™ products of the Company. Our APIC system has been used to successfully treat over 10,000 patients nationwide. It is also being used to treat racehorses with success.

Alpha-2-Macroglobulin (“A2M”) and Variant CYT - 108

Alpha-2-Macroglobulin (“A2M”) is a blood serum protein that plays a role in the clotting cascade. A2M is a well characterized, broad spectrum protease inhibitor that has demonstrated potent inhibitory activity against the proteases that are upregulation in OA. Unfortunately, naturally occurring levels of A2M are too low to lend any therapeutic benefit to damaged joints.

Our A2M technology has been proven to slow cartilage degradation, alleviate pain, eventually halt the progression of OA and allow the body’s regenerative mechanisms to heal the damaged tissue. We believe our innovation is in combining our technologies. Specifically, we developed the Autologous Protease Inhibitor Concentrate (“APIC”) system to concentrate the A2M found naturally in the bloodstream. This is achieved by drawing and centrifuging patient’s blood, then filtering out all the proteins that could cause damage to the joint (such as proteases and inflammatory cytokines). This selectively concentrates the A2M protein found within the bloodstream 4-6x above naturally occurring levels.

The next generation of A2M variants is underway. We have leveraged our expertise in proteomics to create a library of over 100 genetically modified A2M variants. The A2M variants were genetically engineered with unique bait regions responsible for trapping and eliminating proteases. Our A2M variants have a stronger potency and greater specificity for the proteases that are responsible for OA, making these variants powerful protease inhibitors. We tested the ability of each variant to block cartilage degradation in animal models of OA and identified 2 exceptional variants for further testing, named "CYT-98" and "CYT-108.

Preclinical Development of CYT-108

Drug Discovery & Lead Selection

•	Over 100 recombinant variants (rA2M) of the wild-type A2M (wt-A2M) protein were designed and tested for their inhibitory effects on 12 proteases involved in cartilage breakdown.

•	Lead Selection:

o	Four top-performing rA2M variants were identified and compared with wt-A2M in an ex vivo Bovine Cartilage Explant (BCE) model, where cartilage breakdown was induced using TNF-alpha and IL1-beta.

o	Recombinant A2M variants demonstrated stronger inhibition of sulfated glycosaminoglycans (sGAGs) release than wt-A2M.

o	The two most effective variants advanced to in vivo studies (Zhang et al., 2017).

In Vivo Rat Model of Osteoarthritis

•	A rat anterior cruciate ligament transection (ACL-T) model was used to assess cartilage protection.
•	The rA2M variants demonstrated superior protease inhibition and downregulation of protease gene expression.
•	Fluorescence molecular tomography, immunohistochemical analysis, and RT-PCR confirmed cartilage protection.
•	CYT-108 emerged as the most effective rA2M variant and was selected for further investigation.

Manufacturing & Purification

•	Produced in Chinese hamster ovary (CHO) cells and purified through a multi-step process involving metal affinity, reverse-phase, and anion exchange chromatography.
•	Virus inactivation and filtration steps ensure purity and safety.
•	The final formulation is ultra-filtered for drug concentration and stability.

Preclinical Pharmacokinetics & Safety Studies

Small Animal Studies

•	PK/PD studies in nude mice showed that fluorescently labeled A2M had a half-life of 4.0 – 4.7 days when administered intra-articularly or subcutaneously.
•	Biodistribution: A2M was not detected in any organ or circulation, confirming localized drug activity.

Large Animal Studies (Canine OA Model)

•	A non-GLP study in a canine post-traumatic OA model tested intra-articular and subcutaneous injections.
•	Key Safety Findings:

o	No adverse events or side effects observed with three 0.5 mg/kg intra-articular injections at one-week intervals.
o	No systemic effects with three subcutaneous injections (5 mg/kg, 10× human dose equivalent).
o	No changes in vital signs, blood analysis, or major organs (heart, kidney, liver, lung, brain, spleen).

Efficacy Outcomes (Canine OA Model)

•	Cartilage & Bone Preservation

o	57% improvement in cartilage structure (Safranin-O staining).
o	46% increase in chondrocyte viability.
o	10% increase in proteoglycan content.
o	77% recovery of subchondral bone plate thickness.

•	Synovial Membrane Recovery

o	57% reduction in synovial cellular thickening.
o	31% decrease in synovial hyperplasia.

GLP IND-Enabling Study

•	Conducted to establish safety and pharmacokinetics for regulatory approval.
•	Subcutaneous administration at 10× human dose simulated worst-case exposure scenarios.
•	LC-MS/MS assay: CYT-108 detected in circulation within 48 hours, triggering an immune response with anti-CYT-108 antibody formation.
•	Data supported regulatory filings and approval for Phase 1 human trials in Australia.

Phase 1 Clinical Trial for CYT-108

The Phase 1 clinical trials for CYT-108 commenced in Q1 2024 in Australia. Our subsidiary, Cytonics Australia, provides us with significant strategic advantages, including a 43.5% cash government subsidy on all R&D expenses and the ability to leverage a favorable exchange rate for conducting our Phase 1 clinical trial.

Trial Design

•	Type: Multicenter, double-blind, randomized, placebo-controlled study.

•	Objective: Evaluate the safety and tolerability of two doses of CYT-108 in patients with mild-to-moderate knee osteoarthritis.

•	Treatment Schedule:

o	Day 1: First intra-articular injection.

o	Day 85: Second intra-articular injection.

o	Follow-up visits: Days 8, 29, 57, 85, 113, 183 (1, 4, 8, 12, 16, and 26 weeks post-first dose).

Patient Selection

•	Total Enrollment: 22 participants.

•	Randomization:

o	Group 1 (12 patients): 5mL CYT-108 (5mg/mL) via intra-articular injection (Day 1, Day 85).

o	Group 2 (10 patients): 5mL placebo (PBS) via intra-articular injection (Day 1, Day 85).

•	Sites: Two clinical sites, with no more than 13 participants per site to prevent site bias.

Primary & Secondary Endpoints

Primary Endpoint:

•	Safety & Tolerability: Assessment of adverse events, vital signs, blood markers, and local reactions at injection sites.

Secondary Endpoints:

•	Pharmacokinetics: Systemic absorption and clearance of CYT-108.

•	Efficacy Signals:

o	Improvement in pain scores (VAS, WOMAC).

o	Synovial fluid analysis for biomarkers of inflammation and cartilage degradation.

Patient Withdrawal Criteria

•	Participants may withdraw voluntarily at any time.

•	Clinical investigators can remove participants for safety concerns or other medical reasons.

Next Steps and Milestones

Outlined below is a detailed timeline of key milestones achieved during the Phase 1 trial, as well as the next steps planned for CYT-108’s development:

•	On April 2, 2024, we were granted regulatory approval to begin patient recruitment.
•	As of June 2024 we have successfully recruited 22 patients.
•	As of December 2024 all 22 patients have been dosed with either CYT-108 or placebo (saline).
•	As of January 13, 2025, no drug-related adverse events have been reported.
•	We anticipate that the final patient will receive their last dose in late Q4 2024.

o	During Q1 and Q2 2025, we plan to conduct a 3-month follow-up period to assess safety and efficacy at the six-month mark.
o	We will assess cartilage breakdown and patient reported outcomes (perceived pain and changes in mobility and daily function) in the CYT-108 treated and placebo groups.
o	We will look for signs of “disease modification” by quantifying a cartilage degradation product found in blood and whether there are positive changes in patient reported outcomes of pain and mobility.
o	A reduction in cartilage breakdown of the CYT-108 treated group relative to that of the placebo group would indicate that CYT-108 is targeting the molecular pathogenesis of osteoarthritis, and isn’t merely an anti-inflammatory or pain reliever.

•	The Phase 1 clinical study report is expected to be finalized in early Q3 2025.
•	The results of this study will serve as the foundation for our Investigational New Drug (IND) application, which we plan to submit in Q3 2025.

It is important to note that clinical trial outcomes may not ultimately support the continued development of CYT-108. As of February 11, 2025, 2024 CYT-108 appears well-tolerated and no drug-related adverse events have been reported so far.

Provided, CYT-108 demonstrates strong efficacy and safety results through Phase 1 and subsequent trials, our next steps toward commercialization include:

•	Advancing to Phase 2 and Phase 3 Trials

o	These will focus on confirming efficacy, dosing optimization, and further safety evaluation across larger, multi-national patient populations.

•	FDA Approval and Licensing

o	Following successful Phase 3 results, we will seek FDA approval, alongside approvals in additional global markets such as the European Union, Japan, and Australia.

•	Target Market

o	Our commercialization strategy prioritizes partnerships with healthcare providers, orthopedic clinics, and hospitals specializing in osteoarthritis treatment. Additionally, we will engage with payers to ensure broad insurance coverage and accessibility for patients.

•	Distribution Channels

o	We plan to leverage direct-to-physician sales teams, collaborate with major pharmaceutical distributors, and explore digital telehealth partnerships to maximize market reach.

•	Market Education and Awareness

o	We will conduct comprehensive educational campaigns targeting physicians, patients, and caregivers to highlight the “disease-modifying” benefits of CYT-108.

By focusing on these commercialization strategies, we aim to position CYT-108 as a groundbreaking treatment capable of reversing the root cause of osteoarthritis and significantly improving patients' quality of life.

Concept Products

The Company plans to develop additional products that include therapeutics that we plan to manufacture, outsource to contract manufacturing, or license to strategic partners. Products currently in development or envisioned include the following:

1.	Recombinant Protein Therapeutic, CYT-108, a genetically engineered variant of the naturally occurring A2M protein for treating musculoskeletal and inflammatory disorders.
2.	Recombinant Protein Therapeutic, CYT-108, a genetically engineered variant of the naturally occurring A2M protein for treating inflammatory lung diseases, such as Chronic Obstructive Pulmonary Disease (“COPD”) and Acute Respiratory Distress Syndrome (“ARDS”).
3.	APIC PRP for the treatment of chronic wounds.

4.	APIC™ Mini for the treatment of small joints in humans and animals. The Company is currently working with their veterinary distributor of the APIC therapy to explore the use of CYT-108 in veterinary applications. Initial experiments are scheduled to begin in Q1 2025, the results of which will provide a “go/no-go” signal to pursue further development through the Center of Veterinary Medicine.

No specific timeline has been defined by the Company for bringing the four listed products to market.

Material Agreements

We do not intend to manufacture the majority of our products, but instead we will use outside suppliers and contract manufacturers. See below for additional information regarding agreements we have reached with third parties to facilitate manufacturing, distribution, licensing etc.

Christie Medical Holdings/CareStream Group

On October 8, 2019 the Company entered into a letter of intent with Christie Medical Holdings, which are later acquired by CareStream Group. Effective January 1, 2020 the agreement granted Christie Medical Holdings an exclusive 10 year manufacturing, marketing and sales license with exclusive rights to sell both domestically and internationally in the human markets the Company’s APIC™ and FACT products. On April 27, 2020 the terms and conditions of the letter of intent were superseded by that certain definitive Exclusive Sales, Marketing, Manufacturing and Distribution Agreement for Human Market, dated as of April 27, 2020, between the Company and Christie Medical Holdings.

As part of the agreement with CareStream Group, the Company was initial to receive a $450,000 nonrefundable license fee, payable to the Company as follows: (i) $50,000 upon execution of the contract in May 2020; and (ii) $80,000 on January 1 of each of the next five years through 2025. On January 1, 2024, the $80,000 installment payment was not made.  Subsequently, on July 19, 2024, the contract was amended whereby CareStream agreed to immediately make the past due $80,000 installment payment, which it did pay to the Company, and the Company waived the final $80,000 installment due January 1, 2025.  In addition, the monthly royalty was decreased from $21,667 per month to $15,000 per month for the remainder of the contract through 2029.

Unless extended, this agreement will terminate on December 31, 2029. The agreement may be terminated by the parties following bankruptcy of either party, breach of the agreement, or mutual agreement of the parties.

Astaria Global, LLC

On June 30, 2019, the Company entered into an Exclusive License Agreement for Manufacturing, Sales, Marketing and Distribution in the Veterinary Market with Astaria Global, LLC, a device distributor in the veterinary market, to sell the APIC™ products to equine physicians. This deal included a license purchase price of $400,000, payable at $100,000 due on September 30, 2019, and four annual payment of $75,000, with the final payment made on October 15, 2023. In addition, the Company receives a royalty on gross sales that began in calendar year 2021. The royalty is based on a defined percentage subject to certain quarterly minimums, which currently is set at 4% of produt sales or $20,000 per quarter. Since entering into this agreement, in the aggregate, we have received $640,000 from Astaria Global, LLC under the terms of this Exclusive License Agreement.

Date	Amount Received
September 30, 2019 - September 30, 2020	$107,500
September 30, 2020 - September 30, 2021	$37,500
September 30, 2021 - September 30, 2022	$110,000
September 30, 2022 - September 30, 2023	$180,000
September 30, 2023 - September 30, 2024	$80,000
September 30, 2024 - January 30, 2025	$20,000 (outstanding)

The agreement with Astaria is considered to be perpetual, unless terminated by the parties following bankruptcy of either party, breach of the agreement, or mutual agreement of the parties.

Goodwin Biotechnology

On September 9, 2024 the Company and Goodwin Biotechnology entered into a manufacturing agreement for the production of GMP-grade recombinant A2M variant, CYT-108. The agreement covers two GMP production runs through 2026, providing enough CYT-108 to conduct Phase 2 clinical trials. This agreement expires at the sole descrtion of the Company. The manufacturing agreement is filed as Exhibit 6.8 to the Offering Statement of which this Offering Circular is a part.

Suppliers

We intend to select suppliers that have a substantial track record of working with FDA regulated medical products and maintaining good manufacturing practices that comply with FDA requirements. Each potential supplier will be audited by our staff to ensure they satisfy our requirements.

Intellectual Property

We seek to commercialize certain technology related to the medical treatment of conditions affecting the human spine and other major joint spaces in the body, including certain technology subject to patent applications (the "Intellectual Property"). The Intellectual Property currently includes 25 issued patents, and several US and international provisional patents and patents pending. We have invested over $2,500,000 in patent development.

The patent portfolio revolves around innovative systems, compositions, and methods for transplantation and treating various conditions with an emphasis on using Alpha-2-Macroglobulin (A2M) in enhanced therapeutic forms. The patents detail a range of liquid compositions that isolate A2M from biological samples such as blood or bone marrow, focusing on increasing the concentration of A2M while reducing other proteins to mitigate immunogenic responses. Notable patents include methods to treat joint inflammation, degeneration, and wounds by applying these compositions directly to affected areas, leveraging both natural and recombinant forms of A2M.

Several patents describe the engineering of A2M with non-natural bait regions to enhance its protease inhibition capabilities significantly, offering potential treatments for inflammatory diseases and conditions by modifying A2M to increase its therapeutic efficacy.

•	Patent US10,265,388 and related patents EP2827882, DE2827882, FR2827882, GB2827882, and CA2865170 detail liquid compositions that isolate A2M from biological samples, such as blood or bone marrow, focusing on increasing the concentration of A2M while reducing other proteins to mitigate immunogenic responses.

•	Patents US11,040,092 and US10,940,189 describe methods to treat joint inflammation, degeneration, and wounds by applying these compositions directly to affected areas, leveraging both natural and recombinant forms of A2M.

•	Patents US10,400,028, US10,889,631, and US11,634,475, along with EP3221341, DE3221341, FR3221341, GB3221341, and AU2015349782 describe the engineering of A2M with non-natural bait regions to enhance its protease inhibition capabilities, offering potential treatments for inflammatory diseases and conditions by modifying A2M to increase its therapeutic efficacy.

•	Patent US9,352,021 and US9,498,514 further explore topical applications for chronic wounds, demonstrating the versatile application of A2M-based therapies.

These patents, granted across multiple jurisdictions including the US, UK, EU, Canada, Australia, and Japan, underscore a strategic focus on leveraging the therapeutic potentials of A2M in various medical applications.

The Company’s Trademarks

The following trademark(s) are registered with the United States Patent and Trademark Office.:

Trademark	Ser No.	Description	Duration
CYTONICS	88-321,585	Consists of standard characters without claim to any particular font style, size or color	Expires September 17, 2029

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The Company’s Patents

We strive to protect and enhance the proprietary technology, inventions and improvements that are commercially important to our business, including obtaining, maintaining and defending patent rights, whether developed internally or licensed from third parties. Our policy is to seek to protect our proprietary position by, among, other methods, pursuing and obtaining patent protection in the United States and in jurisdictions outside of the United States related to our proprietary technology, inventions, improvements, platforms and product candidates that are important to the development and implementation of our business. Our patent portfolio is intended to cover, but is not limited to, our product candidates and components thereof, their methods of use and processes for their manufacture, and any other inventions that are commercially important to our business. We also rely on trade secret protection of our confidential information and know-how relating to our proprietary technology, product candidates, and continuing innovation to develop, strengthen, and maintain our position in our product candidates. Our commercial success may depend in part on our ability to obtain and maintain patent and other proprietary protection for our technology, inventions and improvements; to preserve the confidentiality of our trade secrets; to maintain our licenses to use intellectual property owned or controlled by third parties; to defend and enforce our proprietary rights, including our patents; to defend against challenge and assertion by third parties of their purported intellectual property rights; and to operate without infringement of valid and enforceable patents and other proprietary rights of third parties.

The Company has the following patents issued and pending at this time:

Title	Registration Number	Description	File Date	Grant Date	Expiration Date	Country
Systems, compositions, and methods for transplantation	10,265,388

1. A liquid composition comprising:

(a) an alpha-2-macroglobulin polypeptide (A2M) from a biological sample that is blood or bone marrow aspirate from an individual mammal, wherein the concentration of the A2M is at least 1.1 times higher than in the biological sample;

(b) a non-A2M protein with a molecular weight of less than 500 kDa, wherein the concentration of the non-A2M protein with a molecular weight of less than 500 kDa is less than the concentration of the non-A2M protein with a molecular weight of less than 500 kDa in the biological sample, wherein the non-A2M protein with a molecular weight of less than 500 kDa is fibrinogen;

I a non-A2M protein with a molecular weight of less than 100 kDa, wherein the concentration of the non-A2M protein with a molecular weight of less than 100 kDa is less than the concentration of the non-A2M protein with a molecular weight of less than 100 kDa in the biological sample, wherein the non-A2M protein with a molecular weight of less than 100 kDa is C X C motif chemokine receptor 2 (CXCR2) or ATP Binding Cassette Subfamily F Member 1 (ABCF1);

(d) a fluid from the blood or bone marrow aspirate from the mammal; and

I an effective amount of an anti-coagulant selected from the group consisting of EDTA, tri-sodium citrate, acidcitrate-

dextrose (ACD), citrate-phosphate-dextrose (CPD), citrate-phosphate-double dextrose (CP2D), and citrate-phosphate-dextrose-adenine (CPDA1);

wherein the liquid composition is not coagulated, is substantially free of white blood cells, and comprises less amount of non-A2M proteins with a molecular weight of less than 500 kDa than in the biological sample; and wherein the liquid composition is prepared by a process comprising:

(i) passing a blood sample or bone marrow aspirate sample substantially free of white blood cells through a filter;

(ii) retaining the retentate from (i); and

(iii) adding the effective amount of the anti-coagulant to the retentate, wherein the filter has a molecular weight cut-off of about 500 kDa or less.

			2/21/2013	4/23/2019	2/21/2033	US

44

Systems, Compositions, and Methods for Transplantation	11,040,092

1. A method of treating a disease or condition in a subject in need thereof, wherein the disease or condition (A) is associated with inflammation in a joint, spinal disc, bone, tendon, or ligament; (B) is associated with degeneration in a joint, spinal disc, bone, tendon, or ligament; (C) is associated with an injury of a joint, spinal disc, bone, tendon, or ligament; or (D) is associated with wound healing, the method comprising administering to the subject at an anatomic site in need of treatment a liquid composition comprising:

(a) an alpha-2-macroglobulin polypeptide (A2M) from a blood sample from the subject, wherein the A2M is present at a concentration at least 3.5 times higher than the concentration of the A2M in the blood sample from the subject; and

(b) platelet-rich plasma from the blood sample from the subject;

wherein the liquid composition:

(i) comprises a non-A2M protein with a molecular weight of less than 500 kDa, wherein the non-A2M protein with a molecular weight of less than 500 kDa is present in the liquid composition at a concentration of at most 90% of the concentration of the non-A2M protein with a molecular weight less than 500 kDa in the blood sample from the subject, and wherein the non-A2M protein with a molecular weight of less than 500 kDa is fibrinogen;

(ii) is substantially non-immunogenic; and

(iii) is substantially free of white blood cells.

17. A method of treating a disease or condition in a subject in need thereof, wherein the disease or condition (A) is associated with inflammation in a joint, spinal disc, bone, tendon, or ligament; (B) is associated with degeneration in a joint, spinal disc, bone, tendon, or ligament; (C) is associated with an injury of a joint, spinal disc, bone, tendon, or ligament; or (D) is associated with wound healing, the method comprising administering to the subject at an anatomic site in need of treatment a liquid composition comprising:

(a) an alpha-2-macroglobulin polypeptide (A2M) from a blood sample from the subject, wherein the A2M is present at a concentration at least 3.5 times higher than the concentration of the A2M in the blood sample from the subject; and

(b) platelet-rich plasma from the blood sample from the subject;

wherein the liquid composition:

(i) comprises a non-A2M protein with a molecular weight of less than 500 kDa, wherein the non-A2M protein with a molecular weight of less than 500 kDa is present in the liquid composition at a concentration of at most 90% of the concentration of the non-A2M protein with a molecular weight less than 500 kDa in the blood sample from the subject;

(ii) comprises a non-A2M protein with a molecular weight of less than 100 kDa, wherein the non-A2M protein with a molecular weight of less than 100 kDa is present in the liquid composition at a concentration at most 90% of the concentration of the non-A2M protein with a molecular weight less than 100 kDa in the blood sample from the subject, and wherein the non-A2M protein with a molecular weight of less than 100 kDa is ATP Binding Cassette Subfamily F Member 1 (ABCF1);

(iii) is substantially non-immunogenic; and

(iv) is substantially free of white blood cells.

		3/2/2018	6/22/2021	2/21/2033	US

45

Systems, Compositions, and Methods for Transplantation	10,940,189

1. A composition comprising a recombinant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region, wherein:

(a) the non-natural bait region comprises:

(i) a sequence with 100% sequence identity to at least 24 contiguous amino acid residues of SEQ ID NO: 47, and

(ii) two or more protease recognition sequences;

(b) the non-natural bait region replaces the bait region of a wild-type A2M polypeptide with a sequence according to SEQ ID NO: 3; and the non-natural bait region has at least 70% identity to the entirety of SEQ ID NO: 47.

		3/2/2018	3/9/2021	2/21/2033	US
Systems, Compositions, and Methods for Transplantation	2827882

1. A liquid composition comprising:

(a) an alpha-2-macroglobulin polypeptide (A2M) isolated from a biological sample from a mammal, wherein a concentration of the A2M present in the liquid composition is at least 5 times higher than the concentration of A2M present in the biological sample, and

(b) plasma from the biological sample from the mammal;

wherein the liquid composition does not elicit an immune response in the mammal.

		2/21/2013	4/8/2020	2/21/2033	EP
Systems, Compositions, and Methods for Transplantation	2827882

1. A liquid composition comprising:

(a) an alpha-2-macroglobulin polypeptide (A2M) isolated from a biological sample from a mammal, wherein a concentration of the A2M present in the liquid composition is at least 5 times higher than the concentration of A2M present in the biological sample, and

(b) plasma from the biological sample from the mammal;

wherein the liquid composition does not elicit an immune response in the mammal.

		2/21/2013	4/8/2020	2/21/2033	DE
Systems, Compositions, and Methods for Transplantation	2827882

1. A liquid composition comprising:

(a) an alpha-2-macroglobulin polypeptide (A2M) isolated from a biological sample from a mammal, wherein a concentration of the A2M present in the liquid composition is at least 5 times higher than the concentration of A2M present in the biological sample, and

(b) plasma from the biological sample from the mammal;

wherein the liquid composition does not elicit an immune response in the mammal.

		2/21/2013	4/8/2020	2/21/2033	FR

46

Systems, Compositions, and Methods for Transplantation	2827882

1. A liquid composition comprising:

(a) an alpha-2-macroglobulin polypeptide (A2M) isolated from a biological sample from a mammal, wherein a concentration of the A2M present in the liquid composition is at least 5 times higher than the concentration of A2M present in the biological sample, and

(b) plasma from the biological sample from the mammal;

wherein the liquid composition does not elicit an immune response in the mammal.

		2/21/2013	4/8/2020	2/21/2033	GB
Systems, Compositions, and Methods for Transplantation	2865170

1. A liquid composition comprising:

(a) an alpha-2-macroglobulin polypeptide (A2M) isolated from a plasma or bone marrow aspirate (BMA) sample from a mammal, wherein a concentration of the A2M present in the liquid composition is at least 5 times higher than the concentration of the A2M present in the plasma or BMA sample from the mammal from which the A2M was isolated, and

(b) plasma from the plasma sample from the mammal from which the A2M was isolated or BMA from the BMA sample from the mammal from which the A2M was isolated;

wherein the liquid composition does not elicit an immune response in the mammal.

		2/21/2013	12/22/2020	2/21/ 2033	CA

47

Systems, Compositions, and Methods for Transplantation	2013222414

1. A substantially non-immunogenic liquid composition comprising:

(a) alpha-2-macroglobulin (A2M) isolated from a biological sample from a mammal, wherein the A2M is present at a concentration of at least 1.1 times higher than the concentration of A2M present in the biological sample from the mammal; and

(b) plasma, bone marrow aspirate (BMA), or another body fluid from the biological sample.

10. A method for enrichment of A2M from a biological sample obtained from a mammal comprising:

(a) flowing the sample through one or more filters, thereby separating the biological sample into a filtrate and a retentate; and

(b) collecting the retentate, wherein the retentate is enriched for A2M, wherein a concentration in said retentate of a non-A2M protein with a molecular weight of less than about 500 kDa is less than 90% of a concentration of the non-A2M protein in the biological sample, wherein the retentate further comprises plasma, bone marrow aspirate (BMA), or another body fluid from the biological sample and wherein the retentate is substantially non-immunogenic.

		2/21/2023	3/31/2018	2/21/2033	AU
Alpha-2-macroglobulin compositions and therapeutic uses	GB2501611B

1. A liquid composition comprising:

(a) alpha-2-macroglobulin (A2M) isolated from a biological sample from an individual mammal, wherein the A2M is present at a concentration of at least 1.1 times higher than the concentration of A2M present in the biological sample from the individual mammal, and wherein the liquid composition is non-immunogenic to the individual mammal; and

(b) plasma, bone marrow aspirate (BMA), or another body fluid from the biological sample from the individual mammal.

		2/21/2013	3/14/2015	2/21/2033	UK

48

Systems, compositions and methods for transplantation	GB2503131B

1. A composition comprising an isolated recombinant A2M polypeptide, wherein the recombinant A2M polypeptide comprises one or more non-natural bait regions, wherein the one or more non-natural bait regions replaces a wild-type A2M bait region and comprises one or more protease recognition sites not present in a wild-type A2M polypeptide, and wherein the recombinant A2M polypeptide is characterized by at least a 10% enhanced inhibition of two or more different proteases selected from serine proteases, threonine proteases, cysteine proteases, aspartate proteases, glutamic acid proteases, and metalloproteases, compared to wild-type A2M.

20. A composition comprising an isolated recombinant A2M polynucleotide, wherein the recombinant A2M polynucleotide encodes for one or more non-natural bait regions, wherein the one or more non-natural bait regions replaces a wild-type A2M bait region and comprises one or more protease recognition sites not present in a wild-type A2M polypeptide, and wherein the encoded recombinant A2M polypeptide is characterized by at least a 10% enhanced inhibition of two or more different proteases selected from serine proteases, threonine proteases, cysteine proteases, aspartate proteases, glutamic acid proteases, and metalloproteases, compared to wild-type A2M.

23. A method for determining the enhanced inhibition of a protease by a recombinant A2M polypeptide comprising:

(a) providing a recombinant A2M polypeptide comprising one or more non-natural bait regions, wherein the one or more non-natural bait regions replaces a wild-type A2M bait region and comprises one or more protease recognition sites not present in a wild-type A2M polypeptide, and wherein the recombinant A2M polypeptide is characterized by at least a 10% enhanced inhibition of two or more different proteases selected from serine proteases, threonine proteases, cysteine proteases, aspartate proteases, glutamic acid proteases, and metalloproteases, compared to wild-type A2M;

(b) contacting the recombinant A2M polypeptide with the protease and a substrate cleaved by the protease;

I contact a wild-type A2M polypeptide with the protease and the substrate cleaved by the protease; and

(d) comparing the amount of cleavage of the substrate from step (b) to the amount of cleavage of the substrate from step (c), thereby determining the enhanced inhibition of the protease by the recombinant A2M polypeptide.

		2/21/2013	11/18/2015	2/21/2033	UK

49

24. A method for making a recombinant A2M polynucleotide comprising:

(a) providing a vector containing a recombinant A2M polynucleotide comprising a sequence substantially similar to SEQ ID NO 2;

(b) digesting the vector containing a recombinant A2M polynucleotide with restriction endonucleases to form a linear vector without a wild-type A2M bait region; I ligating one end of one or more polynucleotides encoding one or more nonnatural bait regions, wherein the one or more non-natural bait regions encode for one or more protease recognition sites not present in a wild-type A2M polypeptide, to one end of the linear vector; and

(d) ligating the other end of the one or more polynucleotides encoding one or more of the non-natural bait regions to the other end of the linear vector, thereby forming a vector containing a recombinant A2M polynucleotide, and wherein a recombinant A2M polypeptide produced from the vector of (d) is characterized by at least a 10% enhanced inhibition of two or more different proteases selected from serine proteases, threonine proteases, cysteine proteases, aspartate proteases, glutamic acid proteases and metalloproteases, compared to wild-type A2M.

Apparatus for enriching a bio-fluid with respect to the concentration of alpha-2-macroglobulin	GB2522561B

1. An apparatus comprising: a flow filtration module comprising an inlet, an outlet, and one or more filters fluidly connected between the inlet and outlet; and a centrifuge, wherein a flow of a supernatant of a biological sample from a mammal obtained by centrifuging the biological sample with the centrifuge passes through the one or more filters to produce a composition comprising an alpha-2-macroglobulin (A2M) polypeptide at a concentration that is at least 1.1 times higher than the concentration of A2M polypeptide present in the biological sample; wherein the composition further comprises plasma, bone marrow aspirate (BMA), or another body fluid from the biological sample; and wherein the one or more filters has a pore size with a molecular weight cut-off of at most 500 kDa.

2. An apparatus comprising: a flow filtration module comprising an inlet, an outlet, and one or more filters fluidly connected between the inlet and outlet; and a pump in fluid connection with the filtration module, wherein the pump is coupled to the filtration module upstream of the inlet or downstream of the outlet, wherein activation of the pump produces a flow of the biological sample from the inlet to the outlet and through the one or more filters to produce a composition comprising an alpha-2-macroglobulin (A2M) polypeptide at a concentration that is at least 1.1 times higher than the concentration of A2M polypeptide present in the biological sample; wherein the composition further comprises plasma, bone marrow aspirate (BMA), or another body fluid from the biological sample; and wherein the one or more filters has a pore size with a molecular weight cut-off of at most 500 kDa.

9. A apparatus comprising: a flow filtration module comprising an inlet, an outlet, and two or more filters; wherein the two or more filters are fluidly connected in series between the inlet and outlet; wherein a flow of a biological sample from a mammal passes through the at least two filters to produce a composition comprising an A2M polypeptide at a concentration that is at least 1.1 times higher than the concentration of A2M present in the biological sample; wherein a first filter of the two or more filters has a pore size of at most 1 micron; and wherein a second filter of the two or more filters has a pore size with a molecular weight cut-off of at most 500 kDa, wherein the composition further comprises plasma, bone marrow aspirate (BMA), or another body fluid from the biological sample.

		2/21/2013	9/21/2016	2/21/2033	UK

50

Systems, compositions, and methods for transplantation and treating conditions	9,352,021

1. A method for the treatment or prophylaxis of a chronic wound in a mammalian subject, comprising topically applying to the chronic wound an effective amount of a composition comprising an alpha-2-macroglobulin polypeptide (A2M) isolated from a biological sample from said mammalian subject wherein the composition does not elicit an immune response by the mammalian subject when topically applied to the chronic wound

15. A method for the treatment or prophylaxis of a chronic wound in a mammalian subject, comprising topically applying to the chronic wound an effective amount of a composition comprising an alpha-2-macroglobulin polypeptide (A2M) isolated from a biological sample from said mammalian subject, wherein the composition comprises

(a) the A2M at a concentration of at least 1.1 times higher than a concentration of A2M present in the biological sample, and

(b) a body fluid from the biological sample,

wherein the composition does not elicit an immune response by the mammalian subject when topically applied to the chronic wound

20. A method for the treatment or prophylaxis of a chronic wound in a mammalian subject, comprising topically applying to the chronic wound an effective amount of a composition comprising an alpha-2-macroglobulin polypeptide (A2M) isolated from a biological sample from said mammalian subject, wherein the composition comprises a first and second plurality of non-A2M proteins, wherein the first plurality of non-A2M proteins have a molecular weight of more than 10 kDa and are present at a concentration at least 1.1 times higher than a concentration of those proteins in the biological sample; and the second plurality of non-A2M proteins have a molecular weight less than 500 kDa and are present at an amount of less than 90% of an amount of those proteins in the biological sample, wherein the composition does not elicit an immune response by the mammalian subject when topically applied to the chronic wound.

			8/28/2014	5/31/2016	8/28/2034	US
Systems, compositions, and methods for transplantation and treating conditions	9,498,514

1. A method for the treatment or prophylaxis of a chronic wound in a mammalian subject, comprising topically applying to the chronic wound an effective amount of a composition comprising a recombinant alpha-2-macroglobulin polypeptide (A2M) comprising a non-natural bait region that replaces a wild-type A2M bait region

19. A wound dressing comprising an effective amount of a composition for the treatment or prophylaxis of a chronic wound in a mammalian subject, wherein the composition comprises a recombinant alpha-2-macroglobulin polypeptide (A2M) comprising a non-natural bait region that replaces a wild-type A2M bait region.

			3/25/2016	11/22/2016	8/28/2034	US
Therapeutic variant alpha-2-macroglobulin compositions	10,400,028	1. A composition comprising a recombinant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region, wherein the non-natural bait region comprises a sequence with at least 80% identity to SEQ ID NO: 20.	11/20/2015	9/3/2019	11/20/2035	US
Therapeutic variant alpha-2-macroglobulin compositions	10,889,631

1. A method of treating a mammalian subject with an inflammatory disease or condition, comprising administering to the subject a pharmaceutical composition comprising

(a) a pharmaceutically effective amount of a recombinant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region, wherein the non-natural bait region comprises a sequence with at least 80% identity to SEQ ID NO: 20; and

(b) a pharmaceutically acceptable carrier.

			7/7/2019	1/12/2021	11/20/2025	US

51

Therapeutic variant alpha-2-macroglobulin compositions	11,634,475

1. A pharmaceutical composition comprising:

(a) a therapeutically effective amount of a recombinant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region, wherein the non-natural bait region comprises a sequence comprising SEQ ID NO: 82:

X1X2X3X4X5X6X7X8

wherein:

X1 is an amino acid selected from the group consisting of glycine (G), proline (P) and glutamic acid (E),

X2 is any natural amino acid,

X3 is any natural amino acid,

X4 is glycine (G) or glutamic acid (E),

X5 is an amino acid selected from the group consisting of glycine (G), valine (V), leucine (L), serine (S), alanine (A), phenylalanine (F) and threonine (T),

X6 is any natural amino acid,

X7 is any natural amino acid, and

X8 is glycine (G); and

(b) a pharmaceutically acceptable carrier,

wherein the non-natural bait region further comprises a sequence comprising EXEΘ4XG (SEQ ID NO: 83), wherein each X is any natural amino acid and Θ4 is an amino acid selected from the group consisting of glycine (G), valine (V), glutamic acid (E), alanine (A), threonine (T), serine (S), glutamine (Q), proline (P), asparagine (N) and aspartic acid (D);

wherein the non-natural bait region comprises a sequence with at least 70% sequence identity to SEQ ID NO: 20; and

wherein the non-natural bait region does not comprise SEQ ID NO: 104, SEQ ID NO: 105, SEQ ID NO: 106, SEQ ID NO: 109, SEQ ID NO: 111, SEQ ID NO: 112, SEQ ID NO: 114, SEQ ID NO: 120, SEQ ID NO: 121, SEQ ID NO: 122 or SEQ ID NO: 123

16. A method of formulating a pharmaceutical composition comprising: combining

(a) a therapeutically effective amount of a recombinant alpha-2-macroglobulin (A2M) polypeptide and a pharmaceutically acceptable carrier, wherein the recombinant A2M polypeptide comprises a non-natural bait region, wherein the non-natural bait region comprises a sequence comprising SEQ ID NO: 82:

X1X2X3X4X5X6X7X8

wherein:

X1 is an amino acid selected from the group consisting of glycine (G), proline (P) and glutamic acid (E),

X2 is any natural amino acid,

X3 is any natural amino acid,

X4 is glycine (G) or glutamic acid (E),

X5 is an amino acid selected from the group consisting of glycine (G), valine (V), leucine (L), serine (S), alanine (A), phenylalanine (F) and threonine (T),

X6 is any natural amino acid,

X7 is any natural amino acid, and

X8 is glycine (G); and

(b) a pharmaceutically acceptable carrier,

wherein the non-natural bait region further comprises a sequence comprising EXEΘ4XG (SEQ ID NO: 83), wherein each X is any natural amino acid and Θ4 is an amino acid selected from the group consisting of glycine (G), valine (V), glutamic acid (E), alanine (A), threonine (T), serine (S), glutamine (Q), proline (P), asparagine (N) and aspartic acid (D);

wherein the non-natural bait region comprises a sequence with at least 70% sequence identity to SEQ ID NO: 20; and

wherein the non-natural bait region does not comprise SEQ ID NO: 104, SEQ ID NO: 105, SEQ ID NO: 106, SEQ ID NO: 109, SEQ ID NO: 111, SEQ ID NO: 112, SEQ ID NO: 114, SEQ ID NO: 120, SEQ ID NO: 121, SEQ ID NO: 122 or SEQ ID NO: 123.

		12/3/2020	4/25/2023	12/22/2035	US

52

Therapeutic variant alpha-2-macroglobulin compositions	3221341

1. A composition comprising a recombinant variant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region comprising a plurality of protease recognition sequences, wherein:

(i) the non-natural bait region comprises a sequence with at least 92% identity to a sequence selected from the group consisting of SEQ ID NOs 6-30,

(ii) the recombinant variant A2M polypeptide comprises at least 80% sequence identity to SEQ ID NO 3,

(iii) the recombinant variant A2M polypeptide comprises at least 500 amino acids,

(iv) the recombinant variant A2M polypeptide is characterized by an enhanced inhibition of a protease selected from the group consisting of a serine protease, a threonine protease, a cysteine protease, an aspartate protease, a metalloprotease, a glutamic acid protease, and combinations thereof, compared to an inhibition of the protease by a wild-type A2M protein; and

(v) the non-natural bait region has a sequence that does not comprise a sequence selected from the group consisting of SEQ ID NOs 84-143.

		11/20/2015	7/29/2020	11/20/2035	EP
Therapeutic variant alpha-2-macroglobulin compositions	3221341

1. A composition comprising a recombinant variant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region comprising a plurality of protease recognition sequences, wherein:

(i) the non-natural bait region comprises a sequence with at least 92% identity to a sequence selected from the group consisting of SEQ ID NOs 6-30,

(ii) the recombinant variant A2M polypeptide comprises at least 80% sequence identity to SEQ ID NO 3,

(iii) the recombinant variant A2M polypeptide comprises at least 500 amino acids,

(iv) the recombinant variant A2M polypeptide is characterized by an enhanced inhibition of a protease selected from the group consisting of a serine protease, a threonine protease, a cysteine protease, an aspartate protease, a metalloprotease, a glutamic acid protease, and combinations thereof, compared to an inhibition of the protease by a wild-type A2M protein; and

(v) the non-natural bait region has a sequence that does not comprise a sequence selected from the group consisting of SEQ ID NOs 84-143.

		11/20/2015	7/29/2020	11/20/2035	DE

53

Therapeutic variant alpha-2-macroglobulin compositions	3221341

1. A composition comprising a recombinant variant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region comprising a plurality of protease recognition sequences, wherein:

(i) the non-natural bait region comprises a sequence with at least 92% identity to a sequence selected from the group consisting of SEQ ID NOs 6-30,

(ii) the recombinant variant A2M polypeptide comprises at least 80% sequence identity to SEQ ID NO 3,

(iii) the recombinant variant A2M polypeptide comprises at least 500 amino acids,

(iv) the recombinant variant A2M polypeptide is characterized by an enhanced inhibition of a protease selected from the group consisting of a serine protease, a threonine protease, a cysteine protease, an aspartate protease, a metalloprotease, a glutamic acid protease, and combinations thereof, compared to an inhibition of the protease by a wild-type A2M protein; and

(v) the non-natural bait region has a sequence that does not comprise a sequence selected from the group consisting of SEQ ID NOs 84-143.

			11/20/2015	7/29/2020	11/20/2035	FR
Therapeutic variant alpha-2-macroglobulin compositions	3221341

1. A composition comprising a recombinant variant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region comprising a plurality of protease recognition sequences, wherein:

(i) the non-natural bait region comprises a sequence with at least 92% identity to a sequence selected from the group consisting of SEQ ID NOs 6-30,

(ii) the recombinant variant A2M polypeptide comprises at least 80% sequence identity to SEQ ID NO 3,

(iii) the recombinant variant A2M polypeptide comprises at least 500 amino acids,

(iv) the recombinant variant A2M polypeptide is characterized by an enhanced inhibition of a protease selected from the group consisting of a serine protease, a threonine protease, a cysteine protease, an aspartate protease, a metalloprotease, a glutamic acid protease, and combinations thereof, compared to an inhibition of the protease by a wild-type A2M protein; and

(v) the non-natural bait region has a sequence that does not comprise a sequence selected from the group consisting of SEQ ID NOs 84-143.

			11/20/2015	7/29/2020	11/20/2035	GB
Therapeutic variant alpha-2-macroglobulin compositions	2015349782	1. A composition comprising a recombinant variant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region comprising a plurality of protease recognition sequences, wherein the non-natural bait region comprises a sequence with at least 92% overall identity to a sequence selected from the group consisting of SEQ ID NOs: 6-30.	11/20/2015	11/26/2020	11/20/2025	AU

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Therapeutic variant alpha 2-macroglobulin composition	6861152	1. A composition comprising a recombinant variant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region comprising a plurality of protease recognition sequences, wherein the non-natural bait region comprises a sequence selected from the group consisting of SEQ ID NOs 6-30, wherein the recombinant variant A2M polypeptide comprises at least 90% sequence identity to SEQ ID NO 3, wherein the recombinant variant A2M polypeptide is characterized by an enhanced inhibition of a protease selected from the group consisting of a serine protease, a threonine protease, a cysteine protease, an aspartate protease, a metalloprotease, a glutamic acid protease, and combinations thereof, compared to an inhibition of the protease by a wild-type A2M protein, and wherein the non-natural bait region has a sequence that does not comprise a sequence selected from the group consisting of SEQ ID NOs 84-143.	11/20/2015	3/31/2021	11/20/2035	JP
Therapeutic variant alpha2-macroglobulin compositions	7166022

1. A pharmaceutical composition for use in a method of treating a mammalian subject with an inflammatory disease or condition, wherein the method comprises administering the pharmaceutical composition to the subject, and wherein the pharmaceutical composition comprises

(a) a recombinant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region, wherein the non-natural bait region comprises a sequence with at least 90% identity to SEQ ID NO: 20, wherein the non-natural bait region comprises each of the sequences of SEQ ID NOs: 34, 36, and 80, wherein the recombinant A2M polypeptide comprises at least 90% sequence identity to SEQ ID NO 3, and wherein the non-natural bait region has a sequence that does not comprise a sequence selected from the group consisting of SEQ ID NOs 84-143; and

(b) a pharmaceutically acceptable carrier.

			2/26/2021	10/27/2022	11/20/2035	JP
Systems, Compositions, and Methods for Transplantation	17/211,261	Pending	3/24/2021	3/23/2041*		US
Systems, Compositions, and Methods for Transplantation	3,095,010	Pending	2/21/2013	2/20/2033*		CA
Therapeutic Variant Alpha-2-Macroglobulin Compositions	18/178,917	Pending	3/6/2023	3/5/2043*		US
Therapeutic Variant Alpha-2-Macroglobulin Compositions	2,967,973	Pending	11/20/2015	11/19/2035*		CA

 *Excluding any potential Patent Term Adjustment (“PTA”) or Patent Term Extension (“PTE”).

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Research

We currently have a staff of 1 full time employee and 7 technical consultants, including 2 PhD’s, 5 MD’s, and 2 MBA’s. These advisors serve as scientific, financial and regulatory consultants.

In 2013, our research team developed a series of recombinant variants of A2M which has the potential to be a treatment for osteoarthritis, back and joint pain. In vitro and in vivo testing on small animal models of trauma-induced arthritis have demonstrated a high degree of safety and efficacy of our recombinant A2M product. Since 2015,we have outsourced drug development to Goodwin Biotechnology, a contract services provider with expertise in cell line development, scale up, and GMP manufacturing. See Exhibit 6.8 to the Offering Statement of which this Offering Circular is a part.

We contracted with Goodwin Laboratory (Plantation, FL) for GLP/GMP production of our A2M variants and pre-clinical trials. We currently have produced enough GMP-grade drug product to complete our Phase 1 clinical trial.

In 2023, we contracted a Southern Star Research, and Australian CRO, to coordinate our first-in-human Phase 1 clinical trial. See Exhibit 6.9 to the Offering Statement of which this Offering Circular is a part. We have contracted three independent clinical study sites along the eastern coast of Australia. We have begun our Phase 1 clinical trial and dosed all patients in the 22 participant study. As of February 11, 2025, no adverse events have been reported and CYT-108 appears to be well-tolerated. We expect the Phase 1 Clinical Study Report to be finalized in Q3 2025, at which point we will analyze the efficacy data to determine if CYT-108 has a positive effect on patient perceived pain, changes in mobility, and cartilage degradation.

Competition

The spine and orthopedic markets are known for their intense competition; however, in the field of orthopedic diagnostics and biologic therapeutics there are very few competitors. Our primary competition will be companies that provide the existing standard of care including steroids, NSAIDs, visco supplementation, and closed irrigation treatments. We believe that by proving a clinical and economic advantage over existing treatments, we will be able to compete effectively. We will, however, be competing for market share against other drug and device companies that may possess greater resources and experience than us.

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Given the large market potential for therapies, it is likely that other pharmaceutical companies and orthopedic companies have internal development programs for therapeutic products that will compete with our products.

Pricing Strategy

Our pricing strategy is to position our products as premium priced products, however, to be less expensive than the current treatment algorithms for spine and joint pain. We will work closely with patients, insurance carriers and workman’s compensation providers to determine a fair price for our assay and therapeutic products.

Organizational Structure

The Company has one subsidiary, Cytonics Australia Pty LTD. Cytonics Australia Pty Ltd is a fully owned subsidiary established specifically to manage the expenses associated with clinical trials. This strategic structuring facilitates the Company's eligibility to claim a 43.5% Research and Development Tax Incentive (“RDTI”) offered by the Australian government. The constitution of Cytonics Australia Pty Ltd outlines the governance framework that directs Company management, ensuring compliance with the provisions of the Corporations Act.

The Australian Taxation Office may reject or materially alter the RDTI annual claim amount. Accordingly, the Company does not recognize the benefit of the claim amount until cash receipt since collectability is not certain until such time. The tax concession is a refundable credit. If the Company has net income, then the Company can receive the credit which reduces its income tax liability. If the Company has net losses, then the Company may still receive a cash payment for the credit, however, the Company’s net operating loss carryforwards are reduced by the gross equivalent loss that would produce the credit amount when the income tax rate is applied to that gross amount. The concession is recognized as a tax benefit, in operations, upon receipt. Under the RDTI Program, up to 43.5% of R&D expenditures may be reimbursed in the form of cash. In order to qualify for the maximum reimbursement, the Company plans to remain in compliance with applicable Australian tax laws and has contracted with an Australian tax and accounting specialist, Prime Financial, who manages the accounting and tax filings for our Australian subsidiary.

Employees

We currently have a staff of 1 full time employee, no part time employees and 7 technical consultants, including 2 PhD’s, 3 MD, and 2 MBA’s. These advisors serve as scientific, financial and regulatory consultants.

Litigation

From time to time, the Company may be involved in a variety of legal matters that arise in the normal course of business.

On January 8, 2018, we received a letter from the trustee for IRC Clinics, Inc. (“IRC”) in their ongoing bankruptcy case advising us that their filing had been converted from Chapter 11 to Chapter 7 on January 9, 2017 and that the trustee’s duty is to liquidate IRC and collect all monies contractually due to it, which it said also includes funds owed by the Company to IRC pursuant to a Master Services Agreement dated February 15, 2015. The Company had a discussion with the attorney for the trustee for IRC, and he advised that they were not aware of this dispute and the Company has not had any communications with the attorney for the trustee for IRC since June 21, 2018. There was no specific dollar amount demanded.

The Company is not currently involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

THE COMPANY’S PROPERTY

The Company does not currently lease any office space.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations for the fiscal years ended December 31, 2023 and December 31, 2022 should be read in conjunction with our financial statements and the related notes included in this Offering Circular.

The following discussion of our financial condition and results of operations for the period ended June 30, 2024 (“Interim 2024”) and June 30, 2023 (“Interim 2023”) are unaudited and may not include year-end adjustments necessary to make those financial statements comparable to audited results, although in the opinion of management all adjustments necessary to make interim statements of operations not misleading have been included.

The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Our authorized capital is 70,000,000 shares, of which (1) 50,000,000 shares are Common Stock, par value $0.001 per share (the "Common Stock"), and (2) 20,000,000 shares are Preferred Stock, par value $0.001 per share, which may, at the sole discretion of the Board of Directors, be issued in one or more series (“Preferred Stock”). The Board of Directors has designated (a) 150,000 shares as Initial Preferred Stock, par value $0.001 (the “Initial Preferred Stock”), (b) 1,500,000 shares as Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), (c) 6,000,000 shares as Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and (d) 10,000,000 shares as Series C Preferred Stock, par value $0.001 per shares (the “Series C Preferred Stock”).

Results of Operations

Year ended December 31, 2023 Compared to Year ended December 31, 2022

The Company generated total revenues of $417,500 for the year ended December 31, 2023, compared to $405,000 for the year ended December 31, 2022, an increase of $12,500, or 3.1%. This increase resulted from an increase in APIC and veterinary market royalties by $20,000, offset by a decrease in licensing revenues by $7,500.

Operating expenses were $2,370,360 for the year ended December 31, 2023, compared to $3,175,764 for the year ended December 31, 2022, a decrease of $805,404, or 25.4%. This decrease resulted primarily from multiple factors, including: (1) a decrease in research and development (“R&D”) expenses from $2,057,466 to $1,497,236, (2) a decrease in the impairment loss on intangibles of $453,456 recorded in 2022 but not in 2023, and (3) a decrease in payroll expenses from $315,414 to $213,603, partially offset by an increase in professional fees from $223,863 to $579,738. No impairment of intangible assets was recognized in 2023, contrasting with an impairment expense of $453,456 in 2022 due to a reassessment of certain assets. The increase in professional fees was due to the preparation of regulatory documentation and filings related to the Phase 1 clinical trial.

Resarch and Development

R&D expenses primarily reflect external costs related to preclinical and clinical development activities and primarily consist of personnel related expenses, consulting fees, travel, and other related expenses, and payments made for sponsored research including payments made to third party contract research organizations (“CROs”) for clinical studies, investigative sites for clinical trials, consultants, costs associated with manufacturing, costs associated with regulatory filings, laboratory costs and other supplies. R&D costs are expensed as incurred, with potential deferred or prepaid costs recorded based on the timing of billings relative to work performed. The Company currently has one product candidate, CYT-108, for which development expenses are categorized as R&D expenses. The development process involves various factors such as trial design and regulatory requirements, which cannot be fully predicted at this stage.

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For the year ended December 31, 2023 and 2022, research and development expense was $1,497,236 and $2,057,466, respectively. The decrease of approximately $560,000 is primarily attributed to the conclusion of preclinical testing and completion of the GMP manufacturing process development. All research and development expenses were related to the clinical development of CYT-108, our sole experimental drug candidate.

The following table provides a breakout of the components of research and development expenses for the year ended December 31, 2023 and December 31, 2022.

	For the year ended December 31
($ in thousands)	2023	2022
Drug Manufacturing (1)	$1,318	$1,725
Contract Research (2)	$179	$332
Clinical Sites (3)	-	-
Regulatory Filings (4)	-	-
Total research and development expense	$1,497	$2,057

(1)	Contract Drug Manufacturing Organization fee to produce GMP-grade CYT-108.

(2)	Includes Contract Research Organization fees, drug storage, and laboratory testing costs.

(3)	Patient recruiting and study fees for conducting the Phase 1 trial at three clinical sites in Australia.

(4)	Includes regulatory submissions with Human Research Ethics Committee (HREC) in Australia.

During the years ended December 31, 2023 and 2022, the Company was able to reduce certain R&D spending. All R&D spending during these periods was associated with development of CYT-108. The decrease in R&D was due to the Company’s one time streamlined project expenses and cost-control efforts.

Our future R&D expenses may vary significantly based on several factors, including the outcomes of clinical trials, the number of patients and trial sites, regulatory requirements, and changes in government regulations. Clinical candidates in later stages generally have higher costs due to larger patient sizes and longer trial durations, which are expected to increase our R&D expenses in the near and long term.

As a result of the foregoing, the Company reported a net loss of $1,946,860 for the year ended December 2023, compared to a net loss of $2,844,674 for the year ended December 31, 2022, marking a reduction in the net loss by $897,814. This improvement resulted primarily from decreased operating costs.

Stock-based compensation was $331,591 for the year ended December 31, 2023, compared to $58,348 for the year ended December 31, 2023, an increase of 273,243, or 368%, resulting from the issuance of a greater number of stock options to employees.

Six Months Ended June 30, 2024 Compared to Six Months ended June 30, 2023

The Company generated total revenues of $170,002 for the six months ended June 30, 2024, compared to $182,500 for the six months ended June 30, 2023, a decrease of $12,498, or 6.8%. This decrease resulted from a decrease in licensing revenues by $22,500 with regards to the contract with Astaria Global, LLC offset by an increase in APIC and veterinary market royalties by $10,002.

Operating expenses were $2,539,846 for the six months ended June 30, 2024, compared to $1,076,151 for the six months ended June 30, 2023, an increase of $1,463,695, or 136%. This increase resulted primarily from an increase in professional fees by $1,108,105 and an increase in research and development (“R&D”) expenses by $276,772. The increase in professional fees was due to costs associated with regulatory documentation, legal services, and other professional services required for clinical trial support and business operations.

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Other income (expenses) was ($194,156) for the six months ended June 30, 2024, compared to $3,369 for the six months ended June 30, 2023, a net change of ($197,525), resulting primarily from an increase in interest expense by $202,125. The increase in interest expense was a result of newly issued convertible notes payable in the fourth quarter of 2023 and January 2024, all of which were subsequently converted into Series C Preferred Shares in May 2024.

Resarch and Development

R&D expenses primarily reflect external costs related to preclinical and clinical development activities and primarily consist of personnel related expenses, consulting fees, travel, and other related expenses, and payments made for sponsored research including payments made to third party contract research organizations (“CROs”) for clinical studies, investigative sites for clinical trials, consultants, costs associated with manufacturing, costs associated with regulatory filings, laboratory costs and other supplies. R&D costs are expensed as incurred, with potential deferred or prepaid costs recorded based on the timing of billings relative to work performed. The Company currently has one product candidate, CYT-108, for which development expenses are categorized as R&D expenses. The development process involves various factors such as trial design and regulatory requirements, which cannot be fully predicted at this stage.

For the six months ended June 30, 2024 and June 30, 2023, research and development expenses were $819,724 and 542,952, respectively. The increase of approximately $277,000 is primarily attributed to the Phase 1 clinical study, primarily driven by the initiation of patient recruiting and clinical site fees.

The following table provides a breakout of the components of research and development expenses for the six months ended June, 2024 and 2023:

	For the six months ended June 30
($ in thousands)	2024	2023
Drug Manufacturing (1)	$281	$525
Contract Research (2)	$426	$18
Clinical Sites (3)	$102	-
Regulatory Filings (4)	$11	-
Total research and development expense	$820	$543

(1)	Contract Drug Manufacturing Organization costs to produce GMP grade CYT-108 for Phase 1study.

(2)	Includes Contract Research Organization fees, drug storage and laboratory testing costs.

(3)	Patient recruiting and study fees for conducting the Phase 1 trial at three clinical sites in Australia.

(4)	Includes regulatory submissions with Human Research Ethics Committee (HREC) in Australia.

As a result of the foregoing, the Company reported a net loss of $2,564,000 for the six months ended June 30, 2024, compared to a net loss of $890,282 for the six months ended June 30, 2023, marking an increase in the net loss by $1,673,718. This resulted primarily from increased operating costs and in increase in interest expense. The increase in net loss was primarily driven by higher operating costs associated with the initiation of the Phase 1 clinical trial for CYT-108 in Q1 2024, including expenses related to patient recruitment, trial site setup, and regulatory compliance, as well as marketing our offering under Regulation CF. Additionally, the Company experienced a rise in interest expenses, reflecting increased financing activities to support ongoing research and development efforts.

Stock-based compensation was $1,164,554 for the six months ended June 30, 2024, compared to $282,591 for the six months ended June 30, 2023, an increase of 881,963, or 212%, resulting from the issuance of a greater number of stock options to employees.

Liquidity and Capital Resources

For the years ended December 31, 2023, and December 31, 2022, the Company’s liquidity and financial position underwent the following changes:

The Company's cash balance decreased from $1,166,390 for the year ended December 31, 2022 to $602,933 for the year ended December 31, 2023, indicating a reduction in liquid cash reserves of approximately $563,457 or 48%. The reduction in cash was primarily attributed to reduced proceeds from the issuance of preferred shares.

Cash used in operations declined from $2,492,600 for the year ended December 31, 2022 to $1,716,143 for the year ended December 31, 2023, a difference of $776,457 or 31%. During the year ended December 31, 2022, the Company concluded through its qualitative assessment that there were indicators of impairment. As such, during the year ended December 31, 2022, the Company wrote off the remaining book value of these intangible assets and recorded an impairment expense of $453,456 in the statement of operations. The Company had no impairment of intangible assets for the year ended December 31, 2023.

Cytonics raised $1,133,455 in net cash from financing activities for the year ended December 31, 2023, a reduction from $2,720,743 raised in 2022. The majority of 2023's funds were raised through the issuance of Series C Preferred Shares and convertible notes.

Total current assets fell from $1,289,223 for the year ended December 31, 2022 to $749,465 for the year ended December 31, 2023, while current liabilities slightly decreased from $304,246 for the year ended December 31, 2022 to $295,503 for the year ended December 31, 2023, indicating a tighter liquidity position.

The total stockholders' equity dropped from $1,133,730 for the year ended December 31, 2022 to $558,365 for the year ended December 31, 2023, this decrease was mainly due to an accumulated deficit increase driven by net losses discussed above.

Overall, the Company saw reduced liquidity and a narrower cash buffer for the year ended December 31, 2023 compared to the year ended December 31, 2022, though mitigated somewhat by effective cost management and additional funding efforts.

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Period Ended June 30, 2024 Compared to Period ended June 30, 2023

For the periods ended June 30, 2024 compared to December 31, 2023 the Company’s liquidity and financial position underwent the following changes:

The Company’s cash balance increased from $602,933 during Interim 2023 to $2,209,088 during Interim 2024. During Interim 2024, to support liquidity needs, the Company raised $2,661,181 from the issuance of Series C Preferred Shares and an additional $100,000 through contingently convertible notes. This capital was vital for sustaining operations and offsetting cash burn from operating activities.

Total current assets increased to $3,965,761 for Interim 2024 from $749,465 for the year ended December 31, 2023. However, during the six months ended June 30, 2024, the Company sustained a net loss of $2,564,000 with a net cash outflow from operations of approximately $1,101,405. As of June 30, 2024, the Company had an accumulated deficit of $27,263,041. This reflects ongoing challenges in maintaining liquidity due to high research and development costs and other operating expenses.

On May 28, 2024, the Company entered into a letter of intent to sell 1,304,348 shares of Common Stock and 1,500,000 five-year stock options to purchase shares of Common Stock at $1.15 per share in exchange for a subscription receivable of $1,500,000. On July 19, 2024, the Company received a subscription receivable of $1,500,000 for 1,304,348 shares of Common Stock and 1,500,000 five-year stock options to purchase shares of Common Stock at $1.15 per share that were sold in May 2024.

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In June 2024, 18,913 shares of Common Stock, having a fair value of $19,464, were issued to a consultant for services rendered.

The Company held cash deposits that exceeded federally insured amounts by $1,845,308 as of June 30, 2024. This indicates reliance on cash reserves that are exposed to credit risk, particularly those above the FDIC insurance limit in the United States.

The Company acknowledges that its expenses have exceeded revenues, leading to substantial doubt about its ability to continue as a going concern. In the short term, the Company’s primary source of liquidity is cash on hand, which has been supplemented by proceeds from prior financing activities. Additionally, the Company relies on external sources of liquidity, including potential capital raised through equity or debt financings, grants, and strategic partnerships. Internally, management continues to implement measures to control expenses, including optimizing operational efficiency and prioritizing critical research and development activities, such as the ongoing Phase 1 trial for CYT-108.

In the long term, the Company intends to address liquidity deficiencies by securing additional financing, particularly through equity offerings, and leveraging strategic partnerships to support its research and development pipeline. If sufficient funds are not secured, the Company may be required to delay or scale back planned clinical trials, which could impact its ability to achieve key milestones. Management remains committed to evaluating all available options to remedy liquidity challenges and ensure the Company can continue executing its business plan effectively.

Issuances of Equity

Private Placements – Preferred Stock

On October 20, 2022, the Company issued 282,609 shares of Series C Preferred Stock at a purchase price of $2.30 per share (for an aggregate of $650,000 of proceeds) to 2 accredited investors in a private placement under Rule 506(c) of Regulation D of the Securities Act.

On May 28, 2024, the Company entered into a letter of intent to sell 1,304,348 shares of Common Stock and 1,500,000 five-year stock options to purchase shares of Common Stock at $1.15 per share in exchange for a subscription receivable of $1,500,000. On July 19, 2024, the Company received a subscription receivable of $1,500,000 for 1,304,348 shares of Common Stock and 1,500,000 five-year stock options to purchase shares of Common Stock at $1.15 per share that were sold in May 2024 under a subscription agreement.

Regulation CF Offerings

From April 2022 to the date of this Offering Circular, the Company has conducted four separate offerings under Regulation CF.

On April 6, 2022, the Company began its first Regulation CF offering, conducted on the platform SeedInvest, through which it sold 1,693,138 shares of Series C Preferred Stock in exchange for net proceeds of $2,602,745.  The last issuance in this offering was November 10, 2022, and shares of Series C Preferred Stock were sold for $2.30.

On November 22, 2022, the Company began its second Regulation CF offering, conducted on the platform DealMaker, through which it sold 737,334 shares of Series C Preferred Stock in exchange for aggregate proceeds of $1,695,868. The last issuance in this offering was April 1, 2023, and shares of Series C Preferred Stock were sold for $2.30.

Beginning in December 2023, but mostly taking place during the first half of 2024, the Company initiated a third Regulation CF offering, a Series C Preferred Stock Offering (the “1st 2024 Offering”) which resulted in gross proceeds of $3,639,659, the Company issued 2,220,458 shares of Series C Preferred Stock for $2.30 per share, subject to bonus shares of 5% – 50%, based on predetermined schedule of the amount and timing of shares purchased. The 2024 Offering generated $2,661,181 of proceeds, net of $323,511 direct attributable equity issuance costs, and $604,985 for costs for digital and marketing expenses incurred to raise such capital from the offering. Upon completion of the 2024 Offering, these deferred offering costs were recorded as a reduction of additional paid-in capital.

During the period from July 23, 2024 through October 17, 2024, the Company initiated and completed a fourth Regulation CF offering, a Series C Preferred Stock Offering (the “2nd 2024 Offering”) which resulted in gross proceeds of $872,315. The Company issued 531,302 shares of Series C Preferred Stock for $2.30 per share, subject to bonus shares of 5% – 50%, based on predetermined schedule of the amount and timing of shares purchased. The 2nd 2024 Offering generated $654,637 of proceeds (net of subscriptions receivable of $12,009), net of $86,705 for directly attributable brokerage costs and $118,964 for digital and marketing expenses directly incurred to raise such capital from the offering. Upon completion of the 2nd 2024 Offering, these direct offering costs were recorded as a reduction of additional paid-in capital.

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Indebtedness

2022 Notes

During 2022, the Company issued promissory notes in the principal amount of $360,000 (collectively referred to as the “2022 Notes”) with applicable interest per annum ranging from 15% to 20%. In connection with the 2022 Notes, the Company issued options to purchase 202,500 shares of Common Stock at an exercise price of $2.00 per share, which was recorded as a debt discount in the amount of $54,485 and additional paid-in-capital based on the relative fair value method. The fair value of the options issued was determined using the Black Scholes method, an application of the option pricing model, which uses the price established by a recent financing transaction of the Company’s equity participating securities to compute a total equity value for the Company (see Note 8). The debt discount was amortized over the terms of the 2022 notes of one (1) year. During the year ended December 31, 2022, $31,239 of debt discount was amortized to interest expense. During the year ended December 31, 2022, $270,000 of principal was repaid in cash and $30,000 of principal plus accrued interest of $3,000 were converted into 14,348 shares of Series C-1 Preferred Stock. Following the repayments and conversions, $19,675 was recorded as loss extinguishment as a result of the write off of the unamortized debt discount on the debt that was settled during the year and the remaining unamortized debt discount for the 2022 Notes is $3,571 as of December 31, 2022. The 2022 Notes are due at the earlier of the close of a qualified equity financing or one year from the date of the note (“Maturity Date”). Qualified equity financing is defined as when the Company issues and sells shares of its equity securities to investors prior to the Maturity Date in an equity financing of not less than $1.5 or $2.0 million. Upon Qualified equity financing, the outstanding principal amount plus interest, as if the loan were being repaid on the Maturity Date. (e.g., if the principal amount Patents Carrying value at December 31, 2021 $ 445,839 Add: Additions 29,511 Less: Amortization (21,894) Less: Impairments (453,456) Carrying value at December 31, 2022 $ - of the Note is $100,000, then upon a qualified financing the holder shall be repaid $115,000, which is inclusive of all accrued interest of 15%), would be due and payable. During the year ended December 31, 2023, the remaining principal amount of $60,000 and accrued interest of $9,000 was repaid in cash and the remaining unamortized debt discount of $3,571 was expensed to interest expense.

As of December 31, 2023, and 2022, the outstanding principal on the 2022 Notes was $0 and $56,429, net of debt discounts of $0 and $3,571, and loss on extinguishment of debt of $0 and $19,675, respectively, was recognized. As of December 31, 2023 and 2022, outstanding interest on the 2022 Notes was $0 and $9,000, respectively.

2023 Notes

During 2023, the Company issued convertible promissory notes having an aggregate face value of $245,000 (the “2023 Notes") along with 5-year stock options to purchase an aggregate of 245,000 common shares at $2.30 per share in exchange for proceeds of $245,000. As a result of the issuance of the common stock options, an aggregate amount of $72,217 of debt discount was recorded with a corresponding increase in additional paid-in capital based on the relative fair value method.

The 2023 Notes bear interest at 15% per annum. All unpaid outstanding principal and interest are due in two years from the respective date of each note. If the Company issues and sells Equity Securities in which the Company receives gross proceeds of $2,000,000 or more (a "Qualified Financing”), then the 2023 Notes and Full Interest (i.e., 24 months of interest as if the loan was repaid on the maturity date) will automatically convert into Equity Securities upon consummation of the Qualified Financing at a 20% discount to the Equity Securities share price. At any time after 12 months from the issue date, the Company has the right to prepay the note whereby the Holder will be entitled to receive their principal plus Full Interest. Prior to repayment, the investors shall be given a 10-day notice and the option to convert the outstanding principal amount of the 2023 Notes plus the Full Interest at a 20% discount to the current share price of $2.30 per share of Preferred Series C Stock. During the year ended December 31, 2023, the Company amortized $3,536 of debt discount to interest expense in the statements of operations. As of December 31, 2023, the carrying value of the 2023 Notes was $176,319, net of unamortized debt discount was $68,681.

2024 Notes

In January 2024, the Company issued a convertible promissory note having a face value of $100,000 (the “2024 Note") along with 5-year stock options to purchase an aggregate of 100,000 common shares at $2.30 per share in exchange for proceeds of $100,000. The 2024 Note bears interest at 15% per annum. All unpaid outstanding principal and interest are due in two years from the date of the note.

Conversion Events

If the Company issues and sells Equity Securities in which the Company receives gross proceeds of $2,000,000 or more (a "Qualified Financing”), then the convertible notes and Full Interest (i.e., 24 months of interest as if the loan was repaid on the maturity date) will automatically convert into Equity Securities upon consummation of the Qualified Financing at a 20% discount to the Equity Securities share price.

At any time after 12 months from the issue date, the Company has the right to prepay the note whereby the holder will be entitled to receive their principal plus Full Interest. Prior to repayment, the investors shall be given a 10-day notice and the option to convert the outstanding principal amount of the convertible notes plus the Full Interest at a 20% discount to the current share price of $2.30 per share of Preferred Series C Stock.

A Qualified Financing occurred on May 28, 2024. As a result, in June 2024, the Company repaid $50,000 of principal and $15,000 of interest (Full Interest on the $50,000) in cash. In addition, $295,000 of principal and $88,500 of accrued interest (Full Interest on the $295,000) was converted into an aggregate of 208,422 shares of Preferred Series C Stock.

During the six months ended June 30, 2024 and 2023, the Company amortized $106,575 and $0 of debt discount to interest expense, and recognized $99,265 and $0 of interest expense, respectively, in the statements of operations. As of June 30, 2024 and December 31, 2023, the carrying value of the convertible notes was $0 and $176,319, net of unamortized debt discount of $0 and $68,681, respectively.

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Subsequent Events

During the period from August 25, 2023 (date of formation) through June 30, 2024 (the fiscal year end for the subsidiary), the Australian subsidiary incurred an aggregate of $696,249 of research and development expenditures. In September 2024, the Company filed for reimbursement in the amount of $301,205 under the RDTI program. In October 2024, the funds were received. See “Organizational Structure” for additional information.

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Trend Information

The Company operates in the biopharmaceutical and regenerative medicine market, with a strong focus on osteoarthritis and musculoskeletal disease-modifying treatments. This market is experiencing growth due to increasing demand for innovative, non-surgical treatments that address underlying causes rather than merely alleviating symptoms. We believe the items listed below a key market trends.

Growing Demand for OA and Chronic Pain Solutions: Osteoarthritis affects over 600 million people globally, a number that's expected to increase due to aging populations and rising obesity rates. Traditional treatments mainly target pain relief but fail to address cartilage degradation. Cytonics' lead therapy, CYT-108, aims to fill this gap by focusing on the root cause of OA through its recombinant A2M protein, which targets multiple enzymes responsible for cartilage breakdown, potentially offering a disease-modifying approach rather than temporary relief.

Shift to Regenerative and Biologic Therapies: The market is seeing a shift toward biologic treatments that leverage the body’s natural processes for healing. Cytonics’ APIC™ (Autologous Platelet Integrated Concentration) technology, which concentrates A2M from a patient's blood, reflects this trend by using autologous sources to stop cartilage degradation. This approach is gaining traction for its ability to potentially delay disease progression with minimal interventions, aligning with broader healthcare trends in personalized and regenerative medicine.

Advancements in Biopharma and FDA Approvals: The regenerative medicine sector is witnessing increased FDA involvement and regulation, with Phase 1 clinical trials becoming a gateway for promising therapies like CYT-108. Cytonics' approach, which includes ongoing clinical trials, aligns with the growing emphasis on rigorously tested, FDA-approved solutions for chronic conditions, helping to establish credibility and encourage broader insurance coverage for effective treatments.

Market Expansion through Innovation: The development of CYT-108 as a lab-manufactured, "off-the-shelf" treatment offers scalability for large markets without relying on individualized blood processing. This approach, if successful in human trials, could lead to a wider market reach and a cost-effective model for treating OA and similar musculoskeletal conditions, making it competitive within the larger orthopedics and pain management markets.

In summary, we believe Cytonics is positioned at the forefront of regenerative biopharmaceuticals, benefiting from trends toward more holistic, biologic, and FDA-backed therapies for chronic joint and cartilage conditions. This focus on innovative, disease-modifying therapies supports the Company’s potential to address large unmet needs in the osteoarthritis and pain management markets.

Relaxed Ongoing Reporting Requirements

If we become a public reporting Company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth Company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth Company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

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If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our shareholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Date Appointed to Current Position	Approximate hours per week for part- time employees
Executive Officers
Anjun (Joey) Bose	Chief Executive Officer, President	34	May 2018	N/A
Lewis Hanna, PhD	Chief Scientific Officer	75	February 2008	N/A
Gaetano J. Scuderi, MD	Chief Medical Officer	67	July 2006	5
Directors
Gaetano J. Scuderi, MD	Chairman	67	July.2006	N/A
Gordon V. Ramseier	Director	78	January 2008	N/A
Tracy Goeken, MD	Director	49	November 2020	N/A
Anjun (Joey) Bose	Director	34	November 2020	N/A

Anjun K. (Joey) Bose – CEO, President, and Director

Mr. Bose is the President of the Company and has served in such capacity starting in May of 2018. Mr. Bose has over 10 years’ experience in biotechnology research development and investment banking. His principal activities include coordinating capital raising efforts, initiating clinical trials for two lead drug candidates, filing and maintaining patent protection of intellectual property, and identifying strategic buyers and out-licensing opportunities for the Company. From August 2017 to May 2018, Mr. Bose served as the VP of Investment Banking from Affinia Capital, LLC. From August 2015 to August 2017, Mr. Bose served as an Associate of Investment Banking at CG Capital Markets, LLC. From August 2012 to August 2015, Mr. Bose was a graduate student engaged in academic research at Johns Hopkins University. Mr. Bose began his R&D career at the University of Virginia where he developed a novel assay to measure phosphatase activity in the context of cancer biology. He continued his graduate studies in protein engineering at Johns Hopkins University, where he elucidated cell signaling pathways dysregulated in blood cancers. He went on to pursue a career in biotechnology investment banking at a number of boutique banks in Palm Beach County, Florida. He holds a B.S. in Biomedical Engineering from the University of Virginia and a M.S. in Biomedical Engineering from Johns Hopkins University.

Lewis Hanna, PhD – Chief Scientific Officer

Dr. Hanna has served as the Chief Scientific Officer of Cytonics Corporation since February 2008. Until 2004, Dr. Hanna was the director of process development at Alexion Pharmaceutical where he directed a group of 15 scientists developing and manufacturing therapeutic antibodies and single chain antibodies for multiple indications. Dr. Hanna also held position of group leader and principal scientist in Bristol Myers Squibb and R. W. Johnson Pharmaceutical Research Institute, from 1995 to 1997, and 1988 to 1994, respectively. While at Cytonics, Dr. Hanna directed proteomic research that led to the discovery of a protein complex biomarker for spine disc degeneration (“FAC”; patent allowed). He characterized the biomarker and developed an ELISA assay for the detection of the protein complex biomarker in spinal disc lavage. Further research studies of this biomarker resulted in deeper understanding and the discovery of a new therapeutic strategy for osteoarthritis. Dr. Hanna has over 28 years of research experience in pharmaceutical and biotechnology companies, focused on the structure and function of proteins including extensive experience working with therapeutic protein folding, purification, formulation, large-scale production, quality, and the regulatory requirements to obtain FDA new drug approval. He also is expert at quality and regulatory requirements to obtain FDA new drug approval and has guided Cytonics’ successful regulatory submissions. Dr. Hanna received his BS degree from Cairo University, received his PhD from City University of New York, and completed a post-doctoral fellowship at Cornell University.

Gaetano J. Scuderi, MD – Chief Medical Officer and Chairman of the Board of Directors

Dr. Scuderi is the Founder and Chairman of the Board of Cytonics Corporation and has served as a director of Cytonics Corporation since July 2006. Dr. Scuderi previously served as the CEO of the Company from 2015 to 2018. Dr. Scuderi is a fellowship-trained spine surgeon and has practiced medicine since 1993 to the present. Dr. Scuderi currently practices orthopedic surgery in Jupiter, FL which he has been engaged in since 2013. He was previously Clinical Assistant Professor in the Department of Orthopedic Surgery of Stanford University from 2009 to 2012. Dr. Scuderi has published over 50 scientific articles and is a member of American Academy of Orthopedic Surgeons (AAOS). His paper entitled, “Improving Response to Treatment for Patients with DDD by the use of Molecular Markers” was awarded Best Paper at 2015’s annual meeting of the International Spine Intervention Society (ISIS). He graduated medical school from State University of New York at Buffalo, N.Y. in 1987 and completed his Residency and Internship at University of Miami School of Medicine, Jackson Memorial Medical Center. He then went on to a fellowship in spine surgery at UCSD.

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Gordon V. Ramseier – Director

Mr. Ramseier has served as a director of the Board of Directors of Cytonics Corporation, since January 2018. Since February 2018 to the present, he co-founded and currently serves as the President of BCI LifeSciences LLC, an advisory firm, comprised of distinguished senior level executives from the life sciences industry. From January 1995 to September of 2019, he founded and served as the Executive Director of the Sage Group, Inc. Earlier in his career, he served as Director of Marketing and Gynecological Products at G.D. Searle and Product Manager of Pfizer Laboratories. Mr. Ramseier has served as a non-executive chairman of Metacrine Sciences Inc. from 1997 to 1999. He serves as Director of Business Development and Member of Advisory Board at Vessel Metrics, LLC. He was a Partner at Booz, Allen and Hamilton Management Consultants from 1979 to 1986. From 1992 to 1995, Mr. Ramseier was President and Chief Executive Officer of OncoTherapeutics, an early stage, private biopharmaceutical company focusing on innovative, immunotherapeutic approaches to cancer, located in Cranbury, NJ. From 1986 to 1990, he was President and CEO of Immunetech Pharmaceuticals, Inc., of San Diego. From 1986 to 1990, he served as President and Chief Executive Officer at Dura. He has operated a private consulting company since 1994 and also performed consulting work from 1990 to 1992. He served as a Partner in the Healthcare Industries Practice providing strategic planning services to such diverse clients as Johnson & Johnson, Bayer, The National Wholesale Druggists Association and Blue Cross. His work with the National Wholesale Druggists Association produced a landmark study of the U.S. drug wholesaling industry. Prior to entering the emerging company arena, Mr. Ramseier was 9 years with Booz, Allen and Hamilton, a recognized international management consulting firm. He served as Founding Vice Chairman of the BCNJ. He has been Executive Director of The Sage Group, Inc. since 1995. He serves as a Member of the Board of Directors/Trustee of Biotechnology Council of New Jersey. He served as a Director of Dura Pharmaceuticals Inc. since 1986. He served as a Director of BioNJ Inc. He served on the boards of seven emerging LifeScience companies. Mr. Ramseier received M.B.A. (With Distinction) from the Amos Tuck School of Business Administration, Dartmouth College and B.S. in Chemistry from Washington & Lee University.

Tracy Goeken, MD – Director

Cytonics welcomed Tracy Goeken, MD to the Company’s Board of Directors in 2019. As a member of the Board, Dr. Goeken will help drive the Company’s direction and manage clinical trials. Dr. Goeken brings over 15 years of expertise in the biopharmaceutical industry and currently serves as the Chief Medical Officer for Linical Americas, a contract research organization that provides the full spectrum of drug development services. Prior to Linical, Dr. Goeken held positions at The Methodist Hospital Research Institute in Houston, Texas, Pharm-Olam International, Nuron Biotech, and Somahlution. During his tenure as Vice President of Clinical and Medical Affairs at Nuron Biotech Inc., the company secured $80mm in financing for the commercialization and expansion of its vaccine Meningitec. Mr. Goeken received his Doctor of Medicine (MD) from St. Christopher’s College of Medicine, Luton, England Doctor of Medicine and Bachelor of Science (B.Sc.) in Biology-Chemistry from Southern Nazarene University, Bethany, Oklahoma Bachelor of Science.

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Ketan Desai, MD PhD – Medical Advisor

Ketan Desai currently serves as the Chief Medical Officer, Levolta Pharmaceuticals. Desai has filed 15 INDs and 5 NDAs/BLAs, showcasing his expertise in advancing drugs through various stages of development, particularly in fields such as rheumatology, oncology, and immunology. As the founder, co-founder, and leader of multiple biotech companies, Dr. Desai has significantly impacted the pharmaceutical industry. He holds five patents, with products developed under his leadership successfully entering the market, such as enhanced bioavailability formulations for curcumin.

With decades of experience spanning global pharmaceutical giants and niche biotech ventures, Dr. Desai has excelled in clinical, regulatory strategy, and preclinical development. His work includes overseeing trials from Phase I to IV, contributing to his reputation as a seasoned CMO and entrepreneur.

Iain Lachlan (Lachy) McLean, MD, PhD – Medical Advisor

Iain Lachlan (Lachy) McLean currently serves as the Chief Medical Officer of Genascence Corporation. Lachy McLean has over 20 years of experience as a physician-scientist and biopharma executive. His career includes pivotal roles in global organizations, where he led early and late-stage drug development programs, regulatory filings, and precision medicine strategies, culminating in FDA approval for sparsentan (FILSPARI™) for IgA Nephropathy. Dr. McLean has an expansive therapeutic focus on immunology, inflammation, and rare diseases. His work spans small molecules, protein therapeutics, gene therapy, and digital health. He has pioneered initiatives involving wearable devices and biomarker-driven clinical trial designs to enhance patient stratification and therapeutic outcomes. Beyond leadership roles, Dr. McLean has authored numerous publications in rheumatology and immunology and mentored students and fellows in academia. He continues to influence biopharma through consulting, strategic partnerships, and industry-academic collaborations.

Mark Schweitzer, MD – Medical Advisor

Currently Mark Schweitzer serves as the Vice President for Health Affairs at Wayne State University. Dr. Mark Schweitzer has over 20 years of corporate governance experience, including serving as Dean of the largest medical school in the U.S. and Vice President for Health Affairs at Wayne State University. He has overseen budgets exceeding $2 billion and led organizational restructurings that resulted in significant financial efficiencies and increased revenues. With eight international patents and roles on advisory boards for medical device and biotech startups, Dr. Schweitzer has advised on pivotal clinical trial designs, FDA submissions, and the commercialization of disruptive technologies. His work spans orthopedic devices, AI in healthcare, and magnetic resonance imaging. Dr. Schweitzer serves as Editor-in-Chief and Associate Editor for leading medical journals and has contributed to international standards for AI in science. His contributions extend to overseeing diversity and equity initiatives and advancing the development of international healthcare systems and scientific ethics.

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Geoffry Abrams, MD – Medical Advisor

Geoffrey D. Abrams currently serves as the Associate Professor of Orthopaedic Surgery at Stanford University. Dr. Abrams is an Associate Professor in the Department of Orthopedic Surgery at Stanford University, specializing in Sports Medicine and arthroscopic procedures for the shoulder, knee, and elbow. His practice includes tendon and ligament reconstruction, upper extremity joint replacement, and treatment of complex orthopedic conditions. He is Board Certified in Orthopedic Surgery with a subspecialty certificate in Sports Medicine. Dr. Abrams is actively involved in cutting-edge research on tendon disease, particularly the role of microRNA and tendon-derived stem cells in disease pathogenesis. With over 120 peer-reviewed scientific articles and 30 book chapters to his name, he has made significant contributions to orthopedic literature. He is a sought-after speaker at national and international meetings and serves as a mentor within the academic community. As Director of Sports Medicine for Stanford Varsity Athletics, Dr. Abrams plays a pivotal role in athlete care and performance. He serves as Head Team Physician for Stanford varsity sports and Assistant Team Physician for the NFL’s San Francisco 49ers. He has also previously held a similar role with the NBA’s Golden State Warriors, further showcasing his expertise in sports medicine at the highest levels of competition

Mukesh Ahuja, MD – Medical Advisor

Mukesh Ahuja, MD currently serves as the Global Clinical Head of Osteoarthritis, Paradigm Biopharmaceuticals. Dr. Mukesh Ahuja serves as the Global Clinical Head of Osteoarthritis at Paradigm Biopharmaceuticals, where he directs the clinical and medical strategy for novel treatments of inflammatory conditions. He has successfully led multiple large-scale clinical trials, advancing innovations in orthopedic medicine. With over 20 years of experience, Dr. Ahuja has overseen research programs involving hundreds of subjects, with budgets ranging from $1.5M to $2.5M annually. His leadership in multi-center trials for joint reconstruction and spine devices has contributed to improved patient outcomes and operational efficiency. Dr. Ahuja has spearheaded regenerative solutions at Rush University Medical Center, significantly improving the financial performance of research programs. His work has bridged clinical trial goals with market messaging while ensuring regulatory compliance and fostering advancements in orthopedic surgical techniques.

Michael Wyand, DVM – Medical Advisor

Michael Wyand currently serves as the CEO of Oxeia Biopharma. Dr. Michael Wyand has held prominent leadership roles in the biopharma industry, including President & COO of Epirus Biopharmaceuticals and Head of R&D at Percivia, a global J&J/DSM joint venture. His executive experience spans strategic oversight, operational management, and research development, demonstrating his capacity to lead complex biopharmaceutical organizations. Dr. Wyand has spearheaded groundbreaking projects such as the development of PROSTVAC, a pox-virus-based immunotherapeutic vaccine for prostate cancer, which was licensed by BMS in 2015. He also oversaw the design and construction of a cGMP manufacturing facility in Cambridge, MA, reflecting his expertise in biopharmaceutical development and manufacturing infrastructure. Dr. Wyand brings a robust academic background with a DVM from Purdue University and a PhD in Pathology from the University of Connecticut. Trained in comparative pathology at Harvard Medical School, his scientific foundation complements his industry experience. He began his career at Genzyme Transgenics as President and CSO of Mason Laboratories, marking the start of his impactful contributions to biotechnology.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2024, we compensated our four highest-paid directors and executive officers as follows:

Name and Position	Capacities in which compensation was received	Cash compensation ($)		Other compensation ($)		Total compensation ($)
Anjun (Joey) Bose, CEO, President, Director	Employee	190,833	(1)	246,226	(1)	437,059
Lewis Hanna, PhD, Chief Scientific Officer	Independent Contractor	29,000	(2)	-		29,000
Tracy Goeken, MD	Director	-		-		-	(3)
Gordon Ramseier	Director	-		-		-	(3)

(1)

On May 15, 2018, the Company entered into a letter agreement with Joey Bose to engage his services as the President of the Company, with an annual base salary of $85,000 to be paid semi-monthly. Pursuant to the letter agreement, this base salary is to be reviewed every twelve months. The Company also granted Mr. Bose an initial award of 424,800 stock options to purchase shares of the Company’s common stock at an exercise price of $2.00 per share to vest over 3 years. He received 424,800 stock options on June 4, 2018 with an exercise price of $2.00 per share, and received $5,000 in bonuses in 2018.

In 2019, he was paid an annual salary of $94,000 and received $35,000 in bonuses. As of December 31, 2023, 1,760,615 of Mr. Bose’s’ shares have vested. According to the letter agreement, Mr. Bose will also be awarded a performance bonus that will be tied to the completion of specific objectives.

In 2024, Mr. Bose’s salary was increased to an annual salary of $275,000 with up to $100,000 performance bonus tied to the completion of certain objectives. As part of his compensation package, his previously vested common stock options were forfeited and he received options to acquire 1,760,615 shares of common stock at an exercise price of $1.50 with a 10 year term. A copy of the letter agreement is filed as Exhibit 6.3 to the Offering Statement of which this Offering Circular is a part. Mr. Bose receives no compensation for his services as a director.

(2)

Lewis Hanna, PhD earned a consulting fee of $29,000 in 2023 in consideration for his services as a consultant to the Company, pursuant to the Separation Agreement which took precedent to the Employment Agreement between Mr. Hanna and the Company. See Exhibit 6.4 to the Offering Statement of which this Offering Circular is a part.

(3)	For the fiscal year ended December 31, 2024, we paid our independent directors for their services as directors. Tracy Goeken, MD, and Gordon Ramseier each received 50,000 common stock options with an exercise price of $2.00 per share and 5 year expiration from the grant date of January 1, 2024.

Other than cash and stock-based compensation set out above, no other compensation was provided to the executive officers or directors in their capacities as officers and directors of the Company. There are four directors as of the date of this Offering Circular.

Employment Agreements

On May 15, 2018, the Company entered into a letter of agreement with Joey Bose to engage his services as the President of the Company, with an annual base salary of $85,000 to be paid semi-monthly. Also pursuant to the letter agreement, the base salary is to be reviewed every twelve months and the Company also granted Mr. Bose an initial award of 424,800 stock options to purchase share of the Company’s common stock at an exercise price of $2.00 per share to vest over 3 years. Also according to the letter agreement, Mr. Bose will be awarded a performance bonus that will be tied to the completion of specific objectives.

In 2024, the Company entered into a letter of agreement with Joey Bose to retain his services as President & CEO of the Company with an annual base salary of $275,000 with the option for $100,000 in milestone bonuses, and 1,760,615 common stock options at an exercise price of $1.50 per share, vested immediately. A copy of the letter agreement is filed as Exhibit 6.3 to the Offering Statement of which this Offering Circular is a part.

Stock Options

In April 2007, the Company’s shareholders adopted the 2007 Stock Incentive Plan (the “2007 Plan”), providing for the grant of stock options and restricted stock awards to employees, non-employee service providers and Board members. Stock options granted under the 2007 Plan may include non-statutory stock options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. Awards under the 2007 Plan may be granted only during the ten years immediately following the effective date of the plan.

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During 2018, the Company’s Board adopted the 2018 Stock Incentive Plan (the “2018 Plan”), as amended on May 25, 2021, effectively replacing the 2007 Plan, to provide for the issuance of up to 10,000,000 shares of stock through the grant of stock options, restricted stock, or restricted stock units.

In January 2022, the Company granted options to board directors to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.237 per stock option, which vested 37,500 per quarter and are exercisable over five years.

In June 2022, debt holders were given options to purchase an aggregate of 202,500 shares of Common Stock at an exercise price of $2.00 per share that were fully vested on issuance and are exercisable over five years (see Note 6 in the audited financials). Stock compensation expenses for non-debt related grants during the year ended December 31, 2022 was $58,348.

In January 2023, the Company granted options to three board directors to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.501 per stock option, which vested 12,500 per quarter (fully vested as of December 31, 2023) and are exercisable over five years.

In June 2023, the Company granted options to its Chief Executive Officer to purchase an aggregate of 434,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.515 per stock option, which vested immediately and are exercisable over five years.

In October 2023 through December 2023, debt holders were given options to purchase an aggregate of 245,000 shares of Common Stock at an exercise price of $2.30 per share that were fully vested on issuance and are exercisable over five years (see Note 6). Stock compensation expenses for non-debt related grants during the year ended December 31, 2023 was $321,427. On December 31, 2023, the Company had options outstanding to purchase 4,407,076 shares of Common Stock under the 2007 and 2018 Plans, at exercise prices ranging from $0.05 to $2.30 per share.

In January 2024, the Company granted options to two board directors to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.150 per stock option, which vest 12,500 per quarter and are exercisable over five years. In January 2024, the Company granted options to an advisor to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.681 per stock option, which vest 4,167 per quarter and are exercisable over five years.

In June 2024, the Company canceled all outstanding and vested options (883,800 options exercisable at $2.00 per share, expiring at various dates from October 2025 through June 2028, having an aggregate fair value of $203,558 at the date of cancelation) of its Chief Executive Officer in exchange for newly granted options to purchase an aggregate of 1,760,615 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.752 per stock option, which vested immediately and are exercisable over ten years. The issuance of the new options to the Chief Executive Officer are deemed a repricing of the canceled options and, accordingly, the associated expense recognized is the excess, if any, of the fair value of the newly issued options over the fair value of the options that were canceled.

On June 30, 2024, the Company had options outstanding to purchase 6,854,891 shares of Common Stock under the 2007 and 2018 Plans, at exercise prices ranging from $0.05 to $2.30 per share.

The aggregate intrinsic value of outstanding stock options was $1,248,091, based on options with an exercise price less than the fair value of the Company’s common stock price of $1.0513 per share as of June 30, 2024, which would have been received by the option holders had those option holders exercised their options as of that date.

The fair value of all options that vested during the six months ended June 30, 2024 and 2023 was $1,145,090 and $272,427, respectively. As of June 30, 2024, the Company had $35,861 of total unrecognized compensation cost related to non-vested awards granted under the 2018 Plan, which the Company expects to recognize over a weighted average period of 1.17 years.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, on a per class basis, as of January 13, 2025 the voting securities of the Company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the Company’s voting securities, or having the right to acquire those securities. The table assumes that all options and warrants have vested. The Company’s voting securities include all shares of the Company’s common stock.

Name and Address of Beneficial Owner	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock
Geatano Scuderi, MD 151 Fishermans Way, Jupiter, FL 33477	Common Stock	6,453,384 shares of Common Stock	22,500 Stock options	32.9%
Initial Preferred Stock
N/A
Series A Preferred Stock
N/A
Series B Preferred Stock
Johnson and Johnson Development Corporation	Preferred Stock (Series B)	3,375,000 shares of Preferred Stock	0 Stock options	22%
Series C Preferred Stock
N/A
Directors and Officers as a Group
	Common Stock	6,562,386 shares of Common Stock	3,013,115 Stock options	48.7%

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Our Board of Directors is and will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;

●	any beneficial owner of more than 5% of our outstanding stock; and

●	any immediate family member of any of the foregoing.

Additionally, our audit committee will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;

●	would cast doubt on the independence of a director;

●	would present the appearance of a conflict of interest between us and the related party; or

●	is otherwise prohibited by law, rule or regulation.

During the month of September 2022, a convertible promissory note was issued to Mr. Joey Bose (CEO, President, and Director). The note had a principal amount of $30,000 at the rate of 15% interest per annum with maturity date of one year. As additional consideration for the note, 15,000 stock options were awarded to the holder of the note to purchase common stock of the Company at a purchase price of two dollars ($2.00) per share. Per the terms of the note, the holder will receive the stock option at no additional cost, which provides the holder with the right but not the obligation to purchase shares for up to 5 years at a fixed price of $2.00 per share. Both principal and accrued interest on the aforementioned notes was repaid during the year ended December 31, 2022. Thus, no related party convertible notes balance was outstanding as of December 31, 2022.

During the month of June 2022, a convertible promissory note was issued to Gaetano Scuderi, MD (Chief Medical Officer & Chairman). The note had a principal amount of $25,000 with a maturity date of one year. As additional consideration for the note, 12,500 stock options were awarded to the holder of the note to purchase common stock of the Company at a purchase price of two dollars ($2.00) per share. Per the terms of the note, the holder will receive the stock option at no additional cost, which provides the holder with the right but not the obligation to purchase shares for up to 5 years at a fixed price of $2.00 per share. Both principal and accrued interest on the aforementioned notes was repaid during the year ended December 31, 2022. Thus, no related party convertible notes balance was outstanding as of December 31, 2022.

Professional fees in the amount of $74,200 were paid to Lewis Hanna, PhD (Chief Scientific Officer) related to consulting services provided to the Company during the year 2022.

In January 2022 addition, the Company granted all three independent directors, Tracy Goeken, MD, Gordon Ramseier, and Phil LoGrasso, PhD 50,000 common stock options. These stock options were granted as compensation for their services. The options vested immediately, have a 5-year expiration, and are exercisable at $2.00 per share.

Lewis Hanna, PhD earned a consulting fee of $29,000 in 2023 in consideration for his services as a consultant to the Company, pursuant to the Separation Agreement which took precedent to the Employment Agreement between Mr. Hanna and the Company. See Exhibit 6.4 to the Offering Statement of which this Offering Circular is a part.

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SECURITIES BEING OFFERED

General

We are offering up to 8,000,000 shares of Common Stock pursuant to this Offering Circular, consisting of 6,666,667 shares to be issued for cash consideration and 1,333,333 to be issued as Bonus Shares. The shares of Common Stock will be subject to an irrevocable proxy whereby all voting rights will be held by the Company's President, Joey Bose.

The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our bylaws, as amended, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws, copies of which are filed with the SEC as exhibits to this Offering Circular.

Pursuant to our amended and restated articles of incorporation, as amended, our authorized capital is 70,000,000 shares, of which (1) 50,000,000 shares are common stock, par value $0.001 per share (the "Common Stock"), and (2) 20,000,000 shares are Preferred Stock, par value $0.001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the "Preferred Stock"), of which the board designated: (a) 150,000 shares as Initial Preferred Stock; (b) 1,500,000 shares as Series A Preferred Stock; (c) 6,000,000 shares as Series B Preferred Stock; and (d) 10,000,000 shares as Series C Preferred Stock of which 510,000 shares are designated as Series C-1 Preferred Stock.

The Board may from time to time authorize by resolution the issuance of any or all shares of the common stock and the preferred stock authorized in accordance with the terms and conditions set forth in the articles of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the preferred stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

As of February 28, 2025, the outstanding shares of the Company included:

Class	Authorized	Issued and Outstanding
Initial Preferred Stock(1)	150,000	150,000
Series A Preferred Stock(2)	1,500,000	576,190
Series B Preferred Stock(3)	6,000,000	2,574,865
Series C Preferred Stock(4)	10,000,000	8,399,558
Common Stock	50,000,000	11,589,652

(1) Each share of the Initial Preferred Stock is convertible into 2.4 shares of Common Stock.

(2) Each share of Series A Preferred Stock is convertible into 2 share of Common Stock.

(3) Each share of Series B Preferred Stock is convertible into 2 share of Common Stock.

(4) Each share of Series C Preferred Stock is convertible into 1 share of Common Stock.

Common Stock

Holders of the Company’s Common Stock are entitled to one (1) vote for each share on all matters submitted to a stockholder vote. The Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. Holders of the Company’s Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

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Irrevocable Proxy

By subscribing to this offering, investors grant an irrevocable proxy to the Company’s President to (i) vote all securities held of record by the investor (including any shares of the Company’s capital stock that the investor may acquire in the future), (ii) give and receive notices and communications, (iii) execute any written consent, instrument or document that the President determines is necessary or appropriate at the President’s complete discretion, and (iv) take all actions necessary or appropriate in the judgment of the President for the accomplishment of the foregoing. As a result of this proxy, it is possible that invstors will be precluded from voting on mergers, acquisitions, or dispositions involving the Company for the duration of the proxy. Further, it could allow the Company to take actions that investor believe would be disadvantageous to their ownership in the Company. The proxy will survive the death, incompetency and disability of an individual investor and, if an investor is an entity, will survive the merger or reorganization of the investor or any other entity holding the shares of our Common Stock. The proxy will also be binding upon the heirs, estate, executors, personal representatives, successors and assigns of an investor (including any transferee of the investor). Any transferee of the investors party to the subscription agreement must agree to be bound by the terms of the proxy. The proxy will terminate upon the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of our Common Stock or the effectiveness of a registration statement under the Exchange Act covering our Common Stock. The Company acknowledges that these termination events may never occur; therefore, the proxy shall remain in effect indefinitely. Investors in this offering should carefully evaluate the implications of the irrevocable proxy and consider the potential risks associated with the inability to exercise voting rights. Before investing, shareholders should review the terms of the proxy agreement and consult with their legal or financial advisors to understand the full scope of these limitations.

Preferred Stock

The Board of Directors of the Company may be resolution authorize the issuance of shares of preferred stock from time to time in one or more series. The Company may reissue shares of preferred stock that are redeemed, purchased, or otherwise acquired by the Company unless otherwise provided by law. The Board of Directors is authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or otherwise rights if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including, sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then issued.

Participation Right

Each of the classes of preferred stock described below includes a participation right to purchase their pro rata share of any proposed new issuance of securities. The notice for this participation right related to this offering under Regulation A was provided to stockholders on January 10, 2025.

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Initial Preferred Stock

The rights, preferences, restrictions and other matters relating to the Initial Preferred Stock are as follows:

•	There is authorized to be issued out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Initial Preferred Stock” (“Initial Preferred Stock”) and the number of shares constituting such class shall be 150,000. Each share of Series A Preferred Stock will have a par value $0.001 and a stated value equal to $2.00 (“Initial Purchase Price”).

•	Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets, after provision for payment of the Company’s debts and other liabilities and in parity with the holders of Series A Preferred Stock and in preference to, whether capital or surplus, of the Company an amount equal to the stated value for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts to the holders of the Initial Preferred Stock and Series A Preferred Stock, the entire assets to be distributed to the holders of the Initial Preferred Stock and Series A Preferred Stock shall be reasonably distributed among the holders of the Initial Preferred Stock and Series A Preferred Stock in accordance with the respective stated value amounts that would be payable on such shares if all amounts payable thereon were paid in full in proportion to their relative Initial Purchase Price of the Initial Preferred Stock and the Series A Purchase Price of the Series A Preferred Stock and the holders of the Common Stock, Series B Preferred Stock and of any other junior securities shall not be entitled to participate in the distribution of the assets of the Company in respect of their ownership. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after the holders of Initial Preferred Stock and the holders of the Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Initial Preferred Stock and Series A Preferred Stock, then the holders of Series B Preferred Stock shall be paid in full the preferential amount to which they shall be entitled to receive on account of their Series B Preferred Stock and finally any remaining net assets of the Company shall be distributed ratably amount the holders of Initial Preferred Stock, Series A Preferred Stock Series B Preferred Stock and Common Stock (where each share of Initial Preferred Stock, Series A Preferred Stock and Series B Preferred Stock being deemed for such purposes to equal the number of shares of Common Stock into which they are convertible)

•	If the Company declares or makes any dividend or other distribution of its assets to holders of shares of Common Stock, the holders of Initial Preferred Stock will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Initial Preferred Stock.

•	Holders of the Initial Preferred Stock shall be entitled to cast 1.2 votes for each share held of the Initial Preferred Stock (number of shares of common stock which each share of Initial Preferred Stock is convertible into) on all matters presented to the stockholders of the Company for stockholder vote which shall vote along with holders of the Company’s Common Stock on such matters.

•	Pursuant to a voluntary conversion, each share of Initial Preferred Stock is convertible at any time into 1.2 shares of Common Stock, subject to adjustment in a forward or reverse stock split. Pursuant to an automatic conversion, each share of Initial Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock immediately upon consummation of the Company’s first underwritten public offering resulting in at least 20 million of proceeds to the Corporation net of underwriting discounts and commissions and offering expenses

•

Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Initial Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other redemption, participation, or anti-dilution rights or preferences.

•	The Company may not do any of the following without the written consent or affirmative vote of at least a majority of the outstanding shares of the Initial Preferred Stock (in addition to any other vote required by law or the Company’s Articles of Incorporation, as amended) separately as a single class with each share of Initial Preferred Stock having one vote on such matter: (i) increase or decrease the authorized number of shares of any class or series of capital stock, (ii) redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement), (iii) declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock or (iv)liquidate, dissolve, or wind-up the business and affairs of the Company, effect any Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval of a majority of the majority of the outstanding shares of Initial Preferred Stock.

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Series A Preferred Stock

The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are as follows:

•	There is authorized to be issued out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series A Preferred Stock” (“Series A Preferred Stock”) and the number of shares constituting such class shall be 1,500,000. Each share of Series A Preferred Stock will have a par value $0.001 and a stated value equal to $4.00 (“Series A Purchase Price”).

•	Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets, after provision for payment of the Company’s debts and other liabilities and in parity with the holders of Initial Preferred Stock and in preference to, whether capital or surplus, of the Company an amount equal to the stated value for each share of Initial Preferred Stock before any distribution or payment shall be made to the holders of junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts to the holders of the Series A Preferred Stock and Initial Preferred Stock, the entire assets to be distributed to the holders of the Series A Preferred Stock and Initial Preferred Stock in accordance with the respective stated value amounts that would be payable on such shares if all amounts payable thereon were paid in full in proportion to their relative Series A Purchase Price of the Series A Preferred Stock and the Initial Purchase Price of the Initial Preferred Stock and the holders of the Common Stock, Series B Preferred Stock and of any other junior securities shall not be entitled to participate in the distribution of the assets of the Company in respect of their ownership. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after the holders of Series A Preferred Stock and the holders of the Initial Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Series A Preferred Stock and Initial Preferred Stock, then the holders of Series B Preferred Stock shall be paid in full the preferential amount to which they shall be entitled to receive on account of their Series B Preferred Stock and finally any remaining net assets of the Company shall be distributed ratably amount the holders of Series A Preferred Stock, Initial Preferred Stock Series B Preferred Stock and Common Stock (where each share of Series A Preferred Stock, Initial Preferred Stock and Series B Preferred Stock being deemed for such purposes to equal the number of shares of Common Stock into which they are convertible)

•	If the Company declares or makes any dividend or other distribution of its assets to holders of shares of Common Stock, the holders of Series A Preferred Stock will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock.

•	Holders of the Series A Preferred Stock shall be entitled to cast a number of votes for each share held of the Series A Preferred Stock equal to the largest number of shares of common stock which each share of Series A Preferred Stock is convertible into on all matters presented to the stockholders of the Company for stockholder vote which shall vote along with holders of the Company’s Common Stock on such matters.

•	Pursuant to a voluntary conversion, each share of Series A Preferred Stock is convertible at any time into one share of Common Stock, subject to adjustment in a forward or reverse stock split. Pursuant to an automatic conversion, each share of Series A Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock immediately upon consummation of the Company’s first underwritten public offering resulting in at least 20 million of proceeds to the Company net of underwriting discounts and commissions and offering expenses

•	If the Company proposes to issue any Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock (collectively, “New Issue Securities”), the Company shall first offer the New Issue Securities to the holders of Series A Preferred Stock for a period of five (5) business days after receipt of the of the participation notice to the holders of Series A Preferred Stock, each holder of Series A Preferred Stock shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to all or any part of such holder’s proportionate number of the New Issue Securities. The participation rights do not apply to the issuance and sale by the Company, from time to time hereafter, of (i) shares of the Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock to employees, officers, or directors of, or consultants to, the Company, as compensation for their services to the Company pursuant to arrangements approved by the Board of Directors, (ii) shares of Common Stock issued and sold in a firm commitment underwritten public offering (which shall not include an equity line of credit or similar financing arrangement) resulting in net proceeds to the Company of in excess of $15,000,000 or (iii) shares of Common Stock issued as consideration for the acquisition of another Company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the Board of Directors or (iv) shares of Common Stock issuable upon the exercise of outstanding securities of the Company which entitle the holder thereof to acquire Common Stock (but not amendments thereto).

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•	If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from holders of at least 50% of the Series A Preferred Stock then outstanding (“Initiating Series A Holders”) that the Company file a Form S-3 registration statement with respect to the shares of Common Stock issuable upon conversion of such holder’s Series A Preferred Stock having an anticipated aggregate offering price, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Series A Demand Notice”) to all holders of Series A Preferred Stock other than the Initiating Series A Holders; and (ii) as soon as practicable, and in any event within one hundred twenty days (120) after the date such request is given by the Initiating Series A Holders, file a Form S-3 registration statement under the Securities Act covering all shares of Common Stock issuable upon conversion of Series A Preferred Stock requested to be included in such registration by any other holders, as specified by notice given by each such holder to the Company within twenty (20) days of the date the Series A Demand Notice is given, and in each case, subject to the limitations of Section 10(b). If the Company proposes to register any of its Common Stock under the Securities Act, in connection with the public offering of such securities solely for cash, other than (i) a registration relating .to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to transaction pursuant to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company shall, at such time, promptly give each holder of Series A Preferred Stock notice of such registration. Upon the request of each such holder given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock issuable upon conversion of such holder’s Series A Preferred Stock that each such holder has requested to be included in such registration.

•	Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Series A Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other redemption, participation, or anti-dilution rights or preferences.

•	The Company may not do any of the following without the written consent or affirmative vote of at least a majority of the outstanding shares of the Series A Preferred Stock (in addition to any other vote required by law or the Company’s Articles of Incorporation, as amended) separately as a single class with each share of Series A Preferred Stock having one vote on such matter: (i) increase or decrease the authorized number of shares of any class or series of capital stock, (ii)redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement), (iii)declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock or (iv)liquidate, dissolve, or wind-up the business and affairs of the Company, effect any Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval of a majority of the majority of the outstanding shares of Series A Preferred Stock .

Series B Preferred Stock

The rights, preferences, restrictions and other matters relating to the Series B Preferred Stock are as follows:

•	There is authorized to be issued out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series B Preferred Stock” (“Series B Preferred Stock”) and the number of shares constituting such class shall be 6,000,000. Each share of Series B Preferred Stock will have a par value $0.001 and a stated value equal to its purchase price (“Series B Purchase Price”).

•	Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after provision for payment of the Company’s debts and other liabilities, and after the holders of Initial Preferred Stock and Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Initial Preferred Stock and Series A Preferred Stock, then the holders of Series B Preferred Stock shall be paid in full the preferential amount to which they shall be entitled to receive on account of their Series B Preferred Stock and finally any remaining net assets of the Company shall be distributed ratably amount the holders of Initial Preferred Stock, Series A Preferred Stock Series B Preferred Stock and Common Stock (where each share of Initial Preferred Stock, Series A Preferred Stock and Series B Preferred Stock being deemed for such purposes to equal the number of shares of Common Stock into which they are convertible)

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•	If the Company declares or makes any dividend or other distribution of its assets to holders of shares of Common Stock, the holders of Series B Preferred Stock will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock.

•	Holders of the Series B Preferred Stock shall be entitled to cast a number of votes for each share held of the Series B Preferred Stock equal to the largest number of shares of common stock which each share of Series B Preferred Stock is convertible into on all matters presented to the stockholders of the Company for stockholder vote which shall vote along with holders of the Company’s Common Stock on such matters.

•	Pursuant to a voluntary conversion, each share of Series B Preferred Stock is convertible at any time into one share of Common Stock, subject to adjustment in a forward or reverse stock split. Pursuant to an automatic conversion, each share of Series B Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock immediately upon consummation of the Company’s first underwritten public offering resulting in at least 20 million of proceeds to the Corporation net of underwriting discounts and commissions and offering expenses

•	Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Series B Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other redemption, participation, or anti-dilution rights or preferences.

•	If the Company proposes to issue any Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock (collectively, “New Issue Securities”), the Company shall first offer the New Issue Securities to the holders of Series B Preferred Stock for a period of five (5) business days after receipt of the of the participation notice to the holders of Series B Preferred Stock, each holder of Series B Preferred Stock shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to all or any part of such holder’s proportionate number of the New Issue Securities. The participation rights do not apply to the issuance and sale by the Company, from time to time hereafter, of (i) shares of the Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock to employees, officers, or directors of, or consultants to, the Company, as compensation for their services to the Company pursuant to arrangements approved by the Board of Directors, (ii) shares of Common Stock issued and sold in a firm commitment underwritten public offering (which shall not include an equity line of credit or similar financing arrangement) resulting in net proceeds to the Company of in excess of $15,000,000 or (iii) shares of Common Stock issued as consideration for the acquisition of another Company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the Board of Directors or (iv) shares of Common Stock issuable upon the exercise of outstanding securities of the Company which entitle the holder thereof to acquire Common Stock (but not amendments thereto).

•	If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from holders of at least 50% of the Series B Preferred Stock then outstanding (“Initiating Series B Holders”) that the Company file a Form S-3 registration statement with respect to the shares of Common Stock issuable upon conversion of such holder’s Series B Preferred Stock having an anticipated aggregate offering price, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Series B Demand Notice”) to all holders of Series B Preferred Stock other than the Initiating Series B Holders; and (ii) as soon as practicable, and in any event within one hundred twenty days (120) after the date such request is given by the Initiating Series B Holders, file a Form S-3 registration statement under the Securities Act covering all shares of Common Stock issuable upon conversion of Series B Preferred Stock requested to be included in such registration by any other holders, as specified by notice given by each such holder to the Company within twenty (20) days of the date the Series B Demand Notice is given, and in each case, subject to the limitations of Section 10(b). If the Company proposes to register any of its Common Stock under the Securities Act, in connection with the public offering of such securities solely for cash, other than (i) a registration relating .to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to transaction pursuant to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company shall, at such time, promptly give each holder of Series B Preferred Stock notice of such registration. Upon the request of each such holder given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock issuable upon conversion of such holder’s Series B Preferred Stock that each such holder has requested to be included in such registration.

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•	The Company may not do any of the following without the written consent or affirmative vote of at least a majority of the outstanding shares of the Series B Preferred Stock (in addition to any other vote required by law or the Company’s Articles of Incorporation, as amended) separately as a single class with each share of Series B Preferred Stock having one vote on such matter: (i) increase or decrease the authorized number of shares of any class or series of capital stock, (ii)redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement), (iii)declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock or (iv)liquidate, dissolve, or wind-up the business and affairs of the Company, effect any Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval of a majority of the majority of the outstanding shares of Series B Preferred Stock.

Series C Preferred Stock

The rights, preferences, restrictions and other matters relating to the Series C Preferred Stock are as follows:

•	There is authorized to be issued out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series C Preferred Stock” (“Series C Preferred Stock”) and the number of shares constituting such class shall be 10,000,000 of which 500,000 shares shall be designated as “Series C-1 Preferred Stock.” Unless otherwise specified, the Series C Preferred Stock and the Series C-1 Preferred Stock may be referred to herein together as the Series C Preferred Stock and shall have the same rights, preferences, privileges, and restrictions. Each share of Series C Preferred Stock, that is not a Series C-1 Preferred Stock will have a par value $0.0001 and a stated value equal to $2.00 (“Series C Purchase Price”). For each share of Series C-1 Stock, the purchase price shall be the lesser of (1) $1.60 and (B) the quotient resulting from dividing (1) $32,400,000 by (2) the number of shares of Common Stock issued and outstanding on a fully diluted basis per share value of a share of Common Stock, on a fully diluted basis (i.e., assuming full conversion and exercise of preferred stock, notes, and options into shares of Common Stock) immediately prior to the closing of the Qualified Equity Financing. “Qualified Equity Financing” means the first sale (or series of related sales) by the Company of its Preferred Stock following the date of issuance from which the Company receives gross proceeds of not less than $1,000,000 (excluding the aggregate amount of securities converted into preferred stock in connection with such sale (or series of related sales)), or the first sale by the Company of Common Stock in an initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, whichever is sooner.

•	Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets, after provision for payment of the Company’s debts and other liabilities and in parity with the holders of Initial Preferred Stock and Series A Preferred Stock, and in preference to, and, before any amount or property shall be paid or distributed on account of any junior securities, to be paid in full in cash with respect to each share of Series C Preferred Stock out of the assets of the Company available for distribution to shareholders, an amount equal to the Series C Purchase Price. If upon any liquidation, dissolution or winding-up of the Company, the amount available for distribution among the holders of all outstanding Initial Preferred Stock, Series A Preferred Stock, and Series C Preferred Stock is insufficient to permit the payment of the Initial Purchase Price to the holders of Initial Preferred Stock, the Series A Purchase Price to the holders of Series A Preferred Stock, the Series C Purchase Price to the holders of Series C Preferred Stock, in full, then the amount available for distribution shall be distributed among the holders of the Initial Preferred Stock, the holders of Series A Preferred Stock, and the holders of the Series C Preferred Stock, ratably in proportion to the relative purchase price held by such holders, and the holders of Common Stock, the Series B Preferred Stock, and any other junior securities shall in no event be entitled to participate in the distribution of any assets of the Company in respect of their ownership thereof. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after the holders of Initial Preferred Stock and the holders of Series A Preferred Stock and the holders of the Series C Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their preferred stock, respectively, then the holders of Series B Preferred Stock shall be paid in full the preferential amount to which they shall be entitled to receive on account of their Series B Preferred Stock, and finally any remaining net assets of the Company shall be distributed ratably among the holders of Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock (with each share of Initial Preferred Stock, each share of Series A Preferred Stock, each share of Series B Preferred Stock and each share of Series C Preferred Stock, being deemed for such purpose to equal the number of shares of Common Stock, including fractions thereof, into which such share of Initial Preferred Stock, such share of Series A Preferred Stock and such share of Series B Preferred Stock and such Shares of Series C Preferred Stock is convertible in accordance with the provisions of thereof). Upon any (i) sale of the Company or (ii) reorganization of the Company required by any court or administrative body in order to comply with any provision of law, after the holders of Initial Preferred Stock and the holders of Series A Preferred Stock and the Series C Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Preferred Stock, respectively, any remaining net assets of the Company shall be distributed ratably among the holders of Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and Common Stock (with each share of Initial Preferred Stock, each share of Series A Preferred Stock, and each share of Series B Preferred Stock and Series C Preferred Stock being deemed for such purpose to equal the number of shares of Common Stock, including fractions thereof, into which such share of preferred stock is convertible in accordance with terms thereof).

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•	If the Company declares or makes any dividend or other distribution of its assets to holders of shares of Common Stock, the holders of Series C Preferred Stock will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred Stock.

•	Holders of the Series C Preferred Stock shall be entitled to cast a number of votes for each share held of the Series C Preferred Stock equal to the largest number of shares of common stock which each share of Series C Preferred Stock is convertible into on all matters presented to the stockholders of the Company for stockholder vote which shall vote along with holders of the Company’s Common Stock on such matters and shall vote as a separate single class with each share of Series C Preferred Stock having one vote, on any proposed amendment to these Amended and Restated Articles of Incorporation which will adversely affect the rights, privileges, and preferences of Series C Preferred Stock or otherwise designate a class of Preferred Stock that will have rights, privileges and preferences pari passu or senior to those of Series C Preferred Stock.

•	Pursuant to a voluntary conversion, each share of Series C Preferred Stock is convertible at any time into one share of Common Stock, subject to adjustment in a forward or reverse stock split. Pursuant to an automatic conversion, each share of Series C Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock immediately upon consummation of the Company’s first underwritten public offering resulting in at least 20 million of proceeds to the Corporation net of underwriting discounts and commissions and offering expenses

•	Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Series C Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other redemption, participation, or anti-dilution rights or preferences.

•	The Company may not do any of the following without the written consent or affirmative vote of at least a majority of the outstanding shares of the Series C Preferred Stock (in addition to any other vote required by law or the Company’s Articles of Incorporation, as amended) separately as a single class with each share of Series C Preferred Stock having one vote on such matter: (i) increase or decrease the authorized number of shares of any class or series of capital stock, (ii) redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement), (iii) declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock or (iv) liquidate, dissolve, or wind-up the business and affairs of the Company, effect any Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval of a majority of the majority of the outstanding shares of Series C Preferred Stock .

•	If the Company proposes to issue any Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock (collectively, “New Issue Securities”), the Company shall first offer the New Issue Securities to the holders of Series C Preferred Stock for a period of five (5) business days after receipt of the of the participation notice to the holders of Series C Preferred Stock, each holder of Series C Preferred Stock shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to all or any part of such holder’s proportionate number of the New Issue Securities. The participation rights do not apply to the issuance and sale by the Company, from time to time hereafter, of(i) shares of the Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock to employees, officers, or directors of, or consultants to, the Company, as compensation for their services to the Company pursuant to arrangements approved by the Board of Directors, (ii) shares of Common Stock issued and sold in a firm commitment underwritten public offering (which shall not include an equity line of credit or similar financing arrangement) resulting in net proceeds to the Company of in excess of $15,000,000 or (iii) shares of Common Stock issued as consideration for the acquisition of another Company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the Board of Directors or (iv) shares of Common Stock issuable upon the exercise of outstanding securities of the Company which entitle the holder thereof to acquire Common Stock (but not amendments thereto).

82

•	If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from holders of at least 50% of the Series C Preferred Stock then outstanding (“Initiating Series C Holders”) that the Company file a Form S-3 registration statement with respect to the shares of Common Stock issuable upon conversion of such holder’s Series C Preferred Stock having an anticipated aggregate offering price, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Series C Demand Notice”) to all holders of Series C Preferred Stock other than the Initiating Series C Holders; and (ii) as soon as practicable, and in any event within one hundred twenty days (120) after the date such request is given by the Initiating Series C Holders, file a Form S-3 registration statement under the Securities Act covering all shares of Common Stock issuable upon conversion of Series C Preferred Stock requested to be included in such registration by any other holders, as specified by notice given by each such holder to the Company within twenty (20) days of the date the Series C Demand Notice is given, and in each case, subject to the limitations of Section 10(b). If the Company proposes to register any of its Common Stock under the Securities Act, in connection with the public offering of such securities solely for cash, other than (i) a registration relating .to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to transaction pursuant to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company shall, at such time, promptly give each holder of Series C Preferred Stock notice of such registration. Upon the request of each such holder given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock issuable upon conversion of such holder’s Series C Preferred Stock that each such holder has requested to be included in such registration.

Provisions of Note in Our Amended and Restated Certificate of Incorporation

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws

Provisions of our amended and restated articles and our amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining directors on the Board.

Bylaws. Our articles of incorporation and bylaws authorizes the board of directors to adopt, repeal, rescind, alter or amend our bylaws without shareholder approval.

Removal. Except as otherwise provided, a director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders for any purpose or purposes may be called at any time only by the Board.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our amended and restated articles of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting. Our amended and restated articles of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

83

Cytonics Corporation

Consolidated Financial Statements

December 31, 2023 and 2022

CYTONICS CORPORATION AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Cytonics Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cytonics Corporation and subsidiary (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $1,946,860 and net cash used in operations of $1,716,143 for the year ended December 31, 2023. The Company also had an accumulated deficit as of December 31, 2023 of $24,699,041. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7326

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of Stock Options

As described in Footnote 3 “Stock-based Compensation Expense”, Footnote 6 “2023 Notes” and Footnote 8 “Stock Options” to the financial statements, the Company recorded $321,427 stock compensation expense for compensatory stock option grants in year 2023 and grants in previous years and a $72,217 of a debt discount for stock options issued with debt, to certain employees and debt holders, respectively. The Company had to obtain a valuation of the business which was then allocated to the various classes of capital stock outstanding in order to determine the value of the common stock on the grant dates. This common stock value was then used in a modified Black-Scholes option pricing model to determine the value of the options on the grant or issuance dates.

We identified the valuation of the stock options as a critical audit matter. Auditing management’s valuation of stock options involved a high degree of subjectivity.

The primary procedures we performed to address these critical audit matters included (a) reviewed management’s process for valuing the business and the stock options, (b) determined whether the valuation method management selected was reasonable by comparing it to generally accepted methodologies for valuing a business and stock options, (c) tested management’s valuation of the business and stock options by testing assumptions and data used in the valuation models, and (d) recomputed the stock options valuations. We agreed with management’s final conclusions with regard to the stock options valuation.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2023.

Boca Raton, Florida

April 12, 2024

CYTONICS CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
Assets
Current assets:
Cash	$602,933	$1,166,390
Accounts receivable (net of allowance for doubtful accounts of $0)	120,000	100,000
Prepaid expenses and other current assets	26,532	22,833
Total current assets	749,465	1,289,223
Accounts receivable, non-current, net	76,191	148,753
Deposit	204,531	-

Total assets	$1,030,187	$1,437,976

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$295,503	$247,817
Notes payable, current, net of debt discount of $0 and $3,571, respectively	-	56,429
Total current liabilities	295,503	304,246
Notes payable, net of debt discount of $68,681 and $0, respectively	176,319	-
Total liabilities	471,822	304,246

Commitments and contingencies - See Note 7
Stockholders' equity:
Preferred Stock, $0.001 par value; 20,000,000 shares authorized
Convertible Initial Preferred Stock, $0.001 par value;
150,000 shares designated, issued and outstanding	150	150
Convertible Series A Preferred Stock, $0.001 par value; 1,500,000 shares designated;
563,690 and 576,190 shares issued and outstanding, respectively	564	576
Convertible Series B Preferred Stock, $0.001 par value;
6,000,000 shares designated; 2,574,865 shares issued and outstanding	2,575	2,575
Convertible Series C and C-1 Preferred Stock, $0.001 par value; 10,000,000 shares designated;
5,439,376 and 4,702,042 shares issued and outstanding, respectively	5,440	4,703
Common stock, par value $0.001 per share; 50,000,000 shares authorized;
10,241,391 and 10,257,042 shares issued and outstanding, respectively	10,241	10,257
Additional paid-in capital	25,219,205	23,867,651
Accumulated other comprehensive income	19,231	-
Accumulated deficit	(24,699,041)	(22,752,181)

Total stockholders' equity	558,365	1,133,730

Total liabilities and stockholders' equity	$1,030,187	$1,437,976

The accompanying notes are an integral part of the consolidated financial statements.

CYTONICS CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended
	December 31,
	2023	2022
Revenues:
License and royalty revenues	$417,500	$405,000
Total revenues	417,500	405,000

Operating expenses:
Research and development expense	1,497,236	2,057,466
Payroll expense	213,603	315,414
Selling, general and administrative expenses	79,783	103,670
Professional fees	579,738	223,863
Amortization	-	21,894
Impairment loss on intangibles	-	453,456
Total operating expenses	2,370,360	3,175,764

Loss from operations	(1,952,860)	(2,770,764)

Other income (expense):
Interest income	17,630	11,093
Other income	-	22,001
Interest (expense)	(11,630)	(87,330)
Loss on extinguishment of debt	-	(19,675)
Total other (expense), net	6,000	(73,910)

Net loss before income taxes	(1,946,860)	(2,844,674)

Provision for income taxes	-	-

Net loss	$(1,946,860)	$(2,844,674)

Other comprehensive income:
Foreign currency translation adjustment	19,231	-

Comprehensive loss	$(1,927,629)	$(2,844,674)

Net loss per share:
Basic and diluted	$(0.19)	$(0.28)

Weighted average number of common shares outstanding:
Basic and diluted	10,246,794	10,152,039

The accompanying notes are an integral part of the consolidated financial statements.

CYTONICS CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Initial Convertible		Series-A Convertible		Series-B Convertible		Series-C and C-1 Convertible				Additional	Accumulated Other
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Total
Balance - December 31, 2021	150,000	$150	576,190	$576	2,574,865	$2,575	2,994,557	$2,995	10,117,042	$10,117	$21,092,923	$-	$(19,907,507)	$1,201,829
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	58,348	-	-	58,348
Stock-based compensation issued with debt	-	-	-	-	-	-	-	-	-	-	54,485	-	-	54,485
Exercise of stock options	-	-	-	-	-	-	-	-	140,000	140	27,860	-	-	28,000
Issuance of preferred shares for cash, net of
issuance costs	-	-	-	-	-	-	1,693,138	1,694	-	-	2,601,051	-	-	2,602,745
Conversion of debt to equity	-	-	-	-	-	-	14,348	14	-	-	32,986	-	-	33,000
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(2,844,674)	(2,844,674)
Balance - December 31, 2022	150,000	150	576,190	576	2,574,865	2,575	4,702,042	4,703	10,257,042	10,257	23,867,651	-	(22,752,181)	1,133,731
Common shares issued for services rendered	-	-	-	-	-	-	-	-	9,349	9	10,155	-	-	10,164
Issuance of preferred shares for cash, net of
issuance costs	-	-	-	-	-	-	737,334	737	-	-	947,718	-	-	948,455
Shares given back to Company	-	-	(12,500)	(12)	-	-	-	-	(25,000)	(25)	37	-	-	-
Stock options issued with debt	-	-	-	-	-	-	-	-	-	-	72,217	-	-	72,217
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	321,427	-	-	321,427
Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	19,231	-	19,231
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(1,946,860)	(1,946,860)
Balance - December 31, 2023	150,000	$150	563,690	$564	2,574,865	$2,575	5,439,376	$5,440	10,241,391	$10,241	$25,219,205	$19,231	$(24,699,041)	$558,365

The accompanying notes are an integral part of the consolidated financial statements.

CYTONICS CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(1,946,860)	$(2,844,674)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangibles	-	21,894
Amortization of debt discount	7,107	31,239
Impairment loss on intangibles	-	453,456
Stock-based compensation	331,591	58,348
Interest expense	-	237
Loss on extinguishment of debt	-	19,675
Changes in operating assets and liabilities:
Accounts receivable	52,562	92,440
Prepaid expenses and other current assets	(3,699)	(21,101)
Deposit	(204,531)	-
Accounts payable and accrued expenses	47,687	(304,113)
Net cash used in operating activities	(1,716,143)	(2,492,600)

Cash Flows From Investing Activities:
Purchases of intangible assets	-	(29,510)
Net cash used in investing activities	-	(29,510)

Cash Flows From Financing Activities:
Proceeds from issuance of notes payable	-	360,000
Repayments of notes payable - related parties	-	(30,000)
Repayments of notes payable	(60,000)	(240,000)
Proceeds from issuance of convertible notes	245,000	-
Proceeds from issuance of preferred shares, net of offering costs	948,455	2,602,743
Proceeds from exercise of stock options	-	28,000
Net cash provided by financing activities	1,133,455	2,720,743

Effect of exchange rate changes on cash	19,231	-

Net increase (decrease) in cash	(563,457)	198,633

Cash at beginning of year	1,166,390	967,757

Cash at end of year	$602,933	$1,166,390

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$288	$54,000
Cash paid for taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Issuance of stock options with debt	$72,217	$54,485
Conversion of notes payable along with interest into Series C Preferred Stock	$-	$33,000

The accompanying notes are an integral part of the consolidated financial statements.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 1	NATURE OF BUSINESS

Overview

Cytonics Corporation (the “Company”) is a research and development company that develops therapies and diagnostics for back and joint pain, which it then licenses to unrelated third parties. The Company was incorporated in the State of Florida under the name Gamma Spine, Inc. on July 19, 2006 and was renamed Cytonics Corporation on April 17, 2007.

NOTE 2	GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

During the year ended December 31, 2023, the Company sustained a net loss of $1,946,860 and had net cash used in operating activities of $1,716,143. As of December 31, 2023, the Company had an accumulated deficit of $24,699,041. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the consolidated financial statements.

To date, the Company has funded its research and development and operating activities through sales of debt and equity securities, grant funding, and revenues generated from the licensing of its products. During the year ended December 31, 2023, the Company received proceeds of $948,455, net of direct offering costs, from the sale of Series-C Preferred Shares and $245,000 from the issuance of contingently convertible notes payable.

Management’s plans regarding these matters include the raising of additional funding through investments by strategic partners and from private and public sales of securities to fund its operations and its research and development activities. The Company expects to incur net losses until such time it develops biopharmaceuticals and medical devices with the intent of licensing or selling the related intellectual property, or alternatively, until it successfully merges with another operating entity. The Company’s ability to continue its operations is dependent upon its ability to obtain additional capital through public or private equity offerings, debt financings or other sources; however, financing may not be available to the Company on acceptable terms, or at all. The Company’s failure to raise capital as and when needed could have a negative impact on its financial condition and its ability to pursue its business strategy, and the Company may be forced to curtail or cease operations.

The outcome of management’s plans cannot be determined with any degree of certainty. Accordingly, the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business for one year from the date the consolidated financial statements are issued. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 — ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles accepted in the United States of America (U.S. GAAP) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).

Foreign Currency

The functional and reporting currency of our wholly-owned subsidiary is the Australian Dollar (AUD), which is the primary currency in which it operates. Since the functional currency is not the U.S. dollar, the Company recognizes a cumulative translation adjustment created by the different exchange rates applied to current period income or loss and the balance sheet. For the Australian subsidiary, we utilize the average (of the beginning and end of the year) functional exchange rate to translate its statements of operations, the year end functional exchange rate to translate its balance sheet and the specific historical functional exchange rate to translate equity transactions.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the AUD, the functional currency of our subsidiary. Transaction gains and losses are recognized in Other income (expense), net, in the consolidated statements of operations. For the years ended December 31, 2023 and 2022, the Company recorded a net foreign currency transaction gain of $119 and $0, respectively.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying Notes. Actual results could differ materially from those estimates. The Company’s most significant estimates include the valuations and useful life of intangible assets, the fair value of stock-based compensation, and stock options issued with convertible notes and notes payable.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Cytonics Corporation and its wholly-owned subsidiary Cytonics Australia Pty Ltd. All significant intercompany transactions and balances have been eliminated in consolidation.

Fair Value of Financial Instruments

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 825-10, “Financial Instruments” (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The estimated fair value of certain financial instruments, including accounts receivable and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2023 and 2022.

Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The Company classifies assets and liabilities recorded at fair value under the fair value hierarchy based upon the observability of inputs used in valuation techniques. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. The fair value measurements are classified under the following hierarchy:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Accounts Receivable and Allowance for Doubtful Accounts

The Company adopted ASC 326 “Financial Instruments – Credit Losses” on January 1, 2023. The Company recognizes an allowance for losses on accounts receivable and other receivables in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. Accounts receivables are stated at the amount management expects to collect from outstanding balances. The Company estimates the collectability of its receivables and establishes allowances for the amount of accounts receivable that the Company estimates to be uncollectible. The Company bases these allowances on its historical collection experience, the length of time accounts receivables are outstanding, the financial condition of individual customers, and current economic conditions that may affect a customer’s ability to pay. An individual balance is charged to the allowance when all collection efforts have been exhausted and it is deemed likely to be uncollectible, taking into consideration the financial condition of the customer and other factors. At December 31, 2023 and 2022, no allowance for doubtful accounts relating to the Company’s accounts receivable was deemed necessary. Accounts receivables that are expected to be received within the period of one year are classified as current. Non-current account receivables are receivables outstanding and expected to be received after the period of one year and are reflected at their present value using a discount rate of 5%.

Australian Goods and Services Tax (“GST”)

Revenues, expenses and balance sheet items are recognized net of the amount of GST, except payable and receivable balances which are shown inclusive of GST. The GST incurred is payable on revenues to, and recoverable on purchases from, the Australian Taxation Office.

Cash flows are presented in the statements of cash flow on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows.

As of December 31, 2023 and 2022, the Company was owed $17,514 and $0, respectively, from the Australian Taxation Office, which is included in Prepaid expenses and other current assets.

Intangible Assets

The Company’s intangible assets include seven U.S. patents (US 10,265,388, US 11,040,092, US 10,940,189, US 9,352,021, US 9,498,514, US 10,400,028, US 10,889,631), three U.K. patents (GB2501611, GB2503131, and GB2522561), two European patents (EP 2827882 and EP 3221341; each of which is validated in FR, DE, and GB), one Canadian patent (CA 2865170), two Australian patents (AU 2013222414, AU 2015349782), and one Japanese patent (JP 6861152). The Company also has five additional related pending patent applications. The cost of issued patents is capitalized and amortized over the life of the patents, which is 20 years from the earliest filing date of the non-provisional or PCT application to which priority is claimed. The costs of patent in development are expensed as they are incurred. The unamortized costs associated with previously capitalized patents that have expired or been abandoned are written off.

The Company assesses potential impairments of its intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. Any required impairment loss is measured as the amount by which the asset’s carrying value exceeds its fair value and is recorded as a reduction in the carrying value of the related asset and a charge to operating results. During the year ended December 31, 2022, the Company concluded through its qualitative assessment that there were indicators of impairment. As such, during the year ended December 31, 2022, the Company wrote off the remaining book value of these intangible assets and recorded an impairment expense of $453,456 in the statement of operations. The Company had no impairment of intangible assets for the year ended December 31, 2023.

Revenue Recognition

The Company follows Accounting Standards Codification 606 (“ASC 606”). ASC 606 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASC also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The Company recognizes revenue when obligations under the terms of a contract with a customer are satisfied. This occurs with the transfer of control or access to the Company’s licenses or the performance of services. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in the contract. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.

Contracts with customers consist of licensing arrangements and, optionally, research and development-related services. Revenues from licensing and royalty fees are received from the granting of exclusive sales, marketing, manufacturing, and distribution rights associated with the Company’s functional intellectual property (IP). The Company’s performance obligation is satisfied at a point in time (upon delivery to the customer) where the Company has no remaining obligation to support or maintain the intellectual property licensed to the customer. The Company typically requires a non-refundable license fee, paid over several years, and quarterly royalty payments based on a percentage of sales, subject to minimum guaranteed quarterly royalty amounts. For contracts whereby customer payments shall be received over time, at the time of contract execution, the Company applies an implied discount to the license fees in order to calculate the net present value of the contractual payments.

Revenue from license fees is recognized at a point in time when the Company transfers the functional IP to the customer, as long as management believes the total consideration owed by the customer for the license fee is probable to be received. Due to the financing component embedded in the license fee, the Company records the revenue and accounts receivable at their net present value using an estimated discount rate at the point in time when the performance obligation associated with the license fee has been completed. Management applies a discount rate that reflects the customers’ creditworthiness and the amount that would have been received from the customer if the license fee was paid upon execution of the contract. The effect of the financing component is subsequently recognized as interest income over the payment term.

Minimum guaranteed royalty (MGR) payments are not binding and are considered to be contingent on the customers’ ability to generate sales. The Company’s contracts include termination clauses for nonpayment by customers or mutual agreement. The termination clauses are likely to be triggered if the customer is unable to make the MGRs. The Company has historically made price concessions when needed by customers. Given the contractual nature of the MGRs and customary business practices, the Company recognizes revenue from MGRs pursuant to ASC 606-10-55-65 guidance for a sales-based or usage- based royalty, which requires recognition for a sales-based royalty promised in exchange for a license of intellectual property only when (or as) the later of the following events occurs:

a.	The subsequent sale or usage occurs.
b.	The performance obligation to which some or all of the sales-based or usage-based royalty has been satisfied (or partially satisfied).

The Company recognizes revenue from MGRs when they become due under the terms of the contract and the consideration has been received or is expected to be received.

Licenses and royalties due under the contract not yet received have been reflected as accounts receivable on the balance sheets, net of any implied discounts to net present value.

Except for the estimate of the discount rate applied to license fees to be received over a period of years, the Company’s contracts do not include multiple performance obligations or variable consideration. Since the Company’s revenue is generated from a small number of customer contracts, it does not have material contract assets or liabilities.

During the year ended December 31, 2020, the Company received consideration from a customer in connection with the granting of exclusive sales, marketing, manufacturing, and distribution rights associated with the Company’s functional intellectual property. Upon execution of the contract, the Company required a $450,000 nonrefundable license fee, payable in installments over a period of years through 2025, which management believes is probable of collecting. In the event the contract is terminated prior to its ten-year term, the customer is required to pay a portion of the license fee based on a sliding scale and the year of termination. As of December 31, 2023, the remaining nonrefundable fee due from the customer was $156,161, of which $80,000 was included in accounts receivable and $76,161, net of a $3,809 discount, was included in accounts receivable, non-current. As of December 31, 2022, the remaining nonrefundable fee due from the customer was $228,753, of which $80,000 was included in accounts receivable and $148,753, net of a $11,247 discount, was included in accounts receivable, non-current.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

During the years ended December 31, 2023 and 2022, the Company recognized revenue from license fees and MGRs of $417,500 and $405,000, respectively, which is presented on the statement of operations as license and royalty revenues.

Disaggregation of Revenue Based on Revenue Streams

	For the Years Ended December 31,
	2023	2022
APIC[1] and VET[2] Royalties	$320,000	$300,000
Licensing Revenue	97,500	105,000
Total Revenue	$417,500	$405,000

1 APIC stands for Autologous Protease Inhibitor Concentrate

2 Royalty income from Veterinary Market

Stock-Based Compensation Expense

Stock-based compensation expense is measured at the grant date fair value of the award and is expensed over the requisite service period. For stock-based awards to employees, non-employees and directors, the Company calculates the fair value of the award on the date of grant using the Black-Scholes option pricing model, which includes variables such as the expected volatility of the Company’s share price, the exercise behavior of its grantees, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. In the case of awards with multiple vesting periods, the Company has elected to use the graded vesting attribution method, which recognizes compensation cost on a straight-line basis over each separately vesting portion of the award as if the award was, in substance, multiple awards.

Research and Development

The Company enters into consulting, research, and other agreements with commercial entities, researchers, universities, and others for the provision of goods and services. The Company’s research and development expenses involves costs associated with (i) entering R&D collaboration agreements with third party contractors to manufacture and develop Cyt-108 through upcoming clinical trials; and (ii) other costs incurred in the development of intellectual property. The third party contractors include, but are not limited to, contract research organizations, contract drug manufacturing organizations, investigational sites and consultants. Costs incurred in connection with research and development activities are expensed as incurred. For the years ended December 31, 2023, and 2022, the Company incurred $1,497,236 and $2,057,466, respectively, for research and development activities, which are including in operating expenses in the statements of operations.

Earnings (Loss) Per Share

Basic earnings (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Shares issued during the year are weighted for the portion of the year that they were outstanding. Except when the effect would be anti-dilutive, diluted earnings per share is computed in a manner consistent with that of basic earnings per share while giving effect to all potentially dilutive common shares that were outstanding during the period.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The computation of basic and diluted income (loss) per share excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	For the Years Ended December 31,
	2023	2022
Options	4,407,076	4,359,876
Convertible preferred shares	12,076,486	11,364,152
Total potentially dilutive shares	16,483,562	15,724,028

Income Taxes

The Company accounts for its income taxes in accordance with accounting principles generally accepted in the United States of America, which requires, among other things, recognition of future tax benefits and liabilities measured at enacted rates attributable to temporary differences between financial statement and income tax bases of assets and liabilities and to net tax operating loss carryforwards to the extent that realization of these benefits is more likely than not. The Company periodically evaluates the realizability of its net deferred tax assets. The Company’s policy is to account for interest and penalties relating to income taxes, if any, in “income tax expense” in its consolidated statements of operations and include accrued interest and penalties within “accrued liabilities” in its consolidated balance sheets, if applicable. For the years ended December 31, 2023 and 2022, no income tax related interest or penalties were assessed or recorded.

Reclassifications

Certain reclassifications have been made to the prior years’ data to conform to the current year presentation. These reclassifications had no effect on reported income (losses). In particular, amortization of debt discount was reclassified to interest expense.

Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustments that have been excluded from the determination of net income (loss).

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, which simplifies the guidance on accounting for convertible debt instruments by removing the separation models for: (1) convertible debt with a cash conversion feature; and (2) convertible instruments with a beneficial conversion feature. As a result, the Company will not separately present in equity an embedded conversion feature in such debt. Instead, we will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. We expect the elimination of these models will reduce reported interest expense and increase reported net income for the Company’s convertible instruments falling under the scope of those models before the adoption of ASU 2020-06. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. ASU 2020-06 is effective for fiscal years beginning after December 31, 2023. The Company does not expect the adoption of this update will have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which significantly changes how entities will measure credit losses for most financial assets, including accounts receivable. ASU No. 2016-13 will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. On November 15, 2019, the FASB delayed the effective date of Topic 326 for certain small public companies and other private companies until fiscal years beginning after December 15, 2022 for SEC filers that are eligible to be smaller reporting companies under the SEC’s definition, as well as private companies and not-for-profit entities. ASU 2016-13 became effective for the Company on January 1, 2023. The adoption of this update did not have a material impact on the Company’s consolidated financial statements and related disclosures.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 4 — DEPOSIT

In December 2023, the company contracted with Southern Star Research (“Southern Star”), an Australian Contract Research Organization (“CRO”), for research and development services related to the Phase 1 clinical trial. Southern Star required a deposit equal to 20% of the statement of work (totaling approximately 1,5000,000 AUD). The research and development services are expected to be completed in 2025, at which time the deposit shall be utilized to pay any remaining amounts due under the statement of work, with and any remaining deposit returned to the Company. Accordingly, the Company provided Southern Star with a deposit of $204,531, which is reflected as a non-current asset on the accompanying consolidated balance sheet as of December 31, 2023.

NOTE 5 — INTANGIBLE ASSETS

The following is a summary of activity related to intangible assets, which consists of capitalized patent costs as follows:

Patents
Carrying value at December 31, 2021	$445,839
Add: Additions	29,511
Less: Amortization	(21,894)
Less: Impairments	(453,456)
Carrying value at December 31, 2022	$-

Amortization expense was $0 and $21,894 for the years ended December 31, 2023 and 2022, respectively.

NOTE 6 — NOTES PAYABLE

2022 Notes

During 2022, the Company issued promissory notes in the principal amount of $360,000 (collectively referred to as the “2022 Notes”) with applicable interest per annum ranging from 15% to 20%. In connection with the 2022 Notes, the Company issued options to purchase 202,500 shares of Common Stock at an exercise price of $2.00 per share, which was recorded as a debt discount in the amount of $54,485 and additional paid-in-capital based on the relative fair value method. The fair value of the options issued was determined using the Black Scholes method, an application of the option pricing model, which uses the price established by a recent financing transaction of the Company’s equity participating securities to compute a total equity value for the Company (see Note 8). The debt discount was amortized over the terms of the 2022 notes of one (1) year. During the year ended December 31, 2022, $31,239 of debt discount was amortized to interest expense. During the year ended December 31, 2022, $270,000 of principal was repaid in cash and $30,000 of principal plus accrued interest of $3,000 were converted into 14,348 shares of Series C-1 Preferred Stock. Following the repayments and conversions, $19,675 was recorded as loss extinguishment as a result of the write off of the unamortized debt discount on the debt that was settled during the year and the remaining unamortized debt discount for the 2022 Notes is $3,571 as of December 31, 2022.

The 2022 Notes are due at the earlier of the close of a qualified equity financing or one year from the date of the note (“Maturity Date”). Qualified equity financing is defined as when the Company issues and sells shares of its equity securities to investors prior to the Maturity Date in an equity financing of not less than $1.5 or $2.0 million. Upon Qualified equity financing, the outstanding principal amount plus interest, as if the loan were being repaid on the Maturity Date. (e.g., if the principal amount of the Note is $100,000, then upon a qualified financing the holder shall be repaid $115,000, which is inclusive of all accrued interest of 15%), would be due and payable.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

During the year ended December 31, 2023, the remaining principal amount of $60,000 and accrued interest of $9,000 was repaid in cash and the remaining unamortized debt discount of $3,571 was expensed to interest expense.

As of December 31, 2023, and 2022, the outstanding principal on the 2022 Notes was $0 and $56,429, net of debt discounts of

$0 and $3,571, and loss on extinguishment of debt of $0 and $19,675, respectively, was recognized. As of December 31, 2023 and 2022, outstanding interest on the 2022 Notes was $0 and $9,000, respectively.

2023 Notes

During 2023, the Company issued convertible promissory notes having an aggregate face value of $245,000 (the “2023 Notes") along with 5-year stock options to purchase an aggregate of 245,000 common shares at $2.30 per share in exchange for proceeds of $245,000. As a result of the issuance of the common stock options, an aggregate amount of $72,217 of debt discount was recorded with a corresponding increase in additional paid-in capital based on the relative fair value method. The 2023 Notes bear interest at 15% per annum. All unpaid outstanding principal and interest are due in two years from the respective date of each note.

If the Company issues and sells Equity Securities in which the Company receives gross proceeds of $2,000,000 or more (a "Qualified Financing”), then the 2023 Notes and Full Interest (i.e., 24 months of interest as if the loan was repaid on the maturity date) will automatically convert into Equity Securities upon consummation of the Qualified Financing at a 20% discount to the Equity Securities share price.

At any time after 12 months from the issue date, the Company has the right to prepay the note whereby the Holder will be entitled to receive their principal plus Full Interest. Prior to repayment, the investors shall be given a 10-day notice and the option to convert the outstanding principal amount of the 2023 Notes plus the Full Interest at a 20% discount to the current share price of $2.30 per share of Preferred Series C Stock.

During the year ended December 31, 2023, the Company amortized $3,536 of debt discount to interest expense in the statements of operations. As of December 31, 2023, the carrying value of the 2023 Notes was $176,319, net of unamortized debt discount was $68,681.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2023, there were no other pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations and there are no proceedings in which any of the Company’s directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to the Company’s interest.

Australian Tax Credit

The Company’s subsidiary operating in Australia incurs expenditures for research and development. Accordingly, the Company may apply for cash reimbursement of the total research and development (R&D) expenses incurred in Australia under the Australian government’s Research and Development Tax Incentive (RDTI) program. The RDTI program helps companies innovate and grow by offsetting some of the costs of eligible R&D, which includes, but is not limited to, drug manufacturing and clinical trial costs. During the year ended December 31, 2023, $157,859 of R&D expense was incurred by the Australian subsidiary. Under the RDTI program, up to 43.5% of R&D expenditures may be reimbursed in the form of cash. In order to qualify for the maximum reimbursement, the Company plans to remain in compliance with applicable Australian tax laws and has contracted with an Australian tax and accounting specialist, Prime Financial, who manages the accounting and tax filings for our Australian subsidiary. The Company plans to file for reimbursement under the RDTI program in June 2024. As the Company’s initial filing under the RDTI program has not yet been filed, no receivable has been recorded and this remains a gain contingency.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 8 — STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 50,000,000 shares of Common Stock with a par value of $0.001 per share.

During 2022, one of the stock option holders that participated in the 2021 Series C Preferred Stock Offering exercised the option to convert 140,000 stock options into 140,000 Common Shares for an exercise price of $0.20 per share totaling $28,000.

In January 2023, 9,349 shares of Common Stock, having a fair value of $10,164, were issued to a consultant for services rendered.

In March 2023, a stockholder contributed 25,000 shares of Common Stock back to the Company, resulting in an increase in additional paid-in capital of $25 and a corresponding decrease in Common stock.

On December 31, 2023, and 2022, the Company had 10,241,391 and 10,257,042 shares of Common Stock issued and outstanding, respectively. The holders of Common Stock are entitled to one vote for each share held of record on such matters and in such manner as may be provided by law. Subject to preferences applicable to any shares of the Company’s outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any shares of the Company’s outstanding Preferred Stock. Holders of Common Stock have no pre-emptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Authorized Shares, Liquidation Preferences, Voting Rights, and Automatic Conversion Feature

The Company is authorized to issue 20,000,000 shares of Preferred Stock with a par value of $0.001 per share. The Board of Directors has designated: (a) 150,000 shares as Initial Preferred Stock; (b) 1,500,000 shares as Series A Preferred Stock; (c) 6,000,000 shares as Series B Preferred Stock; and (d) 10,000,000 shares as Series C Preferred Stock of which 510,000 shares are designated as Series C-1 Preferred Stock.

In the event of any liquidation event, all shares of Initial, Series A and Series C Preferred Stock are pari passu with each other, and Series B is last in preference, but all have a liquidation preference over shares of Common Stock.

All holders of shares of Preferred Stock will vote with holders of Common Stock as a single class and will participate in all dividends that are declared and paid on Common Stock on the same basis as if each share of Preferred Stock were converted into Common Stock.

All shares of Preferred Stock will automatically convert upon a Public Offering into shares of Common Stock.

Convertible Initial Preferred Stock

As of December 31, 2023, and 2022, the Company had 150,000 shares of Initial Preferred Stock (Initial Preferred) issued and outstanding. The Initial Preferred has a liquidation preference of $2.00 per share ($300,000 in aggregate). Each share of Initial Preferred is convertible into 2.4 shares of Common Stock.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Convertible Series A Preferred Stock

In March 2023, a stockholder contributed 12,500 shares of Convertible Series A Preferred (Series A Preferred) back to the Company, resulting in an increase in additional paid-in capital of $12 and a corresponding decrease in Common stock.

As of December 31, 2023, and 2022, the Company had 563,690 and 576,190 shares, respectively, of Convertible Series A Preferred (Series A Preferred) issued and outstanding. The Series A Preferred Stock has a liquidation preference of $4.00 per share ($2,254,760 and $2,304,760 in aggregate as of December 31, 2023 and 2022, respectively). Each share of Series A Preferred is convertible into two (2) shares of Common Stock.

Convertible Series B Preferred Stock

As of December 31, 2023 and 2022, the Company had 2,574,865 shares of Convertible Series B Preferred Stock (Series B Preferred) issued and outstanding. The Series B Preferred has a liquidation preference ranging from $2.50 to $4.00 per share ($7,360,960 in the aggregate). Each share of Series B Preferred is convertible into two (2) shares of Common Stock.

Convertible Series C Preferred Stock

During the year ended December 31, 2022, the Company initiated a Series C Preferred Stock Offering (the “2022 Offering”) which resulted in gross proceeds in excess of $3,700,000. The Company issued 1,693,138 shares of Series C Preferred Stock (Series C Preferred) for: (a) $1.84 per share for subscriptions received no later than April 22, 2022, (b) $2.07 per share for subscriptions received after April 22, 2022 but not later than April 29, 2022, and (c) $2.30 per share for subscriptions received after April 29, 2022, or where all or a portion of the Purchase Price is being paid by cancellation of indebtedness of the Company to such Purchaser. The 2022 Offering generated $2,616,205 of proceeds, net of $291,073 direct attributable equity issuance costs, $13,463 of previously deferred offering costs and $837,980 for costs for digital and marketing expenses incurred to raise such capital from the offering. Upon completion of the 2022 Offering, these deferred offering costs were recorded as a reduction of additional paid-in capital.

During the year ended December 31, 2022, the Company issued an aggregate of 14,348 shares of Series C Preferred to two investors in exchange for 2022 convertible promissory notes at $2.30 per share, or $33,000 (See Note 6).

During the year ended December 31, 2023, the Company initiated a Series C Preferred Stock Offering (the “2023 Offering”) which resulted in gross proceeds of $1,695,868. The Company issued 737,334 shares of Series C Preferred Stock for $2.30 per share. The 2023 Offering generated $948,455 of proceeds, net of $120,302 for directly attributable brokerage costs and $627,111 for digital and marketing expenses directly incurred to raise such capital from the offering. Upon completion of the 2023 Offering, these direct offering costs were recorded as a reduction of additional paid-in capital. Refer to subsequent events (See Note 12) for additional investment obtained after the year end.

As of December 31, 2023 and 2022, the Company had 5,439,376 (4,932,260 Series C and 507,116 Series C-1) and 4,702,042 (4,194,926 Series C and 507,116 Series C-1) Series C Preferred shares, issued and outstanding, respectively.

The Series C Preferred has a liquidation preference of $2.00 per share and the Series C-1 Preferred has a liquidation preference of $1.05 per share (calculated at issuance), (each of which is the respective “Series C Purchase Price”). All other rights and privileges of the Series C Preferred and Series C-1 Preferred are identical except for their liquidation preferences. The Series C Convertible Preferred Stock has a liquidation preference of $2.00 per share ($9,864,520 and $8,389,852 in aggregate as of December 31, 2023 and 2022, respectively). The Series C-1 Convertible Preferred Stock has a liquidation preference of $1.05 per share ($532,472 in aggregate). Each share of Series C Preferred and Series C-1 is convertible into one (1) share of Common Stock.

Stock Options

In April 2007, the Company’s shareholders adopted the 2007 Stock Incentive Plan (the “2007 Plan”), providing for the grant of stock options and restricted stock awards to employees, non-employee service providers and Board members. Stock options granted under the 2007 Plan may include non-statutory stock options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. Awards under the 2007 Plan may be granted only during the ten years immediately following the effective date of the plan.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

During 2018, the Company’s Board adopted the 2018 Stock Incentive Plan (the “2018 Plan”), as amended on May 25, 2021, effectively replacing the 2007 Plan, to provide for the issuance of up to 10,000,000 shares of stock through the grant of stock options, restricted stock, or restricted stock units.

In January 2022, the Company granted options to board directors to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.237 per stock option, which vested 37,500 per quarter and are exercisable over five years. In June 2022, debt holders were given options to purchase an aggregate of 202,500 shares of Common Stock at an exercise price of $2.00 per share that were fully vested on issuance and are exercisable over five years (see Note 6). Stock compensation expenses for non-debt related grants during the year ended December 31, 2022 was $58,348.

In January 2023, the Company granted options to three board directors to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.501 per stock option, which vested 12,500 per quarter (fully vested as of December 31, 2023) and are exercisable over five years. In June 2023, the Company granted options to its Chief Executive Officer to purchase an aggregate of 434,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.515 per stock option, which vested immediately and are exercisable over five years.

In October 2023 through December 2023, debt holders were given options to purchase an aggregate of 245,000 shares of Common Stock at an exercise price of $2.30 per share that were fully vested on issuance and are exercisable over five years (see Note 6). Stock compensation expenses for non-debt related grants during the year ended December 31, 2023 was $321,427.

On December 31, 2023, the Company had options outstanding to purchase 4,407,076 shares of Common Stock under the 2007 and 2018 Plans, at exercise prices ranging from $0.05 to $2.30 per share.

The Company determined the grant date fair value of the options granted using the Black Scholes Method using the following assumptions:

	For the Years Ended December 31,
	2023	2022
Expected Volatility	89.6% - 97.0%	98.1%
Expected Term	2.5 years	1.5 years
Risk-Free Rate	4.33% - 5.07%	2.48%
Dividend Rate	0.00%	0.00%

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The following is a summary of the Company’s stock option activity:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life In Years	Intrinsic Value
Outstanding, December 31, 2021	5,811,110	$1.10
Granted	352,500	$2.00
Exercised	(140,000)	$0.20
Forfeited/Expired	(1,663,734)	$1.48
Outstanding, December 31, 2022	4,359,876	$1.06
Granted	829,000	$2.09
Exercised	-	-
Forfeited/Expired	(781,800)	$1.30
Outstanding, December 31, 2023	4,407,076	$1.28	2.1	$1,408,066
Exercisable, December 31, 2023	4,336,276	$1.27	2.1	$1,408,066

The following table summarizes stock option information at December 31, 2023:

Options Outstanding				Options Exercisable
		Weighted	Weighted		Weighted
	Outstanding	Average	Average	Exercisable	Average
Exercise	Number of	Exercise	Remaining Life	Number of	Exercise
Price	Options	Price	In Years	Options	Price
$0.05	800,000	$0.05	Indefinite	800,000	$0.05
$0.38	629,276	$0.38	Indefinite	629,276	$0.38
$0.57	159,000	$0.57	0.3	159,000	$0.57
$1.00	440,000	$1.00	3.8	440,000	$1.00
$2.00	2,133,800	$2.00	3.0	2,063,000	$2.00
$2.30	245,000	$2.30	4.9	245,000	$2.30
	4,407,076	$1.28	2.1	4,336,276	$1.27

The aggregate intrinsic value of outstanding stock options was $1,408,066, based on options with an exercise price less than the fair value of the Company’s common stock price of $1.0919 per share as of December 31, 2023, which would have been received by the option holders had those option holders exercised their options as of that date.

The fair value of all options that vested during the years ended December 31, 2023 and 2022 was $321,427 and $58,348, respectively. As of December 31, 2023, the Company had $11,399 of total unrecognized compensation cost related to non- vested awards granted under the 2018 Plan, which the Company expects to recognize over a weighted average period of 0.38 years.

NOTE 9 — INCOME TAXES

The Company’s provision (benefit) for income taxes consists of the following United States federal and state components:

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

	For the Years Ended December 31,
	2023	2022
Current:
Federal	$-	$-
State	-	-
Deferred:
Federal	386,566	918,530
State	107,136	254,569
	493,702	1,173,099
Change in valuation allowance	(493,702)	(1,173,099)
Income tax provision (benefit)	$-	$-

The deferred tax expense (benefit) is the change in the deferred tax assets and liabilities representing the tax consequences of changes in the amounts of temporary differences, net operating loss carryforwards and changes in tax rates during the year. The Company’s deferred tax assets and liabilities are comprised of the following:

	December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$4,068,416	$3,855,965
Stock options	507,809	434,779
Tax credits	263,834	263,834
Amortization	834,772	626,551
Total deferred tax assets	5,674,831	5,181,129

Deferred tax liabilities:
Other	-	-
Total deferred tax liabilities	-	-

Valuation allowance	(5,674,831)	(5,181,129)

Total deferred tax assets (liabilities)	$-	$-

As of December 31, 2023 and 2022, the Company had U.S. federal net operating loss carryforwards of approximately $16.1 million and $15.2 million, respectively, of which $7.5 million does not expire, but is instead limited to 80% of taxable income in the year utilized. The remaining loss carryforwards expire at various dates through 2037. These net operating loss carryforwards may be used to offset future taxable income and thereby reduce the Company’s U.S. federal income taxes. Section 382 of the Internal Revenue Code of 1986 (the “Code”) imposes an annual limit on the ability of a corporation that undergoes a greater than 50% ownership change to use its net operating loss carry forwards to reduce its tax liability. If in the future the Company issues common stock or additional equity instruments convertible in common shares which result in an ownership change exceeding the 50% limitation threshold imposed by Section 382 of the Code, the Company’s net operating loss carryforwards may be significantly limited as to the amount of use in a particular year. In addition, all or a portion of the Company’s net operating loss carryforwards may expire unutilized.

For U.S. purposes, the Company has not completed its evaluation of NOL utilization limitations under Internal Revenue Code, as amended (the “Code”) Section 382/383, change of ownership rules. If the Company has had a change in ownership, the NOL’s would be limited as to the amount that could be utilized each year, based on the Code or might be eliminated.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The Company has provided a full valuation allowance against its net deferred tax assets, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits of these assets will not be realized.

The Company complies with the provisions of FASB ASC 740-10 in accounting for its uncertain tax positions. ASC 740-10 addresse7s the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. Management has determined that the Company has no significant uncertain tax positions requiring recognition under ASC 740-10.

The Company is subject to income tax in the U.S., and certain state jurisdictions. The Company has not been audited by the U.S. Internal Revenue Service, or any states in connection with income taxes. The Company’s tax years generally remain open to examination for all federal and state tax matters until its net operating loss carryforwards are utilized and the applicable statutes of limitation have expired. The federal and state tax authorities can generally reduce a net operating loss (but not create taxable income) for a period outside the statute of limitations in order to determine the correct amount of net operating loss which may be allowed as a deduction against income for a period within the statute of limitations.

The Company recognizes interest and penalties related to unrecognized tax benefits, if incurred, as a component of income tax expense.

The significant elements contributing to the difference between income taxes at the effective United States federal statutory tax rate of 21% and the Company’s effective tax rate are as follows:

	For the Years Ended December 31,
	2023	2022
Income taxes at the US federal statutory rate	21.00%	21.00%
State tax rate, net of federal benefit	4.34%	5.65%
Permanent differences	0.00%	6.29%
Change in tax rate	0.00%	8.59%
Prior year adjustments	0.01%	-0.28%
Change in valuation allowance	-25.35%	-41.25%
Income tax provision (benefit)	0.00%	0.00%

NOTE 10 — CONCENTRATIONS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits in the United States in excess of the FDIC insured limit of $250,000. The Company also has cash deposits in Australia, which are insured up to 250,000AUD. On December 31, 2023, and 2022, the Company’s cash balances were in excess of federally insured amounts by $349,538 and $929,694, respectively.

CYTONICS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Concentration of Revenues

For the year ended December 31, 2023 and 2022, the following customers accounted for more than 10% of the Company’s net revenues:

	For the Year Ended December 31,
	2023	2022
Customer 1	57.5%	59.3%
Customer 2	42.5%	40.7%
Totals	100.0%	100.0%

Concentration of Accounts Receivable

As of December 31, 2023 and 2022, one customer accounted for 100% of the Company's consolidated accounts receivable.

NOTE 11 — RELATED PARTY TRANSACTIONS

In June 2022, Gaetano Scuderi, MD (Founder and Chairman) loaned the Company money in exchange for a convertible promissory note in the principal amount of $25,000, with a maturity date of one (1) year. As additional consideration, the noteholder was issued 5-year stock options to purchase 12,500 shares of Common Stock at a purchase price of $2.00 per share.

During September 2022, Mr. Joey Bose, Chief Executive Officer and President, loaned the Company money in exchange for a convertible promissory note in the principal amount of $30,000, bearing 15% interest per annum, with a maturity date of one

(1) year. As additional consideration, the noteholder was issued 5-year stock options to purchase 15,000 shares of Common Stock at a purchase price of $2.00 per share.

Both principal and accrued interest on the aforementioned notes was repaid during the year ended December 31, 2022. Thus, no related party convertible notes balance was outstanding as of December 31, 2022.

NOTE 12 — SUBSEQUENT EVENTS

Management has evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through April 12, 2024, the date these financial statements were available to be issued.

In January 2024, the Company issued a convertible promissory note having a face value of $100,000 (the “2024 Note") along with 5-year stock options to purchase an aggregate of 100,000 common shares at $2.30 per share in exchange for proceeds of $100,000. The 2024 Note bears interest at 15% per annum. All unpaid outstanding principal and interest are due in two years from the date of the note.

In January through March 2024, the Company initiated a Series C Preferred Stock Offering (the “2024 Offering”) which resulted in gross proceeds of approximately $2.11 million, the Company issued 1,440,516 shares of Series C Preferred Stock for $2.30 per share, subject to bonus shares of 5% – 50%, based on predetermined schedule of the amount and timing of shares purchased. The 2024 Offering generated $2.11 million of proceeds, net of approximately $129,000 direct attributable equity issuance costs, and approximately $226,000 for costs for digital and marketing expenses incurred to raise such capital from the offering. Upon completion of the 2024 Offering, these deferred offering costs were recorded as a reduction of additional paid- in capital.

CYTONICS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

CYTONICS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
Assets

Current assets:
Cash	$2,209,088	$602,933
Accounts receivable (net of allowance for doubtful accounts of $0)	143,334	120,000
Subscriptions receivable	1,549,982	-
Prepaid expenses and other current assets	63,357	26,532

Total current assets	3,965,761	749,465

Accounts receivable, non-current, net	-	76,191
Deposit	200,430	204,531
Total assets	$4,166,191	$1,030,187

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses	$378,336	$295,503
Total current liabilities	378,336	295,503

Notes payable, net of debt discount of $0 and $68,681, respectively	-	176,319

Total liabilities	378,336	471,822

Commitments and contingencies - See Note 7

Stockholders' equity:

Preferred Stock, $0.001 par value; 20,000,000 shares authorized
Convertible Initial Preferred Stock, $0.001 par value;
150,000 shares designated, issued and outstanding	150	150
Convertible Series A Preferred Stock, $0.001 par value; 1,500,000 shares designated;
576,190 shares issued and outstanding	576	576
Convertible Series B Preferred Stock, $0.001 par value;
6,000,000 shares designated; 2,574,865 shares issued and outstanding	2,575	2,575
Convertible Series C and C-1 Preferred Stock, $0.001 par value; 10,000,000 shares designated;
7,868,256 and 5,439,376 shares issued and outstanding, respectively	7,868	5,440
Common stock, par value $0.001 per share; 50,000,000 shares authorized;
11,589,652 and 10,266,391 shares issued and outstanding, respectively	11,590	10,266
Additional paid-in capital	31,012,527	25,219,168
Accumulated other comprehensive income	15,610	19,231
Accumulated deficit	(27,263,041)	(24,699,041)

Total stockholders' equity	3,787,855	558,365

Total liabilities and stockholders' equity	$4,166,191	$1,030,187

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-2

CYTONICS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Six Months Ended
	June 30,
	2024	2023
Revenues:
License and royalty revenues	$170,002	$182,500
Total revenues	170,002	182,500

Operating expenses:
Research and development expense	819,724	542,952
Payroll expense	111,283	105,075
Selling, general and administrative expenses	120,017	47,406
Professional fees	1,488,822	380,717
Total operating expenses	2,539,846	1,076,151

Loss from operations	(2,369,844)	(893,651)

Other income (expense):
Interest income	11,684	7,083
Interest (expense)	(205,840)	(3,715)
Total other (expense), net	(194,156)	3,369

Net loss before income taxes	(2,564,000)	(890,282)

Provision for income taxes	-	-

Net loss	$(2,564,000)	$(890,282)

Other comprehensive income:
Foreign currency translation adjustment	(3,620)	-

Comprehensive loss	$(2,567,620)	$(890,282)

Net loss per share:
Basic and diluted	$(0.25)	$(0.09)

Weighted average number of common shares outstanding:
Basic and diluted	10,268,781	10,265,823

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-3

CYTONICS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(Unaudited)

	Initial Convertible		Series-A Convertible		Series-B Convertible		Series-C and C-1 Convertible				Additional	Accumulated Other
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Total
Balance - December 31, 2023	150,000	$150	576,190	$576	2,574,865	$2,575	5,439,376	$5,440	10,266,391	$10,266	$25,219,168	$19,231.00	$(24,699,041)	558,365

Common shares issued for services rendered	-	-	-	-	-	-	-	-	18,913	19	19,445	-	-	19,464

Issuance of preferred shares for cash, net of issuance costs	-	-	-	-	-	-	2,220,458	2,220	-	-	2,708,943	-	-	2,711,163

Stock options issued with debt	-	-	-	-	-	-	-	-	-	-	37,894	-	-	37,894

Issuance of common shares and options for cash	-	-	-	-	-	-	-	-	1,304,348	1,304	1,498,696	-	-	1,500,000

Issuance of preferred shares upon conversion of convertible notes and accrued interest	-	-	-	-	-	-	208,422	208	-	-	383,292	-	-	383,500

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	1,145,090	-	-	1,145,090

Foreign currency translation gain (loss)	-	-	-	-	-	-	-	-	-	-	-	(3,621)	-	(3,621)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(2,564,000)	(2,564,000)

Balance - June 30, 2024 (unaudited)	150,000	$150	576,190	$576	2,574,865	$2,575	7,868,256	$7,868	11,589,652	$11,589	$31,012,528	$15,610	$(27,263,041)	$3,787,855

Balance - December 31, 2022	150,000	$150	576,190	$576	2,574,865	$2,575	4,702,042	$4,703	10,257,042	$10,257	$23,867,651	$-	$(22,752,181)	1,133,731

Common shares issued for services rendered	-	-	-	-	-	-	-	-	9,349	9	10,155	-	-	10,164

Issuance of preferred shares for cash, net of issuance costs	-	-	-	-	-	-	737,334	737	-	-	947,718	-	-	948,455

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	272,427	-	-	272,427

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(890,282)	(890,282)

Balance - June 30, 2023 (unaudited)	150,000	$150	576,190	$576	2,574,865	$2,575	5,439,376	$5,440	10,266,391	$10,266	$25,097,951	$-	$(23,642,463)	$1,474,495

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-4

CYTONICS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(2,564,000)	$(890,282)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	78,049	-
Amortization of debt discount	106,575	3,571
Stock-based compensation	1,164,554	282,591
Changes in operating assets and liabilities:
Accounts receivable	(25,192)	76,286
Prepaid expenses and other current assets	(36,825)	3,868
Deposit	4,101	-
Accounts payable and accrued expenses	171,333	(148,648)
Contract liabilities	-	22,500
Net cash used in operating activities	(1,101,405)	(650,114)

Cash Flows From Investing Activities:
Purchases of intangible assets	-	-
Net cash used in investing activities	-	-

Cash Flows From Financing Activities:
Repayments of notes payable	-	(60,000)
Proceeds from issuance of convertible notes	100,000	-
Repayments of convertible notes	(50,000)	-
Proceeds from issuance of preferred shares, net of offering costs	2,661,181	878,717
Net cash provided by financing activities	2,711,181	818,717

Effect of exchange rate changes on cash	(3,621)	-

Net increase (decrease) in cash	1,606,155	168,603

Cash at beginning of period	602,933	1,166,390

Cash at end of period	$2,209,088	$1,334,993

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$15,000	$144
Cash paid for taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Portion of equity instruments issued for subsciptions receivable	$1,549,982	$69,738
Issuance of preferred shares upon conversion of convertible notes and accrued interest	$383,500	$-
Issuance of stock options with debt	$37,894	$-

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-5

NOTE 1 NATURE OF BUSINESS

Overview

Cytonics Corporation (the “Company”) is a research and development company that develops therapies and diagnostics for back and joint pain, which it then licenses to unrelated third parties. The Company was incorporated in the State of Florida under the name Gamma Spine, Inc. on July 19, 2006 and was renamed Cytonics Corporation on April 17, 2007.

NOTE 2 GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

During the six months ended June 30, 2024, the Company sustained a net loss of $2,564,000 and had net cash used in operating activities of $1,101,405. As of June 30, 2024, the Company had an accumulated deficit of $27,263,041. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the consolidated financial statements.

To date, the Company has funded its research and development and operating activities through sales of debt and equity securities, grant funding, and revenues generated from the licensing of its products. During the six months ended June 30, 2024, the Company received proceeds of $2,661,181, net of direct offering costs, from the sale of Series-C Preferred Shares and $100,000 from the issuance of contingently convertible notes payable.

Management’s plans regarding these matters include the raising of additional funding through investments by strategic partners and from private and public sales of securities to fund its operations and its research and development activities. The Company expects to incur net losses until such time it develops biopharmaceuticals and medical devices with the intent of licensing or selling the related intellectual property, or alternatively, until it successfully merges with another operating entity. The Company’s ability to continue its operations is dependent upon its ability to obtain additional capital through public or private equity offerings, debt financings or other sources; however, financing may not be available to the Company on acceptable terms, or at all. The Company’s failure to raise capital as and when needed could have a negative impact on its financial condition and its ability to pursue its business strategy, and the Company may be forced to curtail or cease operations.

The outcome of management’s plans cannot be determined with any degree of certainty. Accordingly, the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business for one year from the date the consolidated financial statements are issued. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 — ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly the consolidated results of operations and cash flows for the six months ended June 30, 2024 and 2023 and the consolidated balance sheet at June 30, 2024 have been made. The Company’s results of operations for the six months ended June 30, 2024 are not necessarily indicative of the operating results to be expected for the full fiscal year ending December 31, 2024.

Certain information and disclosures normally included in the notes to the Company’s annual audited consolidated financial statements have been condensed or omitted from the Company’s interim unaudited condensed consolidated financial statements. Accordingly, these interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2023. The December 31, 2023 balance sheet is derived from those statements.

F-6

Foreign Currency Translation and Other Comprehensive Income (Loss)

The functional and reporting currency of our wholly-owned subsidiary is the Australian Dollar (“AUD”), which is the primary currency in which it operates. For financial reporting purposes, the Australian dollar has been translated into the Company’s reporting currency, which is the United States Dollar ($) and/or (“USD”). Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity transactions are translated at each historical transaction date spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income (loss).” Gains and losses resulting from foreign currency translations are included in the statements of operations and comprehensive income (loss) as a component of other comprehensive income (loss). There have been no significant fluctuations in the exchange rate for the conversion of AUD to USD after the balance sheet date.

Other Comprehensive Income (Loss) for all periods presented includes only foreign currency translation gains (losses).

Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the consolidated balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the consolidated results of operations as incurred. The parent company determined that the intercompany loans will not be repaid in the foreseeable future and thus, per Accounting Standards Codification (“ASC”) 830-20-35-3, gains and losses from measuring the intercompany balances are recorded within the cumulative translation adjustment, a component of accumulated other comprehensive income (loss).

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying Notes. Actual results could differ materially from those estimates. The Company’s most significant estimates include the fair value of stock-based compensation, the fair value of stock options issued with convertible notes payable and the valuation allowance on deferred tax assets.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Cytonics Corporation and its wholly-owned subsidiary Cytonics Australia Pty Ltd since its formation on August 25, 2023. All significant intercompany transactions and balances have been eliminated in consolidation.

Fair Value of Financial Instruments

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 825-10, “Financial Instruments” (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The estimated fair value of certain financial instruments, including accounts receivable and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at June 30, 2024 and December 31, 2023.

F-7

Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The Company classifies assets and liabilities recorded at fair value under the fair value hierarchy based upon the observability of inputs used in valuation techniques. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. The fair value measurements are classified under the following hierarchy:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

Accounts Receivable and Allowance for Doubtful Accounts

The Company adopted ASC 326 “Financial Instruments – Credit Losses” on January 1, 2023. The Company recognizes an allowance for losses on accounts receivable and other receivables in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. Accounts receivables are stated at the amount management expects to collect from outstanding balances. The Company estimates the collectability of its receivables and establishes allowances for the amount of accounts receivable that the Company estimates to be uncollectible. The Company bases these allowances on its historical collection experience, the length of time accounts receivables are outstanding, the financial condition of individual customers, and current economic conditions that may affect a customer’s ability to pay. An individual balance is charged to the allowance when all collection efforts have been exhausted and it is deemed likely to be uncollectible, taking into consideration the financial condition of the customer and other factors. At June 30, 2024 and December 31, 2023, no allowance for doubtful accounts relating to the Company’s accounts receivable was deemed necessary. Accounts receivables that are expected to be received within the period of one year are classified as current. Non-current account receivables are receivables outstanding and expected to be received after the period of one year and are reflected at their present value using a discount rate of 5%.

Australian Goods and Services Tax (“GST”)

Revenues, expenses and balance sheet items are recognized net of the amount of GST, except payable and receivable balances which are shown inclusive of GST. The GST incurred is payable on revenues to, and recoverable on purchases from, the Australian Taxation Office.

Cash flows are presented in the statements of cash flow on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows.

As of June 30, 2024 and December 31, 2023, the Company was owed $38,427 and $17,514, respectively, from the Australian Taxation Office, which is included in Prepaid expenses and other current assets.

Intangible Assets

The Company’s intangible assets include seven U.S. patents (US 10,265,388, US 11,040,092, US 10,940,189, US 9,352,021, US 9,498,514, US 10,400,028, US 10,889,631), three U.K. patents (GB2501611, GB2503131, and GB2522561), two European patents (EP 2827882 and EP 3221341; each of which is validated in FR, DE, and GB), one Canadian patent (CA 2865170), two Australian patents (AU 2013222414, AU 2015349782), and one Japanese patent (JP 6861152). The Company also has five additional related pending patent applications. The cost of issued patents is capitalized and amortized over the life of the patents, which is 20 years from the earliest filing date of the non-provisional or PCT application to which priority is claimed. The costs of patent in development are expensed as they are incurred. The unamortized costs associated with previously capitalized patents that have expired or been abandoned are written off.

F-8

The Company assesses potential impairments of its intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. Any required impairment loss is measured as the amount by which the asset’s carrying value exceeds its fair value and is recorded as a reduction in the carrying value of the related asset and a charge to operating results. During the year ended December 31, 2022, the Company concluded through its qualitative assessment that there were indicators of impairment. As such, during the year ended December 31, 2022, the Company wrote off the remaining book value of these intangible assets. The Company had no impairment of intangible assets for the periods presented.

Revenue Recognition

The Company follows Accounting Standards Codification 606 (“ASC 606”). ASC 606 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASC also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments.

The Company recognizes revenue when obligations under the terms of a contract with a customer are satisfied. This occurs with the transfer of control or access to the Company’s licenses or the performance of services. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in the contract. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.

Contracts with customers consist of licensing arrangements and, optionally, research and development-related services. Revenues from licensing and royalty fees are received from the granting of exclusive sales, marketing, manufacturing, and distribution rights associated with the Company’s functional intellectual property (“IP”). The Company’s performance obligation is satisfied at a point in time (upon delivery to the customer) where the Company has no remaining obligation to support or maintain the IP licensed to the customer. The Company typically requires a non-refundable license fee, paid over several years, and quarterly royalty payments based on a percentage of sales, subject to minimum guaranteed quarterly royalty amounts. For contracts whereby customer payments shall be received over time, at the time of contract execution, the Company applies an implied discount to the license fees in order to calculate the net present value of the contractual payments.

Revenue from license fees is recognized at a point in time when the Company transfers the functional IP to the customer, as long as management believes the total consideration owed by the customer for the license fee is probable to be received. Due to the financing component embedded in the license fee, the Company records the revenue and accounts receivable at their net present value using an estimated discount rate at the point in time when the performance obligation associated with the license fee has been completed. Management applies a discount rate that reflects the customers’ creditworthiness and the amount that would have been received from the customer if the license fee was paid upon execution of the contract. The effect of the financing component is subsequently recognized as interest income over the payment term.

Minimum guaranteed royalty (“MGR”) payments are not binding and are considered to be contingent on the customers’ ability to generate sales. The Company’s contracts include termination clauses for nonpayment by customers or mutual agreement. The termination clauses are likely to be triggered if the customer is unable to make the MGR payments. The Company has historically made price concessions when needed by customers. Given the contractual nature of the MGRs and customary business practices, the Company recognizes revenue from MGRs pursuant to ASC 606-10-55-65 guidance for a sales-based or usage-based royalty, which requires recognition for a sales-based royalty promised in exchange for a license of IP only when (or as) the later of the following events occurs:

a.	The subsequent sale or usage occurs.
b.	The performance obligation to which some or all of the sales-based or usage-based royalty has been satisfied (or partially satisfied).

F-9

The Company recognizes revenue from MGRs when they become due under the terms of the contract and the consideration has been received or is expected to be received.

Licenses and royalties due under the contract not yet received have been reflected as accounts receivable on the balance sheets, net of any implied discounts to net present value.

Except for the estimate of the discount rate applied to license fees to be received over a period of years, the Company’s contracts do not include multiple performance obligations or variable consideration. Since the Company’s revenue is generated from a small number of customer contracts, it does not have material contract assets or liabilities.

During 2020, the Company received consideration from a customer in connection with the granting of exclusive sales, marketing, manufacturing, and distribution rights associated with the Company’s functional intellectual property. The executed contract required a $450,000 nonrefundable license fee from the customer, payable to the Company as follows: (i) $50,000 upon execution of the contract in May 2020; and (ii) $80,000 on January 1 of each of the next five years through 2025. In the event the contract is terminated prior to its ten-year term, the customer is required to pay a portion of the license fee based on a sliding scale and the year of termination. On January 1, 2024, the customer failed to make the $80,000 installment payment due. Subsequently, on July 19, 2024, the contract was amended whereby the customer agreed to immediately make the past due $80,000 installment payment, which it did pay to the Company, and the Company waived the final $80,000 installment due January 1, 2025. In addition, the monthly royalty was decreased from $21,667 per month to $15,000 per month for the remainder of the contract through 2029.

As of June 30, 2024, the remaining nonrefundable fee due from the customer was $80,000, all of which is included in accounts receivable. As of December 31, 2023, the remaining nonrefundable fee due from the customer was $156,161, of which $80,000 was included in accounts receivable and $76,161, net of a $3,809 discount, was included in accounts receivable, non-current.

During the six months ended June 30, 2024 and 2023, the Company recognized revenue from license fees and MGRs of $170,002 and $182,500, respectively, which is presented on the statement of operations as license and royalty revenues.

	For the Six Months Ended
	June 30,
	2024	2023
APIC[1] and VET[2] Royalties	$170,002	$160,000
Licensing Revenue	-	22,500
Total Revenue	$170,002	$182,500

1 APIC stands for Autologous Protease Inhibitor Concentrate

2 Royalty income from Veterinary Market

Stock-Based Compensation Expense

Stock-based compensation expense is measured at the grant date fair value of the award and is expensed over the requisite service period. For stock-based awards to employees, non-employees and directors, the Company calculates the fair value of the award on the date of grant using the Black-Scholes option pricing model, which includes variables such as the expected volatility of the Company’s share price, the exercise behavior of its grantees, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. In the case of awards with multiple vesting periods, the Company has elected to use the graded vesting attribution method, which recognizes compensation cost on a straight-line basis over each separately vesting portion of the award as if the award was, in substance, multiple awards.

F-10

Research and Development Costs and Tax Credits

The Company enters into consulting, research, and other agreements with commercial entities, researchers, universities, and others for the provision of goods and services. The Company’s research and development expenses involves costs associated with: (i) entering research and development collaboration agreements with third-party contractors to manufacture and develop Cyt-108 through upcoming clinical trials; and (ii) other costs incurred in the development of intellectual property. The third-party contractors include, but are not limited to, contract research organizations, contract drug manufacturing organizations, investigational sites and consultants.

In accordance with ASC 730-10, “Research and Development-Overall,” research and development costs are expensed when incurred. Total research and development costs for the six months ended June 30, 2024 and 2023 were $819,724 and $542,952, respectively.

The Company may apply for research and development tax concessions with the Australian Taxation Office, under the Research and Development Tax Incentive (“RDTI”) Program, on an annual basis. Although the amount is possible to estimate at year end, the Australian Taxation Office may reject or materially alter the claim amount. Accordingly, the Company does not recognize the benefit of the claim amount until cash receipt since collectability is not certain until such time. The tax concession is a refundable credit. If the Company has net income, then the Company can receive the credit which reduces its income tax liability. If the Company has net losses, then the Company may still receive a cash payment for the credit, however, the Company’s net operating loss carryforwards are reduced by the gross equivalent loss that would produce the credit amount when the income tax rate is applied to that gross amount. The concession is recognized as a tax benefit, in operations, upon receipt. Under the RDTI Program, up to 43.5% of R&D expenditures may be reimbursed in the form of cash. In order to qualify for the maximum reimbursement, the Company plans to remain in compliance with applicable Australian tax laws and has contracted with an Australian tax and accounting specialist, Prime Financial, who manages the accounting and tax filings for our Australian subsidiary. During the period from August 25, 2023 (date of formation) through June 30, 2024 (the fiscal year end for the subsidiary), the Australian subsidiary incurred an aggregate of $696,249 of research and development expenditures (See Note 10).

Earnings (Loss) Per Share

Basic earnings (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Shares issued during the year are weighted for the portion of the year that they were outstanding. Except when the effect would be anti-dilutive, diluted earnings per share is computed in a manner consistent with that of basic earnings per share while giving effect to all potentially dilutive common shares that were outstanding during the period.

The computation of basic and diluted income (loss) per share excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	For the Six Months Ended
	June 30,
	2024	2023
Options	6,854,891	4,212,076
Convertible preferred shares	14,530,366	12,101,486
Total potentially dilutive shares	21,385,257	16,313,562

F-11

Income Taxes

The Company accounts for its income taxes in accordance with accounting principles generally accepted in the United States of America, which requires, among other things, recognition of future tax benefits and liabilities measured at enacted rates attributable to temporary differences between financial statement and income tax bases of assets and liabilities and to net tax operating loss carryforwards to the extent that realization of these benefits is more likely than not. The Company periodically evaluates the realizability of its net deferred tax assets. The Company’s policy is to account for interest and penalties relating to income taxes, if any, in “income tax expense” in its consolidated statements of operations and include accrued interest and penalties within “accrued liabilities” in its consolidated balance sheets, if applicable. For the six months ended June 30, 2024 and 2023, no income tax related interest or penalties were assessed or recorded.

Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustments that have been excluded from the determination of net income (loss).

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, which simplifies the guidance on accounting for convertible debt instruments by removing the separation models for: (1) convertible debt with a cash conversion feature; and (2) convertible instruments with a beneficial conversion feature. As a result, the Company will not separately present in equity an embedded conversion feature in such debt. Instead, we will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. We expect the elimination of these models will reduce reported interest expense and increase reported net income for the Company’s convertible instruments falling under the scope of those models before the adoption of ASU 2020-06. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. ASU 2020-06 became effective for the Company on January 1, 2024. The adoption of this update did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which significantly changes how entities will measure credit losses for most financial assets, including accounts receivable. ASU No. 2016-13 will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. On November 15, 2019, the FASB delayed the effective date of Topic 326 for certain small public companies and other private companies until fiscal years beginning after December 15, 2022 for SEC filers that are eligible to be smaller reporting companies under the SEC’s definition, as well as private companies and not-for-profit entities. ASU 2016-13 became effective for the Company on January 1, 2023. The adoption of this update did not have a material impact on the Company’s consolidated financial statements and related disclosures.

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 4 — SUBSCRIPTIONS RECEIVABLE

During the six months ended June 30, 2024, the Company completed a Series C Preferred Stock Offering (the “1st 2024 Offering”) in which the Company issued 2,220,458 shares of Series C Preferred Stock for $2.30 per share, resulting in $2,661,181 of proceeds, net of subscriptions receivable of $49,982, which was received on December 26, 2024. In addition, on May 28, 2024, the Company entered into a subscription agreement entitled “Investment Agreement Letter of Intent” to sell 1,304,348 shares of Common Stock and 1,500,000 five-year stock options to purchase shares of Common Stock at $1.15 per share in exchange for a subscription receivable of $1,500,000, which was received on July 19, 2024 (See Note 8 and Note 10).

In accordance with SEC Staff Accounting Bulletin Topic 4E, since the proceeds from the subscriptions receivable were received subsequent to the balance sheet date, but prior to the filing of the financial statements, the subscriptions receivable are included in current assets in the accompanying consolidated balance sheet.

F-12

NOTE 5 — DEPOSIT

In December 2023, the company contracted with Southern Star Research (“Southern Star”), an Australian Contract Research Organization (“CRO”), for research and development services related to the Phase 1 clinical trial. Southern Star required a deposit equal to 20% of the statement of work (totaling approximately 1,5000,000 AUD). The research and development services are expected to be completed in 2025, at which time the deposit shall be utilized to pay any remaining amounts due under the statement of work, with and any remaining deposit returned to the Company. Accordingly, the Company provided Southern Star with the required 300,000 AUD deposit, which is reflected as a non-current asset on the accompanying consolidated balance sheet in the amount of $200,430 and $204,531, as of June 30, 2024 and December 31, 2023, respectively.

NOTE 6 — NOTES PAYABLE

2022 Notes

During 2022, the Company issued promissory notes in the principal amount of $360,000 (collectively referred to as the “2022 Notes”) with applicable interest per annum ranging from 15% to 20%. In connection with the 2022 Notes, the Company issued options to purchase 202,500 shares of Common Stock at an exercise price of $2.00 per share, which was recorded as a debt discount in the amount of $54,485 and additional paid-in-capital based on the relative fair value method. The fair value of the options issued was determined using the Black Scholes method, an application of the option pricing model, which uses the price established by a recent financing transaction of the Company’s equity participating securities to compute a total equity value for the Company. The debt discount was amortized over the terms of the 2022 notes of one (1) year. During the year ended December 31, 2022, $31,239 of debt discount was amortized to interest expense. During the year ended December 31, 2022, $270,000 of principal was repaid in cash and $30,000 of principal plus accrued interest of $3,000 were converted into 14,348 shares of Series C-1 Preferred Stock. Following the repayments and conversions, $19,675 was recorded as loss extinguishment as a result of the write off of the unamortized debt discount on the debt that was settled during the year and the remaining unamortized debt discount for the 2022 Notes was $3,571 as of December 31, 2022.

The 2022 Notes were due at the earlier of the close of a qualified equity financing or one year from the date of the note (“Maturity Date”). Qualified equity financing is defined as when the Company issues and sells shares of its equity securities to investors prior to the Maturity Date in an equity financing of not less than $1.5 or $2.0 million. Upon Qualified equity financing, the outstanding principal amount plus interest, as if the loan were being repaid on the Maturity Date. (e.g., if the principal amount of the Note is $100,000, then upon a qualified financing the holder shall be repaid $115,000, which is inclusive of all accrued interest of 15%), would be due and payable.

During the six months ended June 30, 2023, the remaining principal amount of $60,000 and accrued interest of $9,000 was repaid in cash and the remaining unamortized debt discount of $3,571 was expensed to interest expense.

Convertible Notes

During October 31, 2023 through December 21, 2023, the Company issued convertible promissory notes having an aggregate face value of $245,000 along with 5-year stock options to purchase an aggregate of 245,000 common shares at $2.30 per share in exchange for proceeds of $245,000. As a result of the issuance of the common stock options, an aggregate amount of $72,217 of debt discount was recorded with a corresponding increase in additional paid-in capital based on the relative fair value method.

On January 11, 2024, the Company issued a convertible promissory note having a face value of $100,000 along with 5-year stock options to purchase 100,000 common shares at $2.30 per share in exchange for proceeds of $100,000. As a result of the issuance of the common stock options, $37,894 of debt discount was recorded with a corresponding increase in additional paid-in capital based on the relative fair value method.

The 2023 and 2024 convertible notes bear interest at 15% per annum. All unpaid outstanding principal and interest are due in two years from the respective date of each note.

If the Company issues and sells Equity Securities in which the Company receives gross proceeds of $2,000,000 or more (a "Qualified Financing”), then the convertible notes and Full Interest (i.e., 24 months of interest as if the loan was repaid on the maturity date) will automatically convert into Equity Securities upon consummation of the Qualified Financing at a 20% discount to the Equity Securities share price.

At any time after 12 months from the issue date, the Company has the right to prepay the note whereby the Holder will be entitled to receive their principal plus Full Interest. Prior to repayment, the investors shall be given a 10-day notice and the option to convert the outstanding principal amount of the convertible notes plus the Full Interest at a 20% discount to the current share price of $2.30 per share of Preferred Series C Stock.

A Qualified Financing occurred on May 28, 2024. As a result, in June 2024, the Company repaid $50,000 of principal and $15,000 of interest (Full Interest on the $50,000) in cash. In addition, $295,000 of principal and $88,500 of accrued interest (Full Interest on the $295,000) was converted into an aggregate of 208,422 shares of Preferred Series C Stock.

F-13

During the six months ended June 30, 2024 and 2023, the Company amortized $106,575 and $0 of debt discount to interest expense, and recognized $99,265 and $0 of interest expense, respectively, in the statements of operations. As of June 30, 2024 and December 31, 2023, the carrying value of the convertible notes was $0 and $176,319, net of unamortized debt discount of $0 and $68,681, respectively.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At June 30, 2024, there were no other pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations and there are no proceedings in which any of the Company’s directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to the Company’s interest.

NOTE 8 — STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 50,000,000 shares of Common Stock with a par value of $0.001 per share.

In January 2023, 9,349 shares of Common Stock, having a fair value of $10,164, were issued to a consultant for services rendered.

On May 28, 2024, the Company entered into a letter of intent to sell 1,304,348 shares of Common Stock and 1,500,000 five-year stock options to purchase shares of Common Stock at $1.15 per share in exchange for a subscription receivable of $1,500,000 (See Note 10).

In June 2024, 18,913 shares of Common Stock, having a fair value of $19,464, were issued to a consultant for services rendered.

On June 30, 2024 and December 31, 2023, the Company had 11,589,652 and 10,266,391 shares of Common Stock issued and outstanding, respectively. The holders of Common Stock are entitled to one vote for each share held of record on such matters and in such manner as may be provided by law. Subject to preferences applicable to any shares of the Company’s outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any shares of the Company’s outstanding Preferred Stock. Holders of Common Stock have no pre-emptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Authorized Shares, Liquidation Preferences, Voting Rights, and Automatic Conversion Feature

The Company is authorized to issue 20,000,000 shares of Preferred Stock with a par value of $0.001 per share. The Board of Directors has designated: (a) 150,000 shares as Initial Preferred Stock; (b) 1,500,000 shares as Series A Preferred Stock; (c) 6,000,000 shares as Series B Preferred Stock; and (d) 10,000,000 shares as Series C Preferred Stock of which 510,000 shares are designated as Series C-1 Preferred Stock.

In the event of any liquidation event, all shares of Initial, Series A and Series C Preferred Stock are pari passu with each other, and Series B is last in preference, but all have a liquidation preference over shares of Common Stock.

F-14

All holders of shares of Preferred Stock will vote with holders of Common Stock as a single class and will participate in all dividends that are declared and paid on Common Stock on the same basis as if each share of Preferred Stock were converted into Common Stock.

All shares of Preferred Stock will automatically convert upon a Public Offering into shares of Common Stock.

Convertible Initial Preferred Stock

As of June 30, 2024 and December 31, 2023, the Company had 150,000 shares of Initial Preferred Stock (Initial Preferred) issued and outstanding. The Initial Preferred has a liquidation preference of $2.00 per share ($300,000 in aggregate). Each share of Initial Preferred is convertible into 2.4 shares of Common Stock.

Convertible Series A Preferred Stock

As of June 30, 2024 and December 31, 2023, the Company had 576,190 shares of Convertible Series A Preferred (Series A Preferred) issued and outstanding. The Series A Preferred Stock has a liquidation preference of $4.00 per share ($2,304,760 in aggregate). Each share of Series A Preferred is convertible into two (2) shares of Common Stock.

Convertible Series B Preferred Stock

As of June 30, 2024 and December 31, 2023, the Company had 2,574,865 shares of Convertible Series B Preferred Stock (Series B Preferred) issued and outstanding. The Series B Preferred has a liquidation preference ranging from $2.50 to $4.00 per share ($7,360,960 in the aggregate). Each share of Series B Preferred is convertible into two (2) shares of Common Stock.

Convertible Series C Preferred Stock

During the six months ended June 30, 2023, the Company initiated a Series C Preferred Stock Offering (the “2023 Offering”) which resulted in gross proceeds of $1,695,868. The Company issued 737,334 shares of Series C Preferred Stock for $2.30 per share. The 2023 Offering generated $878,717 of proceeds (net of subscriptions receivable of $69,738), net of $120,302 for directly attributable brokerage costs and $627,111 for digital and marketing expenses directly incurred to raise such capital from the offering. Upon completion of the 2023 Offering, these direct offering costs were recorded as a reduction of additional paid-in capital.

During the six months ended June 30, 2024, the Company initiated a Series C Preferred Stock Offering (the “1st 2024 Offering”) which resulted in gross proceeds of $3,639,659. The Company issued 2,220,458 shares of Series C Preferred Stock for $2.30 per share, subject to bonus shares of 5% – 50%, based on predetermined schedule of the amount and timing of shares purchased. The 1st 2024 Offering generated $2,661,181 of proceeds (net of subscriptions receivable of $49,982), net of $323,511 for directly attributable brokerage costs and $604,985 for digital and marketing expenses directly incurred to raise such capital from the offering. Upon completion of the 1st 2024 Offering, these direct offering costs were recorded as a reduction of additional paid-in capital.

As of June 30, 2024 and December 31, 2023, the Company had 7,868,256 (7,361,140 Series C and 507,116 Series C-1) and 5,439,376 (4,932,260 Series C and 507,116 Series C-1) Series C Preferred shares, issued and outstanding, respectively.

The Series C Preferred has a liquidation preference of $2.00 per share and the Series C-1 Preferred has a liquidation preference of $1.05 per share (calculated at issuance), (each of which is the respective “Series C Purchase Price”). All other rights and privileges of the Series C Preferred and Series C-1 Preferred are identical except for their liquidation preferences. The Series C Convertible Preferred Stock has a liquidation preference of $2.00 per share ($14,722,280 and $9,864,520 in aggregate as of June 30, 2024 and December 31, 2023, respectively). The Series C-1 Convertible Preferred Stock has a liquidation preference of $1.05 per share ($532,472 in aggregate). Each share of Series C Preferred and Series C-1 is convertible into one (1) share of Common Stock.

F-15

Stock Options

In April 2007, the Company’s shareholders adopted the 2007 Stock Incentive Plan (the “2007 Plan”), providing for the grant of stock options and restricted stock awards to employees, non-employee service providers and Board members. Stock options granted under the 2007 Plan may include non-statutory stock options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. Awards under the 2007 Plan may be granted only during the ten years immediately following the effective date of the plan.

During 2018, the Company’s Board adopted the 2018 Stock Incentive Plan (the “2018 Plan”), as amended on May 25, 2021, effectively replacing the 2007 Plan, to provide for the issuance of up to 10,000,000 shares of stock through the grant of stock options, restricted stock, or restricted stock units.

In January 2023, the Company granted options to three board directors to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.501 per stock option, which vested 12,500 per quarter (fully vested as of December 31, 2023) and are exercisable over five years. In June 2023, the Company granted options to its Chief Executive Officer to purchase an aggregate of 434,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.515 per stock option, which vested immediately and are exercisable over five years.

In January 2024, the Company granted options to two board directors to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.150 per stock option, which vest 12,500 per quarter and are exercisable over five years. In January 2024, the Company granted options to an advisor to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.681 per stock option, which vest 4,167 per quarter and are exercisable over five years.

In June 2024, the Company canceled all outstanding and vested options (883,800 options exercisable at $2.00 per share, expiring at various dates from October 2025 through June 2028, having an aggregate fair value of $203,558 at the date of cancelation) of its Chief Executive Officer in exchange for newly granted options to purchase an aggregate of 1,760,615 shares of Common Stock at an exercise price of $2.00 per share, having a grant date fair value of $0.752 per stock option, which vested immediately and are exercisable over ten years. The issuance of the new options to the Chief Executive Officer are deemed a repricing of the canceled options and, accordingly, the associated expense recognized is the excess, if any, of the fair value of the newly issued options over the fair value of the options that were canceled.

On June 30, 2024, the Company had options outstanding to purchase 6,854,891 shares of Common Stock under the 2007 and 2018 Plans, at exercise prices ranging from $0.05 to $2.30 per share.

The Company determined the grant date fair value of the options granted using the Black Scholes Method using the following assumptions:

	For the Six Months Ended
	June 30,
	2024	2023
Expected Volatility	62.6% - 103.7%	91.3% - 97.0%
Expected Term	1.5 - 5 years	2.5 years
Risk-Free Rate	4.01% - 4.79%	4.33% - 4.41%
Dividend Rate	0.00%	0.00%

F-16

The following is a summary of the Company’s stock option activity:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining Life	Intrinsic
	Options	Price	In Years	Value
Outstanding, December 31, 2023	4,407,076	$1.28
Granted	3,510,615	$1.39
Exercised	-	$-
Forfeited/Expired	(1,062,800)	$1.77
Outstanding, June 30, 2024	6,854,891	$1.26	5.7	$1,248,091

Exercisable, June 30, 2024	6,763,224	$1.25	5.7	$1,248,091

The following table summarizes stock option information at June 30, 2024:

Options Outstanding				Options Exercisable
		Weighted	Weighted		Weighted
	Outstanding	Average	Average	Exercisable	Average
Exercise	Number of	Exercise	Remaining Life	Number of	Exercise
Price	Options	Price	In Years	Options	Price
$0.05	800,000	$0.05	Indefinite	800,000	$0.05
$0.38	629,276	$0.38	Indefinite	629,276	$0.38
$1.00 - $1.50	3,680,615	$1.30	9.2	3,680,615	$1.30
$2.00	1,400,000	$2.00	2.5	1,308,333	$2.00
$2.30	345,000	$2.30	4.4	345,000	$2.30
	6,854,891	$1.26	5.7	6,763,224	$1.25

The aggregate intrinsic value of outstanding stock options was $1,248,091, based on options with an exercise price less than the fair value of the Company’s common stock price of $1.0513 per share as of June 30, 2024, which would have been received by the option holders had those option holders exercised their options as of that date.

The fair value of all options that vested during the six months ended June 30, 2024 and 2023 was $1,145,090 and $272,427, respectively. As of June 30, 2024, the Company had $35,861 of total unrecognized compensation cost related to non-vested awards granted under the 2018 Plan, which the Company expects to recognize over a weighted average period of 1.17 years.

NOTE 9 — CONCENTRATIONS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits in the United States in excess of the FDIC insured limit of $250,000. The Company also has cash deposits in Australia, which are insured up to 250,000AUD. On June 30, 2024 and December 31, 2023, the Company’s cash balances were in excess of federally insured amounts by $1,845,308 and $349,538, respectively.

F-17

Concentration of Revenues

For the six months ended June 30, 2024 and 2023, the following customers accounted for more than 10% of the Company’s net revenues:

	For the Six Months Ended June 30,
	2024	2023
Customer 1	76.5%	65.8%
Customer 2	23.5%	34.2%
Totals	100.0%	100.0%

Concentration of Accounts Receivable

As of June 30, 2024 and December 31, 2023, the following customers accounted for more than 10% of the Company's consolidated accounts receivable

	June 30,	December 31,
	2024	2023
Customer 1	86.0%	100.0%
Customer 2	14.0%	-
Totals	100.0%	100.0%

NOTE 10 — SUBSEQUENT EVENTS

Management has evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through November 4, 2024, the date these financial statements were available to be issued.

On July 19, 2024, the Company received a subscription receivable of $1,500,000 for 1,304,348 shares of Common Stock and 1,500,000 five-year stock options to purchase shares of Common Stock at $1.15 per share that were sold in May 2024 under a subscription agreement.

During the period from July 23, 2024 through October 17, 2024, the Company completed a Series C Preferred Stock Offering (the “2nd 2024 Offering”) which resulted in gross proceeds of $872,315. The Company issued 531,302 shares of Series C Preferred Stock for $2.30 per share, subject to bonus shares of 5% – 50%, based on predetermined schedule of the amount and timing of shares purchased. The 2nd 2024 Offering generated $654,637 of proceeds (net of subscriptions receivable of $12,009), net of $86,705 for directly attributable brokerage costs and $118,964 for digital and marketing expenses directly incurred to raise such capital from the offering. Upon completion of the 2nd 2024 Offering, these direct offering costs were recorded as a reduction of additional paid-in capital.

In September 2024, the Company filed for reimbursement in the amount of $301,205 under the RDTI program. In October 2024, the funds were received.

On October 15, 2024 the Company granted 1,207,510 stock options with an exercise price of $1.21, to various medical advisors to the Company. The exercise price is set to the FMV of the Common Stock as determined in the 409A valuation report issued as of June 30, 2024.

On December 26, 2024, the Company received a subscription receivable of $49,982, which represented the remaining holdback from the broker from a completed Series C Preferred Stock Offering (the “1st 2024 Offering”) in which the Company issued 2,220,458 shares of Series C Preferred Stock for $2.30 per share.

F-18

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

Exhibit No.		Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	Posting Agreement with StartEngine Primary, LLC	1-A	024-12533	1.1	November 19, 2024
2.1	Third Amended and Restated Articles of Incorporation of Cytonics Corporation filed with Florida Secretary of State on February 14, 2011.	1-A	024-11196	2.1	April 17, 2020
2.2	Articles of Amendment to the Third Amended and Restated Articles of Incorporation of Cytonics Corporation filed with Florida Secretary of State on February 19, 2013.	1-A	024-11196	2.2	April 17, 2020
2.3	Articles of Amendment to the Articles of Incorporation of Cytonics Corporation filed with Florida Secretary of State on February 16, 2018.	1-A	024-11196	2.3	April 17, 2020
2.4	Articles of Amendment to the Articles of Incorporation of Cytonics Corporation filed with Florida Secretary of State on March 9, 2020.	1-A	024-11196	2.4	April 17, 2020
2.5	Articles of Amendment to the Articles of Incorporation of Cytonics Corporation filed with Florida Secretary of State on March 17, 2020.	1-A	024-11196	2.5	April 17, 2020
2.6	Amended and Restated Bylaws of Cytonics Corporation.	1-A	024-11196	2.6	April 17, 2020
3.1	Term Sheet for Convertible Promissory Notes issued From June 30, 2018 to October 15, 2018.	1-A	024-11196	3.1	April 17, 2020
3.2	Form of Convertible Promissory Notes issued on May 17, 2019 pursuant to Regulation CF Offering.	1-A	024-11196	3.2	April 17, 2020
3.3	Convertible Promissory Note issued to JK Garvey Investment Co., L.P. on October 31, 2019.	1-A	024-11196	3.3	April 17, 2020
4.1	Form of Subscription Agreement	1-A/A	024-12533	4.1	February 14, 2025
6.1	Cytonics 2018 Stock Option and Stock Issuance Plan.	1-A	024-12533	6.1	November 19, 2024
6.2	Form of Nonqualified Stock Option Agreement.	1-A	024-12533	6.2	November 19, 2024
6.3	Employment Agreement with Anjun (Joey) Bose dated July 22, 2024.	1-A	024-12533	6.3	November 19, 2024
6.4	Separation Agreement between the Company and Lewis Hanna	1-A	024-12533	6.4	November 19, 2024
6.5	Exclusive License Agreement for Manufacturing, Sales, Marketing and Distribution in the Veterinary Market between Cytonics Corporation and Astaria Global, LLC dated June 30, 2019.	1-A	024-12533	6.6	November 19, 2024
6.6	Exclusive Sales, Marketing, Manufacturing and Distribution Agreement for Human Market between Cytonics Corporation and Christie Medical Holdings, LLC dated April 27, 2020.	1-A	024-12533	6.71	November 19, 2024
6.7	Exhibit G – revised July 2024 to that certain Exclusive Sales, Marketing, Manufacturing and Distribution Agreement for Human Market between Cytonics Corporation and Christie Medical Holdings dated April 27, 2020	1-A	024-12533	6.72	November 19, 2024
6.8	Statement of Work dated September 9, 2024, between Goodwin Biotechnology, Inc. and Cytonics.	1-A	024-12533	6.8	November 19, 2024
6.9	Master Services Agreement between Cytonics and Southern Star Research Pty Ltd. dated September 13, 2023	1-A	024-12533	6.9	November 19, 2024
8.1	Form of Escrow Agreement	1-A	024-12533	8.1	November 19, 2024
11.1	Consent of Independent Auditor				X
12.1	Opinion of CrowdCheck Law LLP	1-A/A	024-12533	12.1	January 24, 2025
13.1	Participation Notice	1-A/A	024-12533	13.1	January 24, 2025

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jupiter, State of Florida, on February 28, 2025.

CYTONICS CORPORATION INC.

By	/s/ Anjun Bose
Anjun Bose, Chief Executive Officer
Cytonics Corporation Inc.

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Anjun Bose
Anjun Bose, Chief Executive Officer, President, Principal Financial Officer, Principal Accounting Officer, Director
Date: February 28, 2025

/s/ Gaetano Scuderi
Gaetano Scuderi, MD, Director
Date: February 28, 2025

/s/ Gordon Ramseier
Gordon Ramseier, Director
Date: February 28, 2025

/s/ Tracy Goeken
Tracy Goeken, MD, Director
Date: February 28, 2025